EXHIBIT 10.03



                                                                  CONFORMED COPY



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                                CREDIT AGREEMENT

                          dated as of August 13, 1999,


                                      among


                              INTERSIL CORPORATION,

                          INTERSIL HOLDING CORPORATION,


                            THE LENDERS NAMED HEREIN


                                       and


                           CREDIT SUISSE FIRST BOSTON,

                    as Lead Arranger and Administrative Agent

                           ---------------------------


                           SALOMON SMITH BARNEY INC.,

                              as Syndication Agent


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                             as Documentation Agent


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                                                         [CS&M Ref No. 5865-048]

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----

                                    ARTICLE I

                                   Definitions

SECTION 1.01.        Defined Terms...............................................................        1
SECTION 1.02.        Terms Generally.............................................................       21
SECTION 1.03.        Pro Forma Calculations......................................................       21



  ARTICLE II

  The Credits

SECTION 2.01.        Commitments.................................................................       22
SECTION 2.02.        Loans.......................................................................       22
SECTION 2.03.        Borrowing Procedure.........................................................       23
SECTION 2.04.        Evidence of Debt; Repayment of Loans........................................       24
SECTION 2.05.        Fees........................................................................       24
SECTION 2.06.        Interest on Loans...........................................................       25
SECTION 2.07.        Default Interest............................................................       25
SECTION 2.08.        Alternate Rate of Interest..................................................       26
SECTION 2.09.        Termination and Reduction of Commitments....................................       26
SECTION 2.10.        Conversion and Continuation of Borrowings...................................       26
SECTION 2.11.        Repayment of Term Borrowings................................................       27
SECTION 2.12.        Prepayment..................................................................       28
SECTION 2.13.        Mandatory Prepayments.......................................................       29
SECTION 2.14.        Reserve Requirements; Change in Circumstances...............................       31
SECTION 2.15.        Change in Legality..........................................................       32
SECTION 2.16.        Indemnity...................................................................       32
SECTION 2.17.        Pro Rata Treatment..........................................................       33
SECTION 2.18.        Sharing of Setoffs..........................................................       33
SECTION 2.19.        Payments....................................................................       34
SECTION 2.20.        Taxes.......................................................................       34
SECTION 2.21.        Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.....       35
SECTION 2.22.        Swingline Loans.............................................................       36
SECTION 2.23.        Letters of Credit...........................................................       38



      ARTICLE III

Representations and Warranties

SECTION 3.01.        Organization; Powers........................................................       41
SECTION 3.02.        Authorization...............................................................       41
SECTION 3.03.        Enforceability..............................................................       41
SECTION 3.04.        Governmental Approvals......................................................       41
SECTION 3.05.        Financial Statements........................................................       42
SECTION 3.06.        No Material Adverse Change..................................................       42
SECTION 3.07.        Title to Properties; Possession Under Leases................................       42
SECTION 3.08.        Subsidiaries................................................................       42
SECTION 3.09.        Litigation; Compliance with Laws............................................       43
SECTION 3.10.        Agreements..................................................................       43
SECTION 3.11.        Federal Reserve Regulations.................................................       43
SECTION 3.12.        Investment Company Act; Public Utility Holding Company Act..................       43
SECTION 3.13.        Use of Proceeds.............................................................       43
SECTION 3.14.        Tax Returns.................................................................       43
SECTION 3.15.        No Material Misstatements...................................................       44
SECTION 3.16.        Employee Benefit Plans......................................................       44
SECTION 3.17.        Environmental Matters.......................................................       44
SECTION 3.18.        Insurance...................................................................       45
SECTION 3.19.        Security Documents..........................................................       45
SECTION 3.20.        Location of Real Property and Leased Premises...............................       46
SECTION 3.21.        Labor Matters...............................................................       46
SECTION 3.22.        Solvency....................................................................       46
SECTION 3.23.        Representatives and Warranties in Documents.................................       46
SECTION 3.24.        Year 2000...................................................................       47



      ARTICLE IV

 Conditions of Lending

SECTION 4.01.        All Credit Events...........................................................       47
SECTION 4.02.        First Credit Event..........................................................       47



       ARTICLE V

 Affirmative Covenants

SECTION 5.01.        Existence; Businesses and Properties........................................       50
SECTION 5.02.        Insurance...................................................................       51
SECTION 5.03.        Obligations and Taxes.......................................................       51
SECTION 5.04.        Financial Statements, Reports, etc. ........................................       52
SECTION 5.05.        Litigation and Other Notices................................................       54
SECTION 5.06.        Employee Benefits...........................................................       54
SECTION 5.07.        Maintaining Records; Access to Properties and Inspections...................       54
SECTION 5.08.        Use of Proceeds.............................................................       54
SECTION 5.09.        Compliance with Environmental Laws..........................................       54
SECTION 5.10.        Preparation of Environmental Reports........................................       54
SECTION 5.11.        Further Assurances..........................................................       54
SECTION 5.12.        Interest Rate Protection....................................................       55



      ARTICLE VI

  Negative Covenants

SECTION 6.01.        Indebtedness................................................................       55
SECTION 6.02.        Liens.......................................................................       57
SECTION 6.03.        Sale and Lease-Back Transactions............................................       58
SECTION 6.04.        Investments, Loans and Advances.............................................       59
SECTION 6.05.        Mergers, Consolidations, Sales of Assets and Acquisitions...................       60
SECTION 6.06.        Dividends...................................................................       61
SECTION 6.07.        Transactions with Affiliates................................................       62
SECTION 6.08.        Capital Expenditures........................................................       63
SECTION 6.09.        Consolidated Interest Coverage Ratio........................................       63
SECTION 6.10.        Consolidated Fixed Charge Coverage Ratio....................................       63
SECTION 6.11.        Maximum Leverage Ratio......................................................       64
SECTION 6.12.        Limitation on Modifications of Indebtedness; Modifications of Certificate
                     of Incorporation, By-laws and Certain Other Agreements, etc.................       64
SECTION 6.13.        Limitation on Certain Restrictions on Subsidiaries..........................       65
SECTION 6.14.        Limitation on Issuance of Capital Stock.....................................       65
SECTION 6.15.        Limitation on Creation of Subsidiaries......................................       65
SECTION 6.16.        Business....................................................................       65
SECTION 6.17.        Designated Senior Indebtedness..............................................       66
SECTION 6.18.        Fiscal Year.................................................................       66


      ARTICLE VII

   Events of Default      66



     ARTICLE VIII

The Administrative Agent and the Collateral Agent          68


      ARTICLE IX

     Miscellaneous

SECTION 9.01.        Notices.....................................................................       70
SECTION 9.02.        Survival of Agreement.......................................................       70
SECTION 9.03.        Binding Effect..............................................................       71
SECTION 9.04.        Successors and Assigns......................................................       71
SECTION 9.05.        Expenses; Indemnity.........................................................       74
SECTION 9.06.        Right of Setoff.............................................................       75
SECTION 9.07.        Applicable Law..............................................................       75
SECTION 9.08.        Waivers; Amendment..........................................................       75
SECTION 9.09.        Interest Rate Limitation....................................................       76



SECTION 9.10.        Entire Agreement............................................................       76
SECTION 9.11.        WAIVER OF JURY TRIAL........................................................       76
SECTION 9.12.        Severability................................................................       76
SECTION 9.13.        Counterparts................................................................       77
SECTION 9.14.        Headings....................................................................       77
SECTION 9.15.        Jurisdiction; Consent to Service of Process.................................       77
SECTION 9.16.        Judgment Currency...........................................................       77
SECTION 9.17.        Confidentiality.............................................................       78



Schedule 1.01(a)           Mortgaged Properties
Schedule 1.01(b)           Subsidiary Guarantors
Schedule 2.01              Lenders and Commitments
Schedule 3.01              Qualifications and Good Standing
Schedule 3.04              Post Closing Filings
Schedule 3.07(a)           Certain Title Matters
Schedule 3.07(c)           Condemnation Proceedings
Schedule 3.08              Subsidiaries
Schedule 3.09              Litigation
Schedule 3.17              Environmental Matters
Schedule 3.18              Insurance
Schedule 3.19(d)           Mortgage Filing Offices
Schedule 3.20(a)           Real Property Owned In Fee
Schedule 3.20(b)           Leased Real Property
Schedule 4.02(a)           Other Local Counsel
Schedule 6.01              Outstanding Indebtedness on Closing Date
Schedule 6.02              Liens Existing on Closing Date
Schedule 6.05(h)           Permitted Option Grant

Exhibit A         Form of Administrative Questionnaire
Exhibit B         Form of Assignment and Acceptance
Exhibit C         Form of Borrowing Request
Exhibit D         Form of Indemnity, Subrogation and Contribution Agreement
Exhibit E-1       Form of Mortgage
Exhibit E-2       Form of Deed of Trust
Exhibit F         Form of Parent Guarantee Agreement
Exhibit G         Form of Pledge Agreement
Exhibit H         Form of Security Agreement
Exhibit I         Form of Subsidiary Guarantee Agreement
Exhibit J-1       Form of Opinion of Dechert, Price & Rhoads
Exhibit J-2       Form of Opinion of Local Counsel

                                    CREDIT AGREEMENT dated as of August 13,
                           1999, among INTERSIL CORPORATION, a Delaware corporation (the "Borrower"), INTERSIL HOLDING CORPORATION, a Delaware corporation ("Holdings"), the Lenders (as defined in Article I), CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as swingline lender (in such capacity, the "Swingline Lender"), as an Issuing Bank (as defined in Article
                           I), and as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, SALOMON SMITH BARNEY INC., as syndication agent (in such capacity, the "Syndication Agent") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as documentation agent (in such capacity, the "Documentation Agent").

         Pursuant to the Master Transaction Agreement (such term and each other capitalized term used but not defined herein having the meaning given it in
Article I), Holdings and the Borrower intend to acquire (the "Acquisition") from Harris and certain of its subsidiaries the Transferred Assets for aggregate consideration of $610,000,000, including (a) $520,000,000 in cash (the "Cash Consideration") and (b) the issuance to Harris of the Seller Subordinated Notes, all subject to adjustment as provided in the Master Transaction Agreement.

         The Borrower has requested the Lenders to extend credit in the form of
(a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $205,000,000, and (b) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $70,000,000. The Borrower has requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Credit Maturity Date, in the form of Swingline Loans. The Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $20,000,000 to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries. The proceeds of the Term Loans and a portion of the proceeds of the Revolving Loans to be made on the Closing Date are to be used, together with the proceeds of the Units, the proceeds of the Equity Contribution and the proceeds of the Holdings Subordinated Notes, solely to finance the Cash Consideration and to pay related fees and expenses. Thereafter, the proceeds of the Revolving Loans and the Swingline Loans are to be used solely for general corporate purposes.

         The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions


         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

         "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ABR Term Borrowing" shall mean a Borrowing comprised of ABR Term
Loans.

         "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Acquisition" shall have the meaning assigned to such term in the first introductory paragraph hereof.

         "Additional Subsidiaries" shall mean the Subsidiaries of the Borrower in Belgium, Germany, Taiwan, Korea and Singapore.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns more than 5% of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

         "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the rate that is 1/2 of 1% in excess of the Federal Funds Effective Rate in effect on such day. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Applicable Percentage" shall mean, for any day, with respect to any Eurodollar Loan or ABR Loan, as the case may be, (a) 4.00% for Eurodollar Term Loans or 3.00% for ABR Term Loans, as the case may be, or (b) the applicable percentage set forth below under the caption "Eurodollar Spread--Revolving Loans" or "ABR Spread--Revolving Loans", as the case may be, based upon the Leverage Ratio as of the relevant date of determination:


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                                                        Eurodollar
                  Leverage                               Spread-                      ABR Spread-
                    Ratio                            Revolving Loans                Revolving Loans
                    -----                            ---------------                ---------------
                                               ------------------------------------------------------
Category 1                                                3.25%                          2.25%
----------

Equal to or greater than 4.00 to 1.00

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Category 2                                                3.00%                          2.00%
----------

Equal to or greater than 3.50 to 1.00, but less than 4.00 to 1.00

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Category 3                                                2.75%                          1.75%
----------

Equal to or greater than 3.25 to 1.00, but less than 3.50 to 1.00

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Category 4                                                2.50%                          1.50%
----------

Equal to or greater than 3.00 to 1.00, but less than 3.25 to 1.00

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Category 5                                                2.25%                          1.25%
----------

Equal to or greater than 2.75 to 1.00, but less than 3.00 to 1.00

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Category 6                                                2.00%                          1.00%
----------

Less than 2.75 to 1.00

=====================================================================================================

         Each change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, until December 31, 1999, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage; provided, however, that
(a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(d), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

         "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger or otherwise) by Holdings, the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors' qualifying shares) or (b) any other assets of Holdings, the Borrower or any of the Subsidiaries (other than (i) inventory, excess, uneconomical, damaged, obsolete or worn out assets, scrap and Cash Equivalents, in each case disposed of in the ordinary course of business, (ii) dispositions resulting in Casualty Proceeds or Condemnation Proceeds or (iii) dispositions between or among Foreign Subsidiaries), provided that none of (A) any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $250,000, (B) the sale or contribution of the Malaysian Business to the Malaysian Joint Venture for the fair market value thereof or (C) the sale or contribution of the China Subsidiaries in accordance with the Master Transaction Agreement shall constitute an "Asset Sale" for purposes of this Agreement.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

         "Business" shall have the meaning assigned to the term "Business" in the Master Transaction Agreement.

         "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" shall mean, with respect to any person, all expenditures by such person that should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including expenditures for maintenance and repairs that should be capitalized in accordance with GAAP) and the amount of Capital Lease Obligations incurred by such person; provided, however, that the following shall in any event be excluded from the definition of Capital Expenditures: (a) any such expenditures made with, or subsequently reimbursed out of, Casualty Proceeds or Condemnation Proceeds, so long as such expenditures are made within 360 days of the later of the occurrence of the damage to or loss of the assets being replaced or repaired and the receipt of such proceeds in respect thereof, and (b) any such expenditures constituting the reinvestment of proceeds from the sales of assets in equipment or other productive assets of the Borrower and its Subsidiaries, so long as such expenditures are made within 360 days of the receipt of such proceeds; and provided further, however, that Capital Expenditures shall not include any expenditures made by the Borrower or any of its Subsidiaries to acquire in a Permitted Acquisition the business, property or assets of any person, or the Equity Interests of any person that, as a result of such acquisition, becomes a Subsidiary of the Borrower.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Equivalents" shall mean, as to any person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia, having capital, surplus and undivided profits aggregating in excess of $500,000,000 (each Lender and each such commercial bank being herein referred to as a "Cash Equivalent Bank"), with maturities of not more than one year from the date of acquisition by such person, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any Cash Equivalent Bank, (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Service or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition by such person, (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above
(f) Eurodollar time deposits having a maturity of less than one year purchased directly from any Cash Equivalent Bank (provided such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank), (g) demand deposit accounts maintained in the ordinary course of business and (h) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type and with financial institutions analogous to the foregoing.

         "Casualty" shall have the meaning set forth in each of the Mortgages.

         "Casualty Proceeds" shall have the meaning set forth in each of the Mortgages.

         "Cayman Loan" shall have the meaning assigned to such term in Section 6.01.

         A "Change in Control" shall be deemed to have occurred if (a) Holdings shall at any time cease to own 100% of the capital stock of the Borrower, (b) at any time a "Change of Control" under and as defined in the Senior Subordinated
Note Indenture, the Seller Subordinated Note Indenture, the Holdings Subordinated Credit Agreement or in any documentation relating to any Indebtedness refinancing all or any part thereof shall have occurred, (c) at any time prior to the consummation of a Qualified Public Offering, and for any reason whatsoever, (i) the CVC Permitted Holders shall own less than (x) 30% of the then outstanding Voting Stock at such time and (y) 50% of the economic interests represented by the then outstanding Equity Interests at such time or
(ii) the CVC Permitted Holders and the Management Investors, taken together, shall own less than a majority of the outstanding Voting Stock, (d) at any time after the consummation of a Qualified Public Offering any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the CVC Permitted Holders and the Management Investors, is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding Voting Stock, or (e) at any time the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors.

         "China Subsidiaries" shall mean Harris Semiconductor (Suzhou) Co. Ltd., Anshan Harris Broadcast Equipment Co. Ltd. and Guangzhou Harris
Telecommunications Company Ltd.

         "Closing Date" shall mean August 13, 1999.

         "CMP" shall mean Citicorp Mezzanine Partners, L.P.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

         "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment and Swingline Commitment.

         "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

         "Condemnation" shall have the meaning set forth in each of the Mortgages.

         "Condemnation Proceeds" shall have the meaning set forth in each of the Mortgages.

         "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated July 1999.

         "Consolidated Current Assets" shall mean, at any time, the consolidated current assets (other than cash and Cash Equivalents) of Holdings and its consolidated Subsidiaries. For purposes of determining Excess Cash Flow for the portion of the fiscal year ending June 30, 2000, Consolidated Current Assets at July 2, 1999 shall be deemed to be $258,000,000.

         "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of Holdings and its consolidated Subsidiaries at such time, but excluding (a) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein, (b) accrued but unpaid interest with respect to the Indebtedness described in clause (a), and (c) the current portion of Indebtedness constituting Capital Lease Obligations. For purposes of determining Excess Cash Flow for the portion of the fiscal year ending June 30, 2000, Consolidated Current Liabilities at July 2, 1999 shall be deemed to be $88,000,000.

         "Consolidated EBITDA" shall mean, for any period, Consolidated Operating Income, adjusted by adding thereto the amount of all amortization of intangibles and depreciation, in each case that were deducted in arriving at Consolidated Operating Income for such period. For purposes of determining the Consolidated Fixed Charge Coverage Ratio, the Consolidated Interest Coverage Ratio and the Leverage Ratio as of or for the periods ended December 31, 1999, March 31, 2000 and June 30, 2000, Consolidated EBITDA will be deemed to be equal to (i) for the fiscal quarter ended April 2, 1999, $31,900,000, (ii) for the fiscal quarter ended July 2, 1999, $35,200,000 and (iii) for the fiscal quarter ended October 1, 1999, Consolidated EBITDA for the period commencing on the Closing Date and ending on October 1, 1999, multiplied by 9/5.

         "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (a) Consolidated Interest Expense for such period, (b) the amount of all Capital Expenditures made by Holdings and its Subsidiaries during such period, (c) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period), which for any period ended prior to the Closing Date shall be deemed to be zero, and (d) the scheduled principal amount of all amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of Holdings and its Subsidiaries for such period (as determined on the first day of the respective period), which for any period ended prior to the Closing Date shall be deemed to be zero.

         "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (but including in any event the then outstanding principal amount of all Loans, all Senior Subordinated Notes, all Capital Lease Obligations and all L/C Exposure) of Holdings and its Subsidiaries on a consolidated basis as determined in accordance with GAAP; provided that Indebtedness outstanding pursuant to (a) the Seller Subordinated Notes, (b) the Holdings Junior Subordinated Debentures,
(c) the Holdings Subordinated Notes and (d) trade payables and accrued expenses incurred in the ordinary course of business shall be excluded in determining Consolidated Indebtedness.

         "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, the portion of Capital Lease

Obligations of Holdings and its consolidated Subsidiaries representing the interest factor for such period, but excluding (a) the amortization of any deferred financing costs incurred in connection with this Agreement, the issuance of the Units or the entering into of any Interest Rate Protection Agreements in accordance with Section 5.12 and (b) any interest expense in respect of (i) the Seller Subordinated Notes, (ii) the Holdings Junior Subordinated Debentures and (iii) the Holdings Subordinated Notes. For purposes of determining the Consolidated Interest Coverage Ratio for the periods ended December 31, 1999, March 31, 2000 and June 30, 2000, Consolidated Interest Expenses will be deemed to be equal to Consolidated Interest Expense for the period commencing on October 2, 1999, and ending on (i) December 31, 1999, multiplied by 4, (ii) March 31, 2000, multipied by 2 and (iii) June 30, 2000, multiplied by 4/3, respectively.

         "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of Holdings and its consolidated Subsidiaries determined in accordance with GAAP.

         "Consolidated Operating Income" shall mean, for any period, the Consolidated Net Income for such period, before interest expense and provision for taxes based on income and without giving effect to (a) any extraordinary gains or losses, (b) gains or losses from sales of assets other than inventory sold in the ordinary course of business, (c) noncash restructuring charges, (d) restructuring charges not to exceed $10,000,000 in any fiscal year and (e) other nonrecurring noncash charges.

         "Contingent Obligation" shall mean, as to any person, any obligation of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

         "Continuing Directors" shall mean (a) the directors of Holdings on the Closing Date and (b) each other director, if (i) such director's nomination for election to the Board of Directors of Holdings is recommended by a majority of then Continuing Directors or (ii) such director became a member of the Board of Directors pursuant to, and in accordance with Article VI of the Securities Purchase and Holders Agreement prior to the termination of the voting agreements pursuant to Section 6.6 of the Securities Purchase and Holders Agreement.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Credit Event" shall have the meaning assigned to such term in Section 4.01.

         "CVC" shall mean Citicorp Venture Capital Ltd.

         "CVC Permitted Holders" shall mean (a) CVC, (b) any officer, employee or director of CVC or any trust, partnership or other entity established solely for the benefit of such officers, employees or directors and (c) Sterling (or any successor) so long as CVC, employees, officers and directors of CVC and corporations, partnerships and other entities at least a majority of the equity in which is held in the aggregate by CVC and its employees, officers and directors, hold no less than a majority of the aggregate economic interests in Sterling or such successor.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Disqualified Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Term Loan Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any capital stock referred to in (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date, or (c) otherwise contains terms which are materially more restrictive (or provide the holders thereof materially greater rights) than the Holdings Series A Preferred Stock in the form issued on or prior to the Closing Date.

         "Dividend" with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such person outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

         "Documents" shall mean the Loan Documents and the Transaction
Documents.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 5101 et seq., and any similar or implementing state, local or foreign law, and all amendments or regulations promulgated under any of the foregoing.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equity Contribution" shall mean the contribution by Sterling Holding Company LLC and certain other investors of $81,000,000 to Holdings, the contribution by Harris of $9,000,000 to Holdings and the contribution by Holdings of the amounts so received to the Borrower as common equity.

         "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (h) any Foreign Benefit Event.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

         "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

         "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Excess Cash Flow" shall mean, for any fiscal year (or, in the case of the fiscal year ending June 30, 2000, the portion thereof commencing on the Closing Date and ending on June 30, 2000) of Holdings, the amount by which (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year (or portion thereof), (ii) extraordinary cash receipts of Holdings and its consolidated Subsidiaries, if any, during such fiscal year (or portion thereof) and not included in Consolidated

EBITDA (including any amounts received by Holdings or any of its Subsidiaries by way of a purchase price adjustment pursuant to the Master Transaction Agreement) and (iii) reductions to noncash working capital of Holdings and its consolidated Subsidiaries for such fiscal year (i.e., the decrease, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning (which shall be July 2, 1999, for the fiscal year ending June 30, 2000) to the end of such fiscal year) exceeds (b) the sum, without duplication, of (i) the amount of any cash income taxes payable by Holdings and its consolidated Subsidiaries with respect to such fiscal year (or portion thereof), (ii) cash interest paid (net of cash interest received) by Holdings and its consolidated Subsidiaries during such fiscal year (or portion thereof), (iii) Capital Expenditures made in cash in accordance with Section 6.08 during such fiscal year (or portion thereof), except to the extent financed with the proceeds of Indebtedness, Casualty Proceeds or Condemnation Proceeds, (iv) permanent repayments of Indebtedness made by Holdings and its consolidated Subsidiaries during such fiscal year (or portion thereof), (v) optional and mandatory prepayments of the principal of Loans during such fiscal year (or portion thereof), but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of the Loans, (vi) extraordinary cash expenses and cash restructuring charges paid by Holdings and its consolidated Subsidiaries, if any, during such fiscal year (or portion thereof) and not included in Consolidated EBITDA, (vii) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning (which shall be July 2, 1999, for the fiscal year ending June 30, 2000) to the end of such fiscal year), (viii) cash severance and similar payments made during such fiscal year (or portion thereof), to the extent not deducted in determining Consolidated EBITDA for such fiscal year (or portion thereof), and (ix) if any amount representing permitted Capital Expenditures is being carried forward from such fiscal year into the immediately succeeding fiscal year pursuant to the provisions of Section 6.08(b), the amount being so carried forward, net of any amount of permitted Capital Expenditures carried forward into such fiscal year from the immediately preceding fiscal year pursuant to the provisions of Section 6.08(b) to the extent such amount has lapsed and terminated at the end of such fiscal year pursuant to the proviso to
Section 6.08(b); provided that to the extent otherwise included therein, the Net Cash Proceeds of Asset Sales and dispositions resulting in Casualty Proceeds or Condemnation Proceeds shall be excluded from the calculation of Excess Cash Flow.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

         "Fee Letter" shall mean the Senior Secured Credit Facilities Fee Letter dated July 5, 1999, among the Borrower, Credit Suisse First Boston and Salomon Smith Barney Inc.

         "Fees" shall mean the Commitment Fees, the Administrative Agent's Fees, the L/C Participation Fees and the Issuing Bank Fees.

         "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

         "Foreign Benefit Event" shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan and (d) the incurrence of any liability in excess of $2,500,000 (or the equivalent thereof in another currency) by Holdings or any of its Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by Holdings or any of its Subsidiaries, or the imposition on Holdings or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $2,500,000 (or the equivalent thereof in another currency).

         "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Pension Plan" shall mean any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Granting Lender" has the meaning specified in Section 9.04(i).

         "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

         "Guarantors" shall mean Holdings and the Subsidiary Guarantors.

         "Harris" shall mean Harris Corporation, a Delaware corporation.

         "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Holdings Junior Subordinated Debentures" shall have the meaning provided in Section 6.01(l).

         "Holdings Series A Preferred Stock" shall mean shares of Holdings' 12% Series A Cumulative Compounding Preferred Stock.

         "Holdings Subordinated Credit Agreement" shall mean the credit agreement dated as of August 13, 1999, between Holdings and CMP, as in effect on the Closing Date and as thereafter amended from time to time in accordance with the requirements thereof and this Agreement.

         "Holdings Subordinated Notes" shall mean the subordinated pay-in-kind notes issued by Holdings to CMP in the principal amount of $30,000,000 pursuant to the Holdings Subordinated Credit Agreement.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Contingent Obligations of such person, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

         "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

         "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiary Guarantors and the Collateral Agent.

         "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of a Eurodollar Borrowing or conversion of a Eurodollar Borrowing to an ABR Borrowing.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earlier of (i) the next succeeding last Business Day of March, June, September or December, and (ii) the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Holdings or any of its Subsidiaries against fluctuations in interest rates, and not entered into for speculation.

         "Issuing Bank" shall mean, as the context may require, (a) Credit Suisse First Boston, with respect to Letters of Credit issued by it, (b) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or (k), with respect to Letters of Credit issued by such Lender, or (c) collectively, all the foregoing.

         "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.05(c).

         "Joint Venture" shall mean any person in which Holdings, the Borrower and its Subsidiaries own, directly or indirectly, at least 20% but 50% or less of the equity interests.

         "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

         "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

         "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C

Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

         "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c).

         "Lenders" shall mean (a) the financial institutions listed on Schedule
2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

         "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.23.

         "Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of the relevant Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LLC Subsidiaries" shall mean Harris Semiconductor (Pennsylvania), LLC, Harris Semiconductor (Ohio), LLC and Harris Semiconductor, LLC.

         "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

         "Loan Parties" shall mean the Borrower and the Guarantors.

         "Loans" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

         "Malaysian Business" shall mean the assembly and testing business operated by the Borrower and its Subsidiaries in Kuala Lumpur, Malaysia.

         "Malaysian Joint Venture" shall mean any Joint Venture formed by the Borrower or any of its Subsidiaries with a third party following the sale or other disposition of the Malaysian Business for the purpose of owning and/or operating the Malaysian Business.

         "Management Investors" shall mean Gregory L. Williams, Daniel J. Heneghan and certain other key employees of the Borrower who purchased capital stock of Holdings pursuant to the Securities Purchase and Holders Agreement.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Master Transaction Agreement" shall mean the Master Transaction Agreement dated as of June 2, 1999, among Holdings, the Borrower and Harris, as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, results of operations, prospects or condition, financial or otherwise, of Holdings and its Subsidiaries, taken as a whole, (b) material impairment of the ability of the Loan Parties to perform any of their obligations under the Loan Documents or (c) material impairment of the rights of or benefits available to the Lenders or the Collateral Agent under any Loan Document.

         "Mortgaged Properties" shall mean the owned real properties of the Loan Parties specified on Schedule 1.01(a).

         "Mortgages" shall mean the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(j) or pursuant to Section 5.11, each substantially in the form of Exhibit E.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (but only as and when received) in respect of noncash consideration initially received, net of
(i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and Holdings' good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) Holdings' good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds) and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset

Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (b) with respect to any issuance or disposition of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith and (c) with respect to any Public Equity Offering, the cash proceeds thereof, net of all customary fees, commissions, costs and other expenses incurred in connection therewith.

         "Obligation Currency" shall have the meaning assigned to such term in
Section 9.16.

         "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

         "Operating Agreements" shall mean the Intellectual Property Agreement, Patent Assignment and Services Agreement, License Assignment Agreement, Harris Trademark License Agreement, Secondary Trademark Assignment and License Agreement and Transitional Services Agreement, all of which as contemplated by the Master Transaction Agreement.

         "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

         "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit F, made by Holdings in favor of the Collateral Agent for the benefit of the Secured Parties.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Pennsylvania Loans" shall mean the loans outstanding on the Closing Date and set forth on Schedule 6.01 made by the Commonwealth of Pennsylvania and/or certain agencies or authorities thereof to Harris and/or one or more Subsidiaries.

         "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

         "Permitted Acquisition" shall mean the acquisition by the Borrower or a Wholly Owned Subsidiary of 100% of the Equity Interests of, or all or substantially all the assets of, a person or line of business of such person (referred to herein as the "Acquired Entity"); provided that (a) the Acquired Entity shall be a going concern and shall be in a similar line of business as that of the Borrower and its Subsidiaries as conducted during the current and most recent calendar year and (b) at the time of such transaction and after giving effect thereto, (i) no Event of Default or Default shall have occurred and be continuing or shall exist, (ii) the Borrower would be in Pro Forma Compliance and (iii) the aggregate consideration for all such Permitted Acquisitions shall not exceed $25,000,000.

            "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit G, between the Borrower, Holdings, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Pro Forma Basis" shall mean, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to any proposed Permitted Acquisition (including pro forma adjustments arising out of events which are directly attributable to the proposed Permitted Acquisition, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act and as interpreted by the Staff of the Securities and Exchange Commission which (to the extent consistent therewith) may include cost savings resulting from head count reductions, closure of facilities and similar restructuring charges or integration activities or other adjustments certified by a Financial Officer of the Borrower, together with such other pro forma adjustments certified by a Financial Officer of the Borrower as being reasonable and having been made in good faith as may be reasonably acceptable to the Administrative Agent) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated as if such Permitted Acquisition, and any other Permitted Acquisitions that have been consummated during the period, and any Indebtedness or other liabilities incurred in connection with any such Permitted Acquisitions had been consummated at the beginning of such period and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans during such period.

         "Pro Forma Compliance" shall mean, at any date of determination, that Holdings shall be in pro forma compliance with the covenants set forth in Sections 6.09, 6.10 and 6.11 as of the last day of the most recent fiscal quarter-end (computed on the basis of (a) balance sheet amounts as of the most recently completed fiscal quarter, and (b) income statement amounts for the most recently completed period of four consecutive fiscal quarters, in each case, for which financial statements shall have been delivered to the Administrative Agent and calculated on a Pro Forma Basis in respect of the event giving rise to such determination).

         "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit
Commitment.

         "Public Equity Offering" shall mean an underwritten public offering of common stock of, and by, Holdings pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

         "Qualified Capital Stock" of any person shall mean any capital stock of such person that is not Disqualified Stock; provided that in any event the Holdings Series A Preferred Stock in the form issued on or prior to the Closing Date shall constitute Qualified Capital Stock.

         "Qualified Public Offering" shall mean an underwritten public offering of common stock of, and by, Holdings pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act, which public equity offering results in gross proceeds to Holdings of not less than $50,000,000; provided, however, that the Net Cash Proceeds from any such underwritten public offering are contributed by Holdings to the common equity of the Borrower.

         "Register" shall have the meaning given such term in Section 9.04(d).

         "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority to: (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

         "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments representing at least a majority of the sum of all Loans (excluding Swingline Loans) outstanding, L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments at such time.

         "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

         "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

         "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

         "Revolving Credit Maturity Date" shall mean June 30, 2005.

         "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

         "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Purchase and Holders Agreement" shall mean the Securities Purchase and Holders Agreement dated as of August 13, 1999, among Holdings, Sterling, Harris Far East Ltd., Intersil Prism, LLC, William N. Stout and the Management Investors.

         "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit H, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Security Documents" shall mean the Mortgages, the Security Agreement, the Pledge Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

         "Seller Subordinated Note Indenture" shall mean the indenture dated as of August 13, 1999, between Holdings and United States Trust Company of New York, as trustee, as in effect, on the Closing Date and as thereafter amended from time to time in accordance with the requirements thereof and of this Agreement.

         "Seller Subordinated Notes" shall mean the subordinated pay-in-kind notes issued by Holdings to Harris in the principal amount of $90,000,000 pursuant to the Master Transaction Agreement and the Seller Subordinated Note Indenture.

         "Senior Subordinated Note Documents" shall mean the Senior Subordinated Notes, the Senior Subordinated Note Indenture and all other documents executed and delivered with respect to the Senior Subordinated Notes, the Senior Subordinated Note
Indenture or the Units.

         "Senior Subordinated Note Indenture" shall mean the indenture dated as of August 13, 1999, between the Borrower and United States Trust Company of New York, as trustee, as in effect on the Closing Date and as thereafter amended from time to time in accordance with the requirements thereof and of this Agreement.

         "Senior Subordinated Notes" shall mean the Borrower's 13 1/4% Senior Subordinated Notes Due 2009 issued pursuant to the Senior Subordinated Note Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the Senior Subordinated Notes with substantially identical terms as the Senior Subordinated Notes.

         "SPC" has the meaning specified in Section 9.04(i).

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Sterling" shall mean Sterling Holding Company, LLC, a Delaware limited liability company.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any subsidiary of Holdings or the Borrower but shall exclude the China Subsidiaries.

         "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit I, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Subsidiary Guarantor" shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to a Subsidiary Guarantee Agreement.

         "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09 or Section 2.22.

         "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

         "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

         "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Tax Sharing Agreement" means any tax sharing agreement between the Borrower and Holdings or any other person with which the Borrower is required to, or is permitted to, file a consolidated tax return or with which the Borrower is or could be part of a consolidated group for tax purposes.

         "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

         "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "Term Loan Maturity Date" shall mean June 30, 2005.

         "Term Loan Repayment Dates" shall have the meaning assigned to such term in Section 2.11(a).

         "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Each Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

         "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

         "Transactions" shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Documents, including (a) the consummation of the Acquisition, (b) the execution and delivery of the Loan Documents and the initial borrowings hereunder, (c) the execution and delivery of the Senior Subordinated Note Documents and the issuance of the Units, (d) the issuance of the Seller Subordinated Notes, (e) the issuance of the Holdings Subordinated Notes, (f) the Equity Contribution and (g) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

         "Transaction Documents" shall mean the Master Transaction Agreement and all other documents entered into or delivered in connection with the Master Transaction Agreement (including the Operating Agreements).

         "Transferred Assets" shall have the meaning assigned to the term "Transferred Assets" in the Master Transaction Agreement.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

         "Units" shall mean the units consisting of the Borrower's Senior Subordinated Notes and the warrants to purchase, in the aggregate, up to 5,555,560 shares of Class A Common Stock of Holdings.

         "Voting Stock" shall mean any class or classes of capital stock of Holdings pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of Holdings.

         "Wholly Owned Subsidiary" shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors's qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person has a 100% equity interest at such time.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         SECTION 1.03. Pro Forma Calculations. With respect to any period during which any Permitted Acquisition occurs as permitted pursuant to the terms hereof, for purposes of determining compliance or Pro Forma Compliance with the financial covenants set forth in Sections 6.09, 6.10 and 6.11, Consolidated EBITDA, Consolidated Interest Expense and Consolidated Fixed Charges shall be calculated with respect to such periods and such Permitted Acquisition on a Pro Forma Basis.


                                   ARTICLE II

                                   The Credits


         SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment, and (b) to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

         SECTION 2.02. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $3,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

         (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 8 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

         (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

         SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or fax to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing (provided that until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 14 days after the Closing Date), the Borrower shall not be permitted to request a Eurodollar Borrowing); (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent (i) for the account of the Swingline Lender, the then unpaid principal amount of each Swingline Loan, on the last day of the Interest Period applicable to such Loan or, if earlier, on the Revolving Credit Maturity Date, (ii) for the account of each Lender holding Term Loans, the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (iii) for the account of each Revolving Credit Lender, the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such

Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Any Lender may request that the Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to 1/2 of 1% per annum on the average daily unused amount of the Commitments of such Lender (other than the Swingline Commitment) during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.17 as a result of outstanding Swingline Loans.

         (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees separately agreed to by the Borrower and the Administrative Agent (the "Administrative Agent Fees").

         (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each Letter of Credit, on the last Business Day of March, June, September and December of each year and on the Revolving Credit Maturity Date, a fronting fee equal to 0.25% per annum on the aggregate outstanding face amount of such Letter of Credit (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

         (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00%.

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on September 30, 1999, if the initial Credit Event shall not have occurred by such time.

         (b) Upon at least three Business Days' prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that
(i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

         (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 11:00 am., New York City time, on the day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing,
(b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.16;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                  (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of
         (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date;

                  (viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan; and

                  (ix) until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given by the Administrative Agent as promptly as practicable and, in any event, within 14 days after the Closing Date), no ABR Borrowing may be converted into a Eurodollar Borrowing.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar

Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

         SECTION 2.11. Repayment of Term Borrowings. (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being a "Term Loan Repayment Date"), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(g)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

                  Date                       Amount
                  ----                       ------

         September 30, 2000              $    512,500
         December 31, 2000               $    512,500
         March 31, 2001                  $    512,500
         June 30, 2001                   $    512,500
         September 30, 2001              $    512,500
         December 31, 2001               $    512,500
         March 31, 2002                  $    512,500
         June 30, 2002                   $    512,500
         September 30, 2002              $    512,500
         December 31, 2002               $    512,500
         March 31, 2003                  $    512,500
         June 30, 2003                   $    512,500
         September 30, 2003              $    512,500
         December 31, 2003               $    512,500
         March 31, 2004                  $    512,500
         June 30, 2004                   $    512,500
         September 30, 2004              $ 49,200,000
         December 31, 2004               $ 49,200,000
         March 31, 2005                  $ 49,200,000
         Term Loan Maturity Date         $ 49,200,000

         (b) In the event and on each occasion that any Term Loan Commitment shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Term Loan Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

         (c) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date and, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

         (d) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty, except as provided below in Section 2.13(j).

         SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) on or prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000.

         (b) Optional prepayments of Term Loans shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.11(a).

         (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.16 but otherwise without premium or penalty other than as provided in Section 2.13(j). All prepayments of Eurodollar Loans under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. Interest on any ABR Loan prepaid under this Section 2.12 shall be paid on the next Interest Payment Date applicable to such Loan that follows the date of such prepayment.

         SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit and/or deposit an amount equal to the L/C Exposure in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and/or replace or cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess.

         (b) Not later than the 10th day following the receipt of any Net Cash Proceeds of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(g); provided that, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Cash Proceeds from such Asset Sale (or a portion thereof specified in such certificate) within 360 days after receipt thereof, to acquire real property, equipment or other assets to be used in the business of the Borrower and the Subsidiaries, and certifying that no

Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Cash Proceeds of such Asset Sale (or the portion thereof specified in such certificate, if applicable) except (i) to the extent the aggregate amount of all such Net Cash Proceeds subject to such a certificate would exceed $10,000,000 in any period of four consecutive fiscal quarters of the Borrower or (ii) to the extent of any such Net Cash Proceeds that have not been so applied by the end of such 360-day period, at which time a prepayment shall be required in an amount equal to such Net Cash Proceeds that have not been so applied.

         (c) In the event and on each occasion that a Public Equity Offering occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Public Equity Offering, apply 75% of the Net Cash Proceeds therefrom to prepay outstanding Term Loans in accordance with Section 2.13(g); provided, however, that such percentage shall be decreased to 50% of the Net Cash Proceeds from a Public Equity Offering if the Leverage Ratio at the time of such Public Equity Offering (and after giving pro forma effect to the prepayment of Consolidated Indebtedness from the proceeds thereof) shall be less than 3.25 to 1.00; provided further, however, that, so long as the Net Cash Proceeds of each such Public Equity Offering are used to prepay the Senior Subordinated Notes, the Seller Subordinated Notes and/or the Holdings Junior Subordinated Debentures, the Borrower shall not be required to apply the first $50,000,000 of Net Cash Proceeds from all such Public Equity Offerings to the prepayment of Term Loans in accordance with this Section.

         (d) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on June 30, 2000, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to 75% of Excess Cash Flow for the fiscal year then ended; provided, however, that such percentage shall be decreased to 50% for any year if the Leverage Ratio at the end of such year shall be less than 3.25 to 1.00.

         (e) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(g).

         (f) In the event that there shall occur any Casualty or Condemnation and, pursuant to the applicable Mortgage, the Casualty Proceeds or Condemnation Proceeds, as the case may be, are required to be used to prepay the Term Loans, then the Borrower shall apply an amount equal to 100% (or such lesser portion as is permitted by the Mortgages) of such Casualty Proceeds or Condemnation Proceeds, as the case may be, to prepay outstanding Term Loans in accordance with Section 2.13(g).

         (g) Mandatory prepayments of outstanding Term Loans under this Agreement shall be, applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.11(a).

         (h) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty other than as provided in Section 2.13(j).

         (i) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as the case may be, immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay Eurodollar Term Loans and (ii) allocable to Revolving Loans to prepay Eurodollar Revolving Loans, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph
(i). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurodollar Term Borrowings or Eurodollar Revolving Borrowings to be prepaid, as the case may be; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Bank and the Lenders, a security interest in the Prepayment Account to secure the Obligations.

         (j) In the event of and on each occasion of any prepayment of any Term Borrowing pursuant to Section 2.12 or Section 2.13(b), (c), (e) or (f), the Borrower shall pay to the Lenders whose Term Loans are being prepaid a prepayment premium equal to (i) if such prepayment (or the date on which such prepayment is required to be made) occurs on or prior to the date that is one year after the Closing Date, 2.0% of the principal amount of the Term Loans, being prepaid or (ii) if such prepayment (or the date on which such prepayment is required to be made) occurs more than one year after the Closing Date but on or prior to the date that is two years after the Closing Date, 1.0% of the principal amount of the Term Loans, being prepaid.

         SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank, setting forth in reasonable detail the reason therefor, the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above, and the calculation thereof, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or the Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six-month period. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest

Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

         SECTION 2.17. Pro Rata Treatment. Except as provided below in this
Section 2.17 with respect to Swingline Loans and as required under Sections 2.13(j) and 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Term Loans and Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Term Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loans and Revolving Loans and L/C Exposure, as the case may be, of such other Lender, so that the aggregate unpaid principal amount of the Term Loans and Revolving Loans and L/C Exposure and participations in Term Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans and Revolving Loans and L/C Exposure then outstanding as the principal amount of its Term Loans and Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Term Loans and Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Term Loan or Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(e)) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, New York.

         (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, it being agreed by the parties hereto, without limitation, that in the case of a Foreign Lender which is not a "bank" (within the meaning of Section 881(c)(3)(A) of the Code) and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," the delivery of the following documents are sufficient for such Foreign Lender currently to obtain the benefits of Section 2.20: (i) a Form W-8BEN (or any subsequent version(s) thereof or successor(s) thereto), and (ii) a certificate representing that such Foreign Lender is not a: (x) "bank" for purposes of Section 881(c) of the Code, (y) "10-percent shareholder" (within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code) of the Borrower and (z) controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4)), properly completed and duly executed by such Foreign Lender claiming complete exemption from U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents. Notwithstanding the foregoing, each Foreign Lender agrees that (i) on or before the date that any predecessor documentation described in this Section 2.20(e) expires or becomes obsolete, (ii) after the occurrence of any event requiring a change in the most recent documentation previously delivered to the Borrower, or (iii) after any change in circumstances which renders the previous documentation obsolete or inaccurate in any respect, such Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent) such properly completed and executed new documentation prescribed by applicable law or reasonably requested by Borrower as will permit payments under this Agreement to be made without withholding or at a reduced rate.

         (f) If the Administrative Agent or any Lender receives a refund in respect of Indemnified Taxes or Other Taxes paid by the Borrower, which in the good faith judgment of the Administrative Agent or such Lender is allocable to such payment, it shall promptly pay such refund (together with any amounts received solely attributable to such refund) to the Borrower, net of all out-of-pocket expenses (including any Taxes to which such Lender has become subject as a result of its receipt of such refund) of the Administrative Agent or such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower agrees to promptly return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or the applicable Lender that the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.20(f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) to the Borrower or any other person.

         (g) Notwithstanding anything to the contrary in this Section, if the Internal Revenue Service determines that a Lender is participating in a conduit financing arrangement as defined in Section 7701(l) of the Code and the regulations thereunder (a "Conduit Financing Arrangement"), then (i) any Taxes that the Borrower is required to withhold from payments to such Lender shall be excluded from the definition of "Indemnified Taxes" and (ii) such Lender shall indemnify the Borrower in full for any and all Taxes for which the Borrower is held directly liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement. Each Lender represents that it is not participating in a Conduit Financing Arrangement.

         SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank and the Swingline Lender, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to
Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in
Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under
Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.22. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $10,000,000 or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $250,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

         (b) Swingline Loans. The Borrower shall notify the Administrative Agent by fax, or by telephone (confirmed by fax), not later than 12:00 p.m., New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this paragraph (b). The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to an account as directed by the

Borrower in the notice requesting such Swingline Loan on the date such Swingline Loan is so requested.

         (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice (or telephone notice promptly confirmed by written, or fax notice) to the Swingline Lender and to the Administrative Agent before 12:00
(noon), New York City time on the date of prepayment at the Swingline Lender's address for notices specified in Schedule 2.01. Interest on any Swingline Loan being prepaid under this Section 2.22(c) shall be paid on the next Interest Payment Date applicable to such Loan that follows the date of such prepayment.

         (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

         (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

         SECTION 2.23. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $20,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

         (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

         (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than the end of the day on which the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

         (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

         (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

         (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

         (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and
(iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.


                                   ARTICLE III

                         Representations and Warranties

         Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

         SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) except as set forth in Schedule 3.01 with respect to the LLC Subsidiaries, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

         SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Documents and the consummation by the Loan Parties of the Transactions (including the borrowings hereunder) (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary,
(B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

         SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by the each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

         SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages, (c) such as have been made or obtained and are in full force and effect and (d) those filings required to be made following the Closing Date which are set forth on Schedule 3.04.

         SECTION 3.05. Financial Statements. (a) The Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income, stockholder's equity and cash flows of the Business with respect to such balance sheet, as of July 3, 1998, and July 2, 1999 and with respect to such other statements, for the fiscal years ended June 27, 1997, July 3, 1998 and July 2,1999, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of the Business, as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Business as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

         (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related statement of income as of July 2, 1999, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date, and with respect to such income statement, on July 2, 1998. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such dates, assuming that the Transactions had actually occurred at such dates.

         SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, results of operations, prospects, condition, financial or otherwise, or material agreements of Holdings, the Borrower and the Subsidiaries, taken as a whole, since July 3, 1999.

         SECTION 3.07. Title to Properties; Possession Under Leases. (a) Except as set forth on Schedule 3.07(a), each of Holdings, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by
Section 6.02.

         (b) Each of Holdings, the Borrower and the Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Holdings, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         (c) Except as set forth on Schedule 3.07(c), neither Holdings nor the Borrower has received any written notice of, nor has any actual knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

         (d) None of Holdings, the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

         SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of Holdings or the Borrower therein. The Equity Interests so indicated on Schedule
3.08 are fully paid and non-assessable and are owned by Holdings or the Borrower, directly or indirectly, free and clear of all Liens other than Liens created by the Pledge Agreement.

         SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09 or Schedule 3.17, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (b) Except for matters covered by Section 3.17, none of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. Agreements. (a) None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.11. Federal Reserve Regulations. (a) None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

         SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

         SECTION 3.14. Tax Returns. Each of Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all Federal Tax returns and all material, state, local and foreign Tax returns or materials required to have been filed by it and has paid or caused to be paid all material Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP.

         SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

         SECTION 3.16. Employee Benefit Plans. (a) Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to have a Material Adverse Effect.

         (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of the Holdings, its Affiliates or any of its directors, officers, employees or agents has engaged in a transaction that subject the Holdings or any of its Subsidiaries, directly or indirectly, to a material tax or civil penalty. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities, with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Holdings or any of its Affiliates with respect to any Foreign Pension Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

         (a) The properties owned or operated by Holdings, the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of,
(ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and, to the knowledge of Holdings, the Borrower and the Subsidiaries have, for the last six years, been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect (or applications for renewals have been submitted entitling Holdings, the Borrower, and the Subsidiaries to a permit shield), except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

         (c) There have been no Releases or threatened Releases by the Borrower or any Subsidiary or, to their knowledge, by any other party, at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (d) None of Holdings, the Borrower or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters Holdings, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

         (e) Hazardous Materials have not been transported from the Properties by or on behalf of Holdings, the Borrower or any Subsidiary, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability to Holdings, the Borrower or the Subsidiaries under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually or by operation of law, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

         (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

         (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office and the filings in paragraph (b) have been made, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof), subject to Liens permitted by Section 6.02.

         (d) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(d), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

         SECTION 3.20. Location of Real Property and Leased Premises. (a)
Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on
Schedule 3.20(a).

         (b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b).

         SECTION 3.21. Labor Matters As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

         SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Loan Parties taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties taken as a whole will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties taken as a whole will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

         SECTION 3.23. Representations and Warranties in Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made), provided that to the extent the representations and warranties in the Transaction Documents are made by persons other than the Loan Parties and the CVC Permitted Holders, then the representations and warranties so made by such persons shall be deemed to be true and correct in all material respects for purposes of this Section 3.23 unless the aggregate effect of all misrepresentations made by such other persons in the Transaction Documents are such as would evidence a material adverse change in the operations, properties, condition (financial or otherwise) or prospects of the Business from that which would have applied if all representations made by such other persons in the Transaction Documents had been true and correct in all respects.

         SECTION 3.24. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) Holdings' and its Subsidiaries' computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Holdings' or its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been substantially completed. The cost to Holdings and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 (including reprogramming errors and the failure of others' systems or equipment) will not result in a Material Adverse Effect. The computer and management information systems of Holdings and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit Holdings and its Subsidiaries to conduct their business without Material Adverse Effect.


                                   ARTICLE IV

                              Conditions of Lending

         The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.01. All Credit Events. On the date of each Borrowing, including each Borrowing of a Swingline Loan, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "Credit Event"):

         (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

         (b) The representations and warranties set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) The Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

         Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

         SECTION 4.02. First Credit Event. On the Closing Date:

         (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Dechert, Price & Rhoads, special counsel for Holdings and the Borrower, substantially to the effect set forth in Exhibit J-1, and (ii) each local counsel listed on
Schedule 4.02(a), substantially to the effect set forth in Exhibit J-2, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrower hereby request such counsel to deliver such opinions.

         (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent.

         (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
(B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and
(D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

         (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of
Section 4.01.

         (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

         (f) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding Equity Interests of the Borrower and the Subsidiaries shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares and interests, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent; provided that to the extent to do so would cause adverse tax consequences to the Borrower, (i) neither the Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of the voting stock of any Foreign Subsidiary and (ii) no Foreign Subsidiary shall be required to pledge the capital stock of any of its Foreign Subsidiaries.

         (g) The Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

         (h) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section
6.02 or have been released.

         (i) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

         (j) (i) Each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under
Section 6.02, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 3.19(d) (or a lender's title insurance policy, in form and substance acceptable to the Collateral Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation and
(iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders.

         (k) Each of the Parent Guarantee Agreement, the Subsidiary Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

         (l) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section
5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

         (m) The Transactions shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof, the terms of the Transaction Documents and applicable law (and without the waiver of any such terms not approved by the Administrative Agent, the Syndication Agent and the Documentation Agent (such approval not to be unreasonably withheld)), and all of the representations and warranties set forth in the Loan Documents would be, immediately after giving effect to the Transactions, true and correct in all material respects.

         (n) The Units shall be issued in the form required by the terms of the Senior Subordinated Note Documents.

         (o) There shall be no litigation or administrative proceedings, governmental investigations or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably by expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of Holdings and its subsidiaries to fully and timely perform its obligations under the Transaction Documents, or the ability of the parties to consummate the financings or the other Transactions contemplated hereby.

         (p) The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which Holdings and its subsidiaries may be subject, and the plans of Holdings and its subsidiaries with respect thereto.

         (q) All requisite governmental authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transaction contemplated hereby.

         (r) After giving effect to the Transactions and the other transactions contemplated hereby, neither Holdings nor any of its Subsidiaries shall have outstanding any Indebtedness or preferred stock other than (i) the Loans and extensions of credit hereunder, (ii) the Senior Subordinated Notes, (iii) the Holdings Series A Preferred Stock, (iv) the Seller Subordinated Notes, (v) the Holdings Subordinated Notes and (vi) Indebtedness listed on Schedule 6.01.

                                    ARTICLE V

                              Affirmative Covenants


         Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and to qualify the LLC Subsidiaries to do business in every jurisdiction where such qualification is required, except as otherwise expressly permitted under Section 6.05.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times provided, however, that nothing in this Section 5.01(b) shall prevent (i) sales of assets, consolidations or mergers by or involving Holdings, the Borrower or any of their respective Subsidiaries in accordance with Section 6.05, (ii) the withdrawal by Holdings, the Borrower or any of their respective Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect or (iii) the abandonment by Holdings, the Borrower or any of their respective Subsidiaries of any rights, franchises, licenses and patents that the Borrower reasonably determines are not useful to its business.

         SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

         (b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default which is continuing, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, material modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

         (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone" 1 area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require.

         (d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and comprehensive umbrella liability insurance, in no event for a combined single limit of less than $25,000,000, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

         (e) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

         SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

         SECTION 5.04. Financial Statements, Reports, etc. In the case of Holdings and the Borrower, furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheet and related statements of income and cash flows showing the financial condition of each of Holdings and the Borrower and their respective consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of each of Holdings and the Borrower and their respective consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated and consolidating balance sheet and related statements of income and cash flows showing the financial condition of each of Holdings and the Borrower and their respective consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of each of Holdings and the Borrower and their respective consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) within 30 days after the end of the first two fiscal months of each fiscal quarter, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries (which statements shall contain a footnote providing the total consolidated interest expense of the Borrower and its consolidated Subsidiaries) during such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of each of Holdings and the Borrower and their respective consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (d) (i) concurrently with any delivery of financial statements under sub-paragraph (a), (b) or (c) above, a certificate of a Financial Officer opining on or certifying such statements certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of a Financial Officer opining on or certifying such statements setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.08, 6.09, 6.10 and 6.11 and, in the case of paragraph (a) above, setting forth Holdings' calculation of Excess Cash Flow and (iii) in the case of paragraph (a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of Holdings, the Borrower and their respective Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Event of Default or Default has occurred or, if in the opinion of such accounting firm such an Event of Default or Default has occurred, specifying the nature and extent thereof;

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

                  (f) promptly after the receipt thereof by Holdings, the Borrower or any of their respective Subsidiaries, a copy of any "management letter" received by any such person from its certified public accountants and the management's responses thereto;

                  (g) no later than 30 days following the first day of each fiscal year of Holdings, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income by each of the Borrower's business units and sources and uses of cash and balance sheets) prepared by Holdings for (i) each of the four quarters of such fiscal year prepared in detail and (ii) each of the five years immediately following such fiscal year prepared in summary form, in each case, of Holdings and its Subsidiaries, accompanied by the statement of a Financial Officer of Holdings to the effect that the budget is a reasonable estimate for the period covered thereby.

                  (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of Holdings or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of Holdings in an aggregate amount exceeding $500,000, a statement of a Financial Officer of Holdings setting forth details as to such ERISA Event and the action, if any, that Holdings proposes to take with respect thereto.

         SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Holdings, the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

         SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

         SECTION 5.09. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that none of Holdings, the Borrower or any of the Subsidiaries shall be required to undertake any Remedial Action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

         SECTION 5.10. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing for more than 20 days without the Borrower or its Subsidiaries commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Default.

         SECTION 5.11. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. Within 10 days after the Closing Date, Holdings will make the request to Harris described in Section 5 of the Patent Assignment and Services Agreement dated as of August 13, 1999, among Harris, Harris Semiconductor Patents, Inc. and Holdings, with respect to the transfer of patents by Harris to Intersil. Holdings will cause any subsequently acquired or organized Domestic Subsidiary promptly to execute a Subsidiary Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Loan Parties (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and Holdings or the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         SECTION 5.12. Interest Rate Protection. No later than the 90th day after the Closing Date, the Borrower shall enter into, and for a minimum of two years thereafter maintain, Interest Rate Protection Agreements acceptable to the Administrative Agent that results in at least 50% of the aggregate principal amount of the Borrower's Consolidated Indebtedness being effectively subject to a fixed or maximum interest rate acceptable to the Administrative Agent.

                                   ARTICLE VI

                               Negative Covenants


         Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrower will, nor will they cause or permit any of their respective Subsidiaries to:

         SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

                  (b) Indebtedness of the Borrower and the senior subordinated guarantee thereof by its Domestic Subsidiaries and Holdings pursuant to the Senior Subordinated Notes in an aggregate principal amount not to exceed $200,000,000 less the aggregate amount of all repayments of Senior Subordinated Notes effected after the Closing Date;

                  (c) the Pennsylvania Loans (whether in the form of direct obligations of Harris Semiconductor (Pennsylvania), LLC on the Closing Date or assumed or borrowed thereafter from Harris pursuant to the Master Transaction Agreement) and other Indebtedness actually outstanding on the Closing Date and listed on Schedule 6.01, and refinancings or renewals thereof; provided that (i) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (ii) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (iii) the covenants, events of default subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced;

                  (d) Indebtedness under Interest Rate Protection Agreements entered into in compliance with Section 5.12, and such other non-speculative Interest Rate Protection Agreements which may be entered into from time to time by the Borrower and which the Borrower in good faith believes will provide protection against fluctuations in interest rates with respect to floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 6.01;

                  (e) Indebtedness evidenced by Capital Lease Obligations to the extent permitted pursuant to Section 6.08; provided that in no event shall the aggregate principal amount of Capital Lease Obligations permitted by this paragraph (e) exceed $15,000,000 at any time outstanding;

                  (f) Indebtedness subject to Liens permitted under Section 6.02(f), so long as the outstanding amount of such Indebtedness does not exceed the amount provided in said Section 6.02(f);

                  (g) intercompany Indebtedness of the Borrower and its Subsidiaries outstanding to the extent permitted by Section 6.04(f) and
         (i);

                  (h) in addition to any Indebtedness permitted by the preceding paragraph (g), Indebtedness of any Wholly Owned Subsidiary to the Borrower or another Wholly Owned Subsidiary constituting the purchase price in respect of intercompany transfers of goods and services made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money;

                  (i) Indebtedness under performance bonds, letter of credit obligations to provide security for worker's compensation claims and bank overdrafts, in each case incurred in the ordinary course of business; provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within five Business Days;

                  (j) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 6.04(e);

                  (k) Indebtedness of Foreign Subsidiaries so long as the aggregate principal amount of all Indebtedness (including letters of credit) incurred pursuant to this paragraph (k) at any time outstanding does not exceed $15,000,000, with no more than $10,000,000 of the Indebtedness permitted pursuant to this paragraph (k) directly or indirectly guaranteed by Holdings, the Borrower, or any Domestic Subsidiaries of Holdings or the Borrower;

                  (l) Indebtedness of Holdings constituting junior subordinated debentures issued in exchange for the Holdings Series A Preferred Stock pursuant to the terms of such Holdings Series A Preferred Stock ("Holdings Junior Subordinated Debentures"), so long as (i) the Leverage Ratio for purposes of determining the Applicable Percentage shall be in Category 6 both before and after giving effect to the incurrence of such Indebtedness, (ii) such Indebtedness shall in no event be incurred to exchange in the aggregate more than 50% of the Holdings Series A Preferred Stock issued on or prior to the Closing Date and (iii) the Holdings Junior Subordinated Debentures shall be in the form provided in the certificate of incorporation of Holdings as in effect on the Closing Date;

                  (m) Indebtedness of Holdings pursuant to the Seller Subordinated Notes and the Holdings Subordinated Notes;

                  (n) Indebtedness consisting of (i) industrial revenue or industrial development bonds or similar obligations or (ii) Capital Lease Obligations, in each case of any Subsidiary that exists at the time such person becomes a Subsidiary and that was not incurred in contemplation of or in connection with the acquisition by the Borrower or a Subsidiary of such person;

                  (o) Indebtedness of any Subsidiary that exists at the time such person becomes a Subsidiary and that was not incurred in contemplation of or in connection with the acquisition by the Borrower or the Subsidiary of such person in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; and

                  (p) additional Indebtedness of the Borrower and its Subsidiaries to the extent not permitted by the foregoing clauses of this Section 6.01 not to exceed $20,000,000 in aggregate principal amount at any time outstanding.

         SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable);

                  (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlord's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property or assets of Holdings and its Subsidiaries, taken as a whole, or the Borrower and do not materially impair the use thereof in the operation of the business of Holdings and its Subsidiaries, taken as a whole, or the Borrower, or (ii) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (c) Liens and other matters in existence on the Closing Date and set forth on Schedule 6.02 (including Liens and other matters set out on any applicable title insurance policy on the Closing Date); provided that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase and (ii) such Liens do not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

                  (d) Liens created pursuant to the Security Documents;

                  (e) Liens upon assets of the Borrower and its Subsidiaries subject to Capital Lease Obligations to the extent permitted by Section 6.01; provided that (i) such Liens only serve to secure the payment of Indebtedness arising under such Capital Lease Obligation and (ii) the Lien encumbering the asset giving rise to the Capital Lease Obligation does not encumber any other asset (other than proceeds thereof) of the Borrower or any Subsidiary of the Borrower;

                  (f) Liens placed upon assets used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof; provided that (i) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this paragraph (f) shall not at any time exceed

         $15,000,000 and (ii) in all events, the Lien encumbering the assets so acquired does not encumber any other asset (other than proceeds thereof) of the Borrower or such Subsidiary;

                  (g) easements, rights-of-way, restrictions (including zoning restrictions), covenants encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole or the Borrower;

                  (h) Liens arising out of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $3,000,000 at any time outstanding;

                  (i) Liens (other than any Lien imposed by ERISA) (i) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (ii) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that the aggregate amount of deposits at any time pursuant to clause (ii) and clause (iii) shall not exceed $1,000,000 in the aggregate;

                  (j) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement and any interest of any mortgagee or other person claiming under any such lessor, sublessor, licensor or licensee;

                  (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

                  (l) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries;

                  (m) Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets which constitute Collateral or the Equity Interests of the Borrower or any of its Subsidiaries, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 6.01(k);

                  (n) Liens securing Indebtedness permitted by Section 6.01(n); provided that (i) such Liens were not created in contemplation of or in connection with the related acquisition and

         (ii) such Liens do not apply to any property or assets of the Borrower or any Subsidiary other than the assets subject thereto prior to the related acquisition; and

                  (o) Liens not otherwise permitted by the foregoing paragraphs
         (a) through (n) to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $6,000,000 in the aggregate at any time outstanding.


         SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (i) the sale of such property is permitted by Section 6.05 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02(e).

         SECTION 6.04. Investments, Loans and Advances. Directly or indirectly, lend money or credit or make advances to any person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:

                  (a) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them;

                  (b) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000;

                  (c) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted in Section 6.01(d);

                  (d) Holdings, the Borrower and the Subsidiaries may consummate the Transactions;

                  (e) the Borrower may enter into and perform its obligations under Other Hedging Agreements entered into in the ordinary course of business and so long as any such Other Hedging Agreement is not speculative in nature and is (i) related to income derived from foreign operations of the Borrower or any Subsidiary or otherwise related to purchases permitted hereunder from foreign suppliers or (ii) entered into to protect the Borrower and/or its Subsidiaries against fluctuations in the prices of raw materials used in their businesses;

                  (f) any Wholly Owned Subsidiary may make intercompany loans to the Borrower or any Wholly Owned Subsidiary and the Borrower may make intercompany loans and advances to any Wholly Owned Subsidiary; provided that any promissory notes evidencing such intercompany loans shall be pledged (and delivered) by the Borrower or the respective Domestic Wholly Owned Subsidiary that is the lender of such intercompany loan as Collateral pursuant to the Pledge Agreement, provided further that (i) neither the Borrower nor any

         Domestic Subsidiaries of the Borrower may make loans to any Foreign Subsidiaries of the Borrower pursuant to this paragraph (f) and (ii) any loans made by any Foreign Subsidiaries to the Borrower or any of its Domestic Subsidiaries pursuant to this paragraph (f) shall be subordinated to the obligations of the Loan Parties pursuant to subordinated provisions in substantially the form of Exhibit K;

                  (g) Holdings, the Borrower and its Subsidiaries may hold the investments in their respective Subsidiaries existing on the Closing Date and may make additional investments in Wholly Owned Domestic Subsidiaries following the Closing Date;

                  (h) the Borrower and its Subsidiaries may make (i) loans and advances to Foreign Subsidiaries, (ii) an equity investment in Intersil (Cayman) Corporation and in Intersil Advanced Technology (Labuan) Ltd. in an aggregate amount not to exceed $94,275,000 (or such adjusted amount as may finally be determined by the parties to the Master Transaction Agreement as being the purchase price for the acquisition of Harris Advanced Technology (Malaysia) Sdn Bhd) and (iii) an equity investment in the Additional Subsidiaries in an aggregate amount not to exceed $2,000,000, on or about the Closing Date and/or the date of any Deferred Closing (as defined in the Master Transaction Agreement) for the sole purpose of financing the acquisition by such Foreign Subsidiaries, Intersil (Cayman) Corporation or the Additional Subsidiaries, as the case may be, of assets comprising a portion of the Business; provided that all such loans or advances made by the Borrower or a Domestic Subsidiary, and any loans or advances made by Intersil (Cayman) Corporation to Intersil Advanced Technology (Labuan) Ltd. (each a "Cayman Loan"), shall be evidenced by a senior intercompany note pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement;

                  (i) if the Borrower receives a distribution from Intersil (Cayman) Corporation of all or a portion of a Cayman Loan, the Borrower shall be permitted to make an investment of such Cayman Loan in Intersil Advanced Technology (Labuan) Ltd. (or any Foreign Subsidiary then owning all or substantially all the Equity Interests of Intersil Advanced Technology (Labuan) Ltd.; provided, however, that such investment may only be made if (i) it would have the effect of optimizing the consolidated income tax treatment associated with Holdings and its Subsidiaries and (ii) no Default or Event of Default shall have occurred or be continuing;

                  (j) the Borrower and its Subsidiaries may sell or transfer amounts to the extent permitted by Section 6.05;

                  (k) the Borrower may establish Subsidiaries to the extent permitted by Section 6.15;

                  (l) the Borrower and its Domestic Wholly Owned Subsidiaries may make loans and advances to, or other investments in, Foreign Subsidiaries of the Borrower so long as the aggregate amount of any loans, advances or other investments at any time outstanding (determined without regard to any write-downs or write-offs thereof) pursuant to this paragraph (l) shall not exceed $25,000,000;

                  (m) Holdings, the Borrower and the Subsidiaries may make investments in Cash Equivalents;

                  (n) the Borrower and the Subsidiaries may hold investments consisting of noncash consideration received in connection with any sale of assets permitted by Section 6.05;

                  (o) the Borrower or any Wholly Owned Subsidiary may make Permitted Acquisitions;

                  (p) the Borrower and the Subsidiaries may contribute the Malaysian Business, or all or part of the proceeds of the sale thereof, to the Malaysian Joint Venture in exchange for an interest therein;

                  (q) in addition to investments permitted by clauses (a) through (p) above, the Borrower and its Subsidiaries may make investments in Joint Ventures so long as the aggregate amount invested pursuant to this paragraph (q) does not exceed $25,000,000 in the aggregate; and

                  (r) in addition to the investments permitted by clauses (a) through (q) above, the Borrower and its Subsidiaries may make other investments, loans and advances (other than investments in and loans and advances to Foreign Subsidiaries) in an aggregate amount (valued at cost or outstanding principal amount, as the case may be) not greater than $20,000,000 at any time outstanding.

         SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets as part of an Asset Sale, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any person (or agree to do any of the foregoing at any future time), except that:

                  (a) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 6.08;

                  (b) each of the Borrower and its Subsidiaries may, subject to
         Section 2.13(b), make any Asset Sale so long as (i) the Borrower or its Subsidiaries receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of the Borrower or such Subsidiary) of the assets sold, (ii) at least 75% of the consideration received by the Borrower and the Subsidiaries in respect thereof is in the form of cash or Cash Equivalents and (iii) the aggregate consideration received in respect of all Asset Sales pursuant to this paragraph (b) shall not exceed $10,000,000 in any four consecutive fiscal quarters of the Borrower;

                  (c) investments and Permitted Acquisitions may be made to the extent permitted by Section 6.04;

                  (d) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capital Lease Obligation except to the extent permitted by Section 6.01);

                  (e) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

                  (f) licenses, cross-licenses or sublicenses by the Borrower and its Subsidiaries of software, trademarks and other intellectual property in the ordinary course of business and which do not materially interfere with the business of Holdings and its Subsidiaries, taken as a whole, shall be permitted;

                  (g) the Acquisition shall be permitted;

                  (h) the Borrower or any Domestic Wholly Owned Subsidiary of the Borrower may transfer assets or lease to or acquire or lease assets from the Borrower or any other Domestic Wholly Owned Subsidiary or any Domestic Wholly Owned Subsidiary may be merged into the Borrower (as long as the Borrower is the surviving corporation of such merger as a Wholly Owned Subsidiary of) or any other Domestic Wholly Owned Subsidiary of the Borrower; and

                  (i) the grant of the option described in Schedule 6.05(h) shall be permitted; provided that the sale contemplated thereby shall not be permitted without the prior written consent of the Required Lenders.

To the extent the Required Lenders waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to Holdings or a Subsidiary of Holdings) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

         SECTION 6.06. Dividends. Authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

                  (a) any Subsidiary of the Borrower (i) may pay cash Dividends to the Borrower or any Wholly Owned Subsidiary of the Borrower and (ii) if such Subsidiary is not a Wholly Owned Subsidiary, may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

                  (b) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), Holdings may repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability, retirement or termination of employment of employees, officers or directors of Holdings or any of its Subsidiaries; provided that (i) all amounts used to effect such repurchases are obtained by Holdings from a substantially concurrent issuance of its common stock (or options to purchase such common stock) to other employees, members of management, executive officers or directors of Holdings or any of its Subsidiaries or (ii) to the extent the proceeds used to effect any repurchase pursuant to this clause (ii) are not obtained as described in preceding clause (i), the aggregate amount of Dividends paid by Holdings pursuant to this paragraph (b) (exclusive of amounts paid as described pursuant to preceding clause
         (i)) shall not exceed $5,000,000 in any fiscal year of Holdings; provided that, in the event that the maximum amount which is permitted to be expended in respect of Dividends during any fiscal year pursuant to this clause (b)(ii) is not fully expended during such fiscal year, the maximum amount which may be expended during the immediately succeeding fiscal year pursuant to this clause (b) (ii) shall be increased by such unutilized amount;

                  (c) the Borrower may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, legal and accounting expenses and similar expenses); provided that the aggregate amount of Dividends paid by Holdings pursuant to this clause (c) shall not exceed $500,000 in any fiscal year of Holdings;

                  (d) the Borrower may pay cash Dividends to Holdings pursuant to a Tax Sharing Agreement for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, franchise taxes and Federal, state and local income taxes and interest and penalties with respect thereto, if any, payable by Holdings; provided, however, that the amount of any such payment shall not exceed the amount of taxes that the Borrower would have been liable for on a stand-alone basis; provided further, however, that any refund shall be promptly returned by Holdings to the Borrower;

                  (e) the Borrower may pay cash Dividends to Holdings for the purpose of enabling Holdings to pay the Dividends referred to in clause
         (b) above, so long as all proceeds thereof are promptly used by Holdings to pay such Dividends; and

                  (f) the exchange of Holdings Junior Subordinated Debentures for Holdings Series A Preferred Stock, to the extent permitted as provided in Section 6.01(l), shall be permitted.

         SECTION 6.07. Transactions with Affiliates. Enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that:

                  (a) Dividends may be paid to the extent provided in Section 6.06;

                  (b) loans may be made and other transactions may be entered into between and among the Borrower, Holdings, the Subsidiaries and their respective Affiliates to the extent permitted by Sections 6.01 and 6.04;

                  (c) customary fees may be paid to non-officer directors of Holdings;

                  (d) the Borrower may pay management fees to Holdings from time to time in an amount not in excess of Holdings' compensation expenses for its employees;

                  (e) Holdings and its Subsidiaries may enter into the Operating Agreements;

                  (f) the Acquisition shall be effected; and

                  (g) the transaction described in Schedule 6.05(h) shall be permitted; provided that the sale contemplated thereby shall not be permitted without the prior written consent of the Required Lenders.

         SECTION 6.08. Capital Expenditures. (a) Make any Capital Expenditures, except that during any period set forth below, in each case taken as one accounting period, the Borrower and the Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed the amount set forth opposite such period below:

            Period                                     Amount
            ------                                     ------

            July 2, 1999 to June 30, 2000              $ 50,000,000
            July 1, 2000 to June 29, 2001              $ 60,000,000
            June 30, 2001 to June 28, 2002             $ 75,000,000
            June 29, 2002 to June 27, 2003             $105,000,000
            June 28, 2003 to July 2, 2004              $115,000,000
            July 1, 2004 to July 1, 2005               $125,000,000

         (b) Notwithstanding anything to the contrary contained in paragraph (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries pursuant to Section 6.08(a) in any fiscal year of the Borrower is less than the amount permitted by Section 6.08(a) with respect to such fiscal year, the amount of such difference may be carried forward and used to make Capital Expenditures in the immediately succeeding fiscal year (after the full amount of Capital Expenditures otherwise permitted to be made under Section 6.08(a) in such fiscal year, without regard to the provisions of this paragraph (b), have been made); provided that amounts once carried forward to such succeeding fiscal year shall lapse and terminate at the end of such fiscal year.

         SECTION 6.09. Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended during any period set forth below to be less than the amount set forth opposite such period below:

                  Period                                         Ratio
                  ------                                         -----

                  December 31, 1999 to June 29, 2001           1.75:1.00
                  June 30, 2001 to June 28, 2002               2.25:1.00
                  June 29, 2002 to June 27, 2003               2.75:1.00
                  June 28, 2003 and thereafter                 3.00:1.00

         SECTION 6.10. Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended during any period set forth below to be less than the amount set forth opposite such period below:


                  Period                                         Ratio
                  ------                                         -----

                  December 31, 1999 to June 29, 2001           1.00:1.00
                  June 30, 2001 to June 28, 2002               1.05:1.00
                  June 29, 2002 to June 27, 2003               1.05:1.00
                  June 28, 2003 and thereafter                 1.10:1.00

         SECTION 6.11. Maximum Leverage Ratio. Permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:


                  Period                                         Ratio
                  ------                                         -----

                  December 31, 1999 to June 29, 2001           4.50:1.00
                  June 30, 2001 to June 28, 2002               3.75:1.00
                  June 29, 2002 to June 27, 2003               3.25:1.00
                  June 28, 2003 to July 2, 2004                2.75:1.00
                  July 3, 2004 and thereafter                  2.50:1.00

         SECTION 6.12. Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements, etc. (i) amend or modify, or permit the amendment or modification of, any provision of existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to Indebtedness which do not in any way materially adversely affect the interests of the Lenders and are otherwise permitted under Section 6.01(c), (ii) make (or give any notice in respect of) any payment of any nature whatsoever (whether principal, interest or otherwise) with respect to, or any payment (including any prepayment) on or redemption or acquisition for value of the Seller Subordinated Notes, the Holdings Subordinated Notes or (after the issuance thereof) any Holdings Junior Subordinated Debentures (except that, so long as no Default or Event of Default has occurred and is continuing, Holdings may use up to $50,000,000 of Net Cash Proceeds from a Public Equity Offering to prepay, redeem or acquire for value the Senior Subordinated Notes, the Seller Subordinated Notes and/or any Holdings Junior Subordinated Debentures), (iii) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Senior Subordinated Notes, (iv) amend or modify, or permit the amendment or modification of, any provision of any Senior Subordinated Notes, any Seller Subordinated Notes, any Holdings Subordinated Notes or (after the issuance thereof) any Holdings Junior Subordinated Debentures or any agreement (including any Senior Subordinated Note Document, the Seller Subordinated Note Indenture or the Holdings Subordinated Credit Agreement) relating thereto other than amendments or modifications which do not in any way adversely affect the interests of the Lenders, (v) amend or modify, or permit the amendment or modification of, the Master Transaction Agreement, any Operating Agreement, any other Transaction Document, or any tax sharing agreement, in each case except for amendments or modifications which are not in any way adverse in any material respect to the interests of the Lenders or (vi) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-laws, or any agreement entered into by it, with respect to its capital stock (including any shareholders' agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (vi) or any such new agreements pursuant to this clause (vi) which do not in any way materially adversely affect in any material respect the interests of the Lenders; provided that nothing in this clause (vi) shall prevent Holdings or any of its Subsidiaries from amending its Certificate of Incorporation or By-laws to provide indemnification to any officer or director of Holdings or any such Subsidiary to the maximum extent permitted by the law of its jurisdiction of incorporation; and provided further that Holdings may issue such capital stock as is not prohibited by Section 6.14 and may amend its Certificate of Incorporation to authorize any such capital stock.

         SECTION 6.13. Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of the Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) the Senior Subordinated Note Documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (v) customary provisions restricting assignment of any agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (vi) any holder of a Lien permitted by Section 6.02 may restrict the transfer of the asset or assets subject thereto and (vii) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Closing Date in accordance with the provisions of this Agreement.

         SECTION 6.14. Limitation on Issuance of Capital Stock. (a) With respect to Holdings, issue any capital stock that is not Qualified Capital Stock.

         (b) Holdings will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law, and (iv) Subsidiaries of the Borrower formed after the Closing Date pursuant to Section 6.15 may issue capital stock to the Borrower or the respective Subsidiary of the Borrower which is to own such stock. All capital stock issued in accordance with this Section 6.14(b) shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement.

         SECTION 6.15. Limitation on Creation of Subsidiaries. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that the Borrower may establish or create one or more Wholly Owned Subsidiaries of the Borrower without such consent so long as (a) 100% of the Equity Interests of any new Domestic Subsidiary (or all Equity Interests of any new Foreign Subsidiary which is owned by any Loan Party, except that not more than 65% of the voting stock of any such Foreign Subsidiary shall be required to be so pledged) is upon the creation or establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Parties under the Pledge Agreement and (b) upon the creation or establishment of any such new Domestic Subsidiary such Domestic Subsidiary becomes a party to the applicable Security Documents in accordance with Section
5.11 and the other Loan Documents.

         SECTION 6.16. Business. (a) With respect to Holdings, engage in any business activities or have any assets or liabilities, other than (i) its ownership of the capital stock of the Borrower and liabilities incident thereto, including its liabilities pursuant to the Pledge Agreement and its guarantee pursuant to the Parent Guarantee Agreement and its guarantee of the Senior Subordinated Notes, (ii) its obligations pursuant to the Seller Subordinated Notes, the Holdings Subordinated Notes, the Holdings Series A Preferred Stock and the Holdings Junior Subordinated Debentures, if issued, and (iii) its employment of members of management of the Borrower.

         (b) With respect to the Borrower and its Subsidiaries, engage (directly or indirectly) in any business other than the business in which the Borrower and its Subsidiaries are engaged on the Closing Date and other businesses reasonably related thereto.

         SECTION 6.17. Designated Senior Indebtedness. Designate any indebtedness as "Designated Senior Indebtedness" for purposes of the Senior Subordinated Note Indenture unless the Required Lenders specifically consent thereto in writing.

         SECTION 6.18. Fiscal Year. With respect to Holdings and the Borrower, change its fiscal year-end to a date other than the Friday closest to June 30.

                                   ARTICLE VII

                                Events of Default


         In case of the happening of any of the following events ("Events of Default"):

         (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

         (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

         (d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

         (e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied or shall not be waived for a period of 20 days after written notice thereof from the Administrative Agent or any Lender to the Borrower;

         (f) Holdings, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations) in a principal amount in excess of $3,000,000 when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness (other than any such agreement or instrument evidencing the Pennsylvania Loans to the extent such failure results solely from the conversion of the obligor thereunder to a limited liability company) if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (h) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in
(g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         (i) one or more judgments for the payment of money in an aggregate amount in excess of $3,000,000 shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

         (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $1,000,000;

         (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

         (l) any of the Obligations shall cease to constitute "Senior Indebtedness" under and as defined in the Senior Subordinated Note Indenture, the Seller Subordinated Note Indenture or the Holdings Subordinated Credit Agreement or under the Holdings Junior Subordinated Debentures, if issued; or

         (m) there shall have occurred a Change in Control;

         (n) any guarantee under the Guarantee Agreements of the Obligations of the Borrower, for any reason other than the satisfaction in full of all Obligations (other than indemnification obligations not due and payable), shall cease to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party shall deny in writing that it has any further liability, including without limitation with respect to future advances by the Lenders, under any Loan Document to which it is a party;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

         In order to expedite the transactions contemplated by this Agreement, Credit Suisse First Boston is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases and supplements) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

         Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

         Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on the aggregate amount of its outstanding Term Loans and Revolving Credit

Commitment hereunder) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, and reasonable expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents. Each Revolving Credit Lender agrees to reimburse the Issuing Bank and its directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Each of the parties hereto acknowledge and agrees that neither the Syndication Agent nor the Documentation Agent shall have any duties, responsibilities, obligations or liabilities, as such, hereunder or under the other Loan Documents.

                                   ARTICLE IX

                                  Miscellaneous


         SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

                  (a) if to the Borrower or Holdings, to it at 2401 Palm Bay Road NE, Palm Bay, FL 32905, Attention of
         Controller (Fax No. 407-729-5773);

                  (b) if to the Administrative Agent, to Credit Suisse First Boston, Eleven Madison Avenue, New York, New York 10010, Attention of Agency Administration (Fax No. (212) 325-8304); and

                  (c) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

         SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

         SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate or Related Fund of such Lender, (x) the Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided, however, that the consent of the Borrower shall not be required to any such assignment during the continuance of any Event of Default described in subsection (g) or (h) of Article VII and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment) or such lesser amount as the Borrower and the Administrative Agent may from time to time agree (such agreement to be conclusively evidenced by the execution of the related Assignment and Acceptance), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together (except in the case of an assignment to an Affiliate or a Related Fund) with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and
(B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower, the Swingline Lender, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Swingline Lender and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Guarantor or all or any substantial part of the Collateral).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree

(subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.17.

         (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

         (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefore, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

         (j) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

         (k) In the event that Standard & Poor's Ratings Group, Moody's Investors Service, Inc., and Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

         SECTION 9.05. Expenses; Indemnity. (a) The Borrower and Holdings agree, jointly and severally, to pay all out-of-pocket expenses (i) incurred by the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or (ii) incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

         (b) The Borrower and Holdings agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, trustees, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this

Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

         SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j), the provisions of this
Section 9.08, the definition of the term "Required Lenders" or release any Guarantor (other than in connection with a transaction permitted hereunder) or all or any substantial part of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Term Loans or Revolving Loans (as used in this Section, each a "Class" of Loans) differently from the rights in respect of payments due to Lenders holding the other Class of Loans without the prior written consent of Lenders holding a majority of the aggregate outstanding principal amount of the Loans (or, if no Revolving Loans are outstanding, the Revolving Commitments) of the adversely affected Class of Loans, or (v) amend or modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, respectively.

         SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT

OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

         (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.16. Judgment Currency. (a) The obligations of the Borrower and the other Loan Parties hereunder and under the other Loan Documents to make payments in dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender or the Issuing Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender or the Issuing Bank under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower or any other Loan Party or in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining the rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

         SECTION 9.17. Confidentiality. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to a potential assignee or participant of such Lender or any direct or indirect contractual counterparty in any swap agreement relating to the Loans or such potential assignee's or participant's or counterparty's advisors who need to know such Information (provided that any such potential assignee or participant or counterparty shall, and shall use its best efforts to cause its advisors to, keep confidential all such information on the terms set forth in this Section 9.17, (c) to the extent requested by any regulatory authority,
(d) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (e) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.17 or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower or Holdings. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower or Holdings and related to the Borrower or Holdings, any shareholder of the Borrower or Holdings or any employee, customer or supplier of the Borrower or Holdings, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower or Holdings, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.17 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement. Borrower or Holdings, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower or Holdings, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.17 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  INTERSIL CORPORATION,

                                    by  /s/ Greg Williams
                                        ----------------------------------------
                                        Name: Greg Williams
                                        Title: President and CEO


                                  INTERSIL HOLDING CORPORATION,

                                    by  /s/ Greg Williams
                                        ----------------------------------------
                                        Name: Greg Williams
                                        Title: President and CEO


                                  CREDIT SUISSE FIRST BOSTON, individually, and as Administrative Agent, Collateral Agent, Swingline Lender and an Issuing Bank,

                                    by  /s/ Chris T. Horgan
                                        ----------------------------------------
                                        Name: Chris T. Horgan
                                        Title: Vice President


                                    by  /s/ Julia P. Kingsbury
                                        ----------------------------------------
                                        Name: Julia P. Kingsbury
                                        Title: Vice President


                                  SALOMON SMITH BARNEY INC., individually, and as Syndication Agent,

                                    by  /s/ Nicolas T. Erni
                                        ----------------------------------------
                                        Name: Nicolas T. Erni
                                        Title: First Vice President


                                  MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK, individually, and as
                                  Documentation Agent,

                                    by  /s/ Charles O. O'Brian
                                        ----------------------------------------
                                        Name: Charles O. O'Brian
                                        Title: Managing Director

                                  SCOTIABANC INC,

                                    by  /s/ W. J. Brown
                                        ----------------------------------------
                                        Name: W.J. Brown
                                        Title: Managing Director

                                  TRANSAMERICA COMMERCIAL FINANCE
                                  CORPORATION,

                                    by  /s/ Christopher C. Meals
                                        ----------------------------------------
                                        Name: Christopher C. Meals
                                        Title: Vice President-Credit


                                  IBM CREDIT CORPORATION,

                                    by  /s/ Thomas S. Curcio
                                        ----------------------------------------
                                        Name: Thomas S. Curcio
                                        Title: Manager of Credit


                                  SUNTRUST BANK, CENTRAL FLORIDA,
                                  NATIONAL ASSOCIATION,

                                    by  /s/ W. David Wisdom
                                        ----------------------------------------
                                        Name: W. David Wisdom
                                        Title: Vice President


                                  BANKBOSTON, N.A., as Trust Administrator for
                                  LONGLAND MASTER TRUST IV,

                                    by  /s/ Renee A. Ross
                                        ----------------------------------------
                                        Name: Renee A. Ross
                                        Title: Managing Director
                                               Credit Derivatives


                                  SRF TRADING, INC.,

                                    by  /s/ Kelly C. Walker
                                        ----------------------------------------
                                        Name: Kelly C. Walker
                                        Title: Vice President

                                  BANKBOSTON, N.A., as Trust Administrator for
                                  LONGLAND MASTER TRUST IV,

                                    by  /s/ Renee A. Ross
                                        ----------------------------------------
                                        Name: Renee A. Ross
                                        Title: Managing Director
                                               Credit Derivatives


                                  STEIN ROE FLOATING RATE LIMITED
                                  LIABILITY COMPANY,

                                    by  /s/ Kelly C. Walker
                                        ----------------------------------------
                                        Name: Kelly C. Walker
                                        Title: Vice President


                                  BANKBOSTON, N.A.,

                                    by  /s/ Lynn R. Schade
                                        ----------------------------------------
                                        Name: Lynn R. Schade
                                        Title: Vice President


                                  MERRILL LYNCH SENIOR FLOATING RATE
                                  FUND, INC.,

                                    by  /s/ Joseph Moroney
                                        ----------------------------------------
                                        Name: Joseph Moroney
                                        Title: Authorized Signatory


                                  THE FUJI BANK, LIMITED,

                                    by  /s/ Teiji Teramoto
                                        ----------------------------------------
                                        Name: Teiji Meramoto
                                        Title: Vice President & Manager


                                  OLYMPIC FUNDING TRUST, SERIES 1999-1,

                                    by  /s/ Kelly C. Walker
                                        ----------------------------------------
                                        Name: Kelly C. Walker
                                        Title: Authorized Agent

                                  MORGAN STANLEY DEAN WITTER PRIME
                                  INCOME TRUST,

                                    by  /s/ Peter Gewirtz
                                        ----------------------------------------
                                        Name: Peter Gewirtz
                                        Title: Authorized Signatory


                                  SALOMON BROTHERS HOLDING COMPANY
                                  INC,

                                    by  /s/ Timothy L. Freeman
                                        ----------------------------------------
                                        Name: Timothy L. Freeman
                                        Title: Attorney-in-Fact


                                  NORTH AMERICAN SENIOR FLOATING
                                  RATE FUND
                                  By: CypressTree Investment Management
                                      Company, Inc, as Portfolio Manager,

                                    by  /s/ Timothy M. Barns
                                        ----------------------------------------
                                        Name: Timothy M. Barns
                                        Title: Managing Director

                                                                SCHEDULE 1.01(a)

                              MORTGAGED PROPERTIES

--------------------------------------------------------------------------------
     Owner                       Interest Held        Property Address
--------------------------------------------------------------------------------
Intersil Corporation             Fee Title         2401 Palm Bay Road NE,
                                                   Palm Bay, Brevard County,
                                                   Florida 32905
--------------------------------------------------------------------------------
Harris Semiconductor (Ohio),     Fee Title         1700 Fostoria Road, Findlay,
LLC                                                Hancock County, Ohio 45840-
                                                   6287
--------------------------------------------------------------------------------
Harris Semiconductor             Fee Title         125 Crestwood Industrial
(Pennsylvania), LLC                                Park, Mountaintop, Luzerne
                                                   County, Pennsylvania
                                                   (There are two (2) parcels to
                                                   this site, a 38.29 +/- acre
                                                   parcel and a 46.12 +/- acre
                                                   parcel)


--------------------------------------------------------------------------------

                                                                SCHEDULE 1.01(b)


                              SUBSIDIARY GUARANTORS


                   ARTICLE I Harris Semiconductor (Ohio), LLC

               ARTICLE II Harris Semiconductor (Pennsylvania), LLC

                      ARTICLE III Harris Semiconductor, LLC

                      ARTICLE IV Choice Microsystems, Inc.

                                  Schedule 2.01
                             Lenders and Commitments

============================================================================================================
             Institution                    Revolving                 Term B                   Total
                                            Commitment              Commitment               Commitment
------------------------------------------------------------------------------------------------------------
     Credit Suisse First Boston           $10,000,000.00          $85,000,000.00         $915,000,000.00
------------------------------------------------------------------------------------------------------------
            SSB/Citibank                  10,000,000.00                                    10,000,000.00
------------------------------------------------------------------------------------------------------------
        Morgan Guaranty Trust             10,000,000.00                                    10,000,000.00
         Company of New York
------------------------------------------------------------------------------------------------------------
           Scotiabanc Inc.                10,000,000.00            $5,000,000.00           15,000,000.00
------------------------------------------------------------------------------------------------------------
       Transamerica Commercial            10,000,000.00                                    10,000,000.00
         Finance Corporation
------------------------------------------------------------------------------------------------------------
       IBM Credit Corporation             10,000,000.00            15,000,000.00           25,000,000.00
       SunTrust Bank, Central             10,000,000.00            5,000,000.00            15,000,000.00
          Florida, National
             Association
------------------------------------------------------------------------------------------------------------
        BankBoston, N,A., as                                       10,000,000.00           10,000,000.00
     Administrator for Longlane
           Master Trust IV
------------------------------------------------------------------------------------------------------------
          BankBoston, N.A.                                         8,000,000.00             8,000,000.00
------------------------------------------------------------------------------------------------------------
          SRF Trading, Inc.                                        5,000,000.00             5,000,000.00
------------------------------------------------------------------------------------------------------------
       Stein Roe Floating Rate                                     1,000,000.00             1,000,000.00
      Limited Liability Company
------------------------------------------------------------------------------------------------------------
        Merrill Lynch Senior                                       35,000,000.00           35,000,000.00
      Floating Rate Fund, Inc.
------------------------------------------------------------------------------------------------------------
         Fuji Bank, Limited                                        10,000,000.00           10,000,000.00
------------------------------------------------------------------------------------------------------------
       Olympic Funding Trust,                                      5,000,000.00             5,000,000.00
            Series 1999-1
------------------------------------------------------------------------------------------------------------
       CypressTree Investment                                      9,000,000.00             9,000,000.00
      Management Company, Inc.
------------------------------------------------------------------------------------------------------------
         Morgan Stanley Dean                                       12,000,000.00           12,000,000.00
      Witter Prime Income Trust
------------------------------------------------------------------------------------------------------------
                Total                     $70,000,000.00          $205,000,000.00        $275,000,000.00
============================================================================================================

                                                                   SCHEDULE 3.01


                        QUALIFICATIONS AND GOOD STANDINGS



Harris Semiconductor (Pennsylvania), LLC

         Delaware
         Florida


Harris Semiconductor (Ohio), LLC

         Delaware
         Ohio


Harris Semiconductor, LLC

         Delaware
         Florida

                                                                   SCHEDULE 3.04


                              POST CLOSING FILINGS



1.       Foreign qualifications of limited liability companies

                                                                SCHEDULE 3.07(A)

(a) With respect to any Mortgaged Property, all of the Permitted Encumbrances (as such term is defined in the Mortgage encumbering such Mortgaged Property) existing on the Closing Date.

(b) Certain of the Patents and Patent Applications (see attached list) owned by Harris were acquired by Harris through acquisitions of businesses. Harris chose not to record the assignment of the patents to Harris with the Patent and Trademark Office until such time as the patents and applications had to be defended or transferred. The Borrower intends to complete these transfers as soon as possible after the Closing.

                                 ISSUED PATENTS
                            OWNER: HARRIS CORPORATION

                  RECORD OWNER IN PATENT AND TRADEMARK OFFICE:
                            GENERAL ELECTRIC COMPANY

                   ------------------------------------------
                      Patent Number          Issue Date
                   ------------------------------------------
                   4252263                       24-Feb-1981
                   ------------------------------------------
                   4263058                       21-Apr-1981
                   ------------------------------------------
                   4268843                       19-May-1981
                   ------------------------------------------
                   4331970                       25-May-1982
                   ------------------------------------------
                   4333964                       08-Jun-1982
                   ------------------------------------------
                   4333965                       08-Jun-1982
                   ------------------------------------------
                   4339869                       20-Jul-1982
                   ------------------------------------------
                   4341594                       27-Jul-1982
                   ------------------------------------------
                   4343015                       03-Aug-1982
                   ------------------------------------------
                   4345266                       17-Aug-1982
                   ------------------------------------------
                   4349621                       14-Sep-1982
                   ------------------------------------------
                   4356503                       26-Oct-1982
                   ------------------------------------------
                   4374389                       15-Feb-1983
                   ------------------------------------------
                   4377322                       22-Mar-1983
                   ------------------------------------------
                   4378565                       29-Mar-1983
                   ------------------------------------------
                   4390393                       28-Jun-1983
                   ------------------------------------------
                   4394712                       19-Jul-1983
                   ------------------------------------------
                   4396467                       02-Aug-1983
                   ------------------------------------------
                   4409278                       11-Oct-1983
                   ------------------------------------------
                   4412142                       25-Oct-1983
                   ------------------------------------------
                   4412868                       01-Nov-1983
                   ------------------------------------------
                   4413766                       08-Nov-1983
                   ------------------------------------------
                   4414243                       08-Nov-1983
                   ------------------------------------------
                   4415955                       15-Nov-1983
                   ------------------------------------------
                   4417385                       29-Nov-1983
                   ------------------------------------------
                   4427993                       24-Jan-1984
                   ------------------------------------------
                   4429011                       31-Jan-1984
                   ------------------------------------------
                   4430792                       14-Feb-1984
                   ------------------------------------------
                   4439856                       27-Mar-1984
                   ------------------------------------------
                   4443931                       24-Apr-1984
                   ------------------------------------------
                   4444618                       24-Apr-1984
                   ------------------------------------------
                   4466176                       21-Aug-1984
                   ------------------------------------------
                   4468574                       28-Aug-1984
                   ------------------------------------------
                   4471004                       11-Sep-1984
                   ------------------------------------------
                   4472628                       18-Sep-1984
                   ------------------------------------------
                   4472821                       18-Sep-1984
                   ------------------------------------------
                   4475280                       09-Oct-1984
                   ------------------------------------------
                   4484087                       20-Nov-1984
                   ------------------------------------------
                   4492738                       08-Jan-1985
                   ------------------------------------------
                   4492739                       08-Jan-1985
                   ------------------------------------------
                   4494134                       15-Jan-1985
                   ------------------------------------------
                   4496634                       29-Jan-1985
                   ------------------------------------------
                   4498172                       05-Feb-1985
                   ------------------------------------------
                   4498923                       12-Feb-1985
                   ------------------------------------------
                   4498924                       12-Feb-1985
                   ------------------------------------------
                   4498925                       12-Feb-1985
                   ------------------------------------------
                   4498926                       12-Feb-1985
                   ------------------------------------------
                   4499558                       12-Feb-1985
                   ------------------------------------------
                   4500029                       19-Feb-1985
                   ------------------------------------------
                   4500609                       19-Feb-1985
                   ------------------------------------------
                   4500898                       19-Feb-1985
                   ------------------------------------------
                   4505029                       19-Mar-1985
                   ------------------------------------------

                   ------------------------------------------
                      Patent Number          Issue Date
                   ------------------------------------------
                   4521695                       04-Jun-1985
                   ------------------------------------------
                   4523111                       11-Jun-1985
                   ------------------------------------------
                   4528582                       09-Jul-1985
                   ------------------------------------------
                   4536782                       20-Aug-1985
                   ------------------------------------------
                   4538170                       27-Aug-1985
                   ------------------------------------------
                   4571815                       25-Feb-1986
                   ------------------------------------------
                   4581626                       08-Apr-1986
                   ------------------------------------------
                   4583281                       22-Apr-1986
                   ------------------------------------------
                   4584207                       22-Apr-1986
                   ------------------------------------------
                   4585493                       29-Apr-1986
                   ------------------------------------------
                   4587712                       13-May-1986
                   ------------------------------------------
                   4590130                       20-May-1986
                   ------------------------------------------
                   4593458                       10-Jun-1986
                   ------------------------------------------
                   4597002                       24-Jun-1986
                   ------------------------------------------
                   4597822                       01-Jul-1986
                   ------------------------------------------
                   4598461                       08-Jul-1986
                   ------------------------------------------
                   4602210                       22-Jul-1986
                   ------------------------------------------
                   4609932                       02-Sep-1986
                   ------------------------------------------
                   4613882                       23-Sep-1986
                   ------------------------------------------
                   4620258                       28-Oct-1986
                   ------------------------------------------
                   4628174                       09-Dec-1986
                   ------------------------------------------
                   4635092                       06-Jan-1987
                   ------------------------------------------
                   4638400                       20-Jan-1987
                   ------------------------------------------
                   4641162                       03-Feb-1987
                   ------------------------------------------
                   4641174                       03-Feb-1987
                   ------------------------------------------
                   4644637                       24-Feb-1987
                   ------------------------------------------
                   4645957                       24-Feb-1987
                   ------------------------------------------
                   4646117                       24-Feb-1987
                   ------------------------------------------
                   4646129                       24-Feb-1987
                   ------------------------------------------
                   4648174                       10-Mar-1987
                   ------------------------------------------
                   4656493                       07-Apr-1987
                   ------------------------------------------
                   4661838                       28-Apr-1987
                   ------------------------------------------
                   4663547                       05-May-1987
                   ------------------------------------------
                   4677736                       07-Jul-1987
                   ------------------------------------------
                   4680603                       14-Jul-1987
                   ------------------------------------------
                   4684878                       04-Aug-1987
                   ------------------------------------------
                   4685040                       04-Aug-1987
                   ------------------------------------------
                   4691433                       08-Sep-1987
                   ------------------------------------------
                   4695489                       22-Sep-1987
                   ------------------------------------------
                   4707455                       17-Nov-1987
                   ------------------------------------------
                   4716124                       29-Dec-1987
                   ------------------------------------------
                   4717679                       05-Jan-1988
                   ------------------------------------------
                   4720308                       19-Jan-1988
                   ------------------------------------------
                   4722654                       02-Feb-1988
                   ------------------------------------------
                   4722912                       02-Feb-1988
                   ------------------------------------------
                   4725875                       16-Feb-1988
                   ------------------------------------------
                   4727515                       23-Feb-1988
                   ------------------------------------------
                   4729005                       01-Mar-1988
                   ------------------------------------------
                   4729079                       01-Mar-1988
                   ------------------------------------------
                   4730131                       08-Mar-1988
                   ------------------------------------------
                   4731695                       15-Mar-1988
                   ------------------------------------------
                   4732838                       22-Mar-1988
                   ------------------------------------------
                   4733039                       22-Mar-1988
                   ------------------------------------------
                   4733104                       22-Mar-1988
                   ------------------------------------------
                   4735917                       05-Apr-1988
                   ------------------------------------------
                   4735919                       05-Apr-1988
                   ------------------------------------------
                   4737033                       12-Apr-1988
                   ------------------------------------------
                   4737217                       12-Apr-1988
                   ------------------------------------------
                   4737828                       12-Apr-1988
                   ------------------------------------------

                   ------------------------------------------
                      Patent Number          Issue Date
                   ------------------------------------------
                   4739387                       19-Apr-1988
                   ------------------------------------------
                   4741212                       03-May-1988
                   ------------------------------------------
                   4743952                       10-May-1988
                   ------------------------------------------
                   4745089                       17-May-1988
                   ------------------------------------------
                   4746375                       24-May-1988
                   ------------------------------------------
                   4750216                       07-Jun-1988
                   ------------------------------------------
                   4750666                       14-Jun-1988
                   ------------------------------------------
                   4755481                       05-Jul-1988
                   ------------------------------------------
                   4760557                       26-Jul-1988
                   ------------------------------------------
                   4764482                       16-Aug-1988
                   ------------------------------------------
                   4766317                       23-Aug-1988
                   ------------------------------------------
                   4767724                       30-Aug-1988
                   ------------------------------------------
                   4768016                       30-Aug-1988
                   ------------------------------------------
                   4769744                       06-Sep-1988
                   ------------------------------------------
                   4772568                       20-Sep-1988
                   ------------------------------------------
                   4774452                       27-Sep-1988
                   ------------------------------------------
                   4775641                       04-Oct-1988
                   ------------------------------------------
                   4775952                       04-Oct-1988
                   ------------------------------------------
                   4778776                       18-Oct-1988
                   ------------------------------------------
                   4779161                       18-Oct-1988
                   ------------------------------------------
                   4782249                       01-Nov-1988
                   ------------------------------------------
                   4782379                       01-Nov-1988
                   ------------------------------------------
                   4783643                       08-Nov-1988
                   ------------------------------------------
                   4783690                       08-Nov-1988
                   ------------------------------------------
                   4784936                       15-Nov-1988
                   ------------------------------------------
                   4786814                       22-Nov-1988
                   ------------------------------------------
                   4786955                       22-Nov-1988
                   ------------------------------------------
                   4786961                       22-Nov-1988
                   ------------------------------------------
                   4791464                       13-Dec-1988
                   ------------------------------------------
                   4794432                       27-Dec-1988
                   ------------------------------------------
                   4794437                       27-Dec-1988
                   ------------------------------------------
                   4795716                       03-Jan-1989
                   ------------------------------------------
                   4796070                       03-Jan-1989
                   ------------------------------------------
                   4799095                       17-Jan-1989
                   ------------------------------------------
                   4801985                       31-Jan-1989
                   ------------------------------------------
                   4801986                       31-Jan-1989
                   ------------------------------------------
                   4803528                       07-Feb-1989
                   ------------------------------------------
                   4803533                       07-Feb-1989
                   ------------------------------------------
                   4805187                       14-Feb-1989
                   ------------------------------------------
                   4809047                       28-Feb-1989
                   ------------------------------------------
                   4809135                       28-Feb-1989
                   ------------------------------------------
                   4810617                       07-Mar-1989
                   ------------------------------------------
                   4810619                       07-Mar-1989
                   ------------------------------------------
                   4810665                       07-Mar-1989
                   ------------------------------------------
                   4814283                       21-Mar-1989
                   ------------------------------------------
                   4816422                       28-Mar-1989
                   ------------------------------------------
                   4816892                       28-Mar-1989
                   ------------------------------------------
                   4821095                       11-Apr-1989
                   ------------------------------------------
                   4823176                       18-Apr-1989
                   ------------------------------------------
                   4824698                       25-Apr-1989
                   ------------------------------------------
                   4824802                       25-Apr-1989
                   ------------------------------------------
                   4833644                       23-May-1989
                   ------------------------------------------
                   4837606                       06-Jun-1989
                   ------------------------------------------
                   4845050                       04-Jul-1989
                   ------------------------------------------
                   4847671                       11-Jul-1989
                   ------------------------------------------
                   4849377                       18-Jul-1989
                   ------------------------------------------
                   4857977                       15-Aug-1989
                   ------------------------------------------
                   4857983                       15-Aug-1989
                   ------------------------------------------

                   ------------------------------------------
                      Patent Number          Issue Date
                   ------------------------------------------
                   4859620                       22-Aug-1989
                   ------------------------------------------
                   4860080                       22-Aug-1989
                   ------------------------------------------
                   4862242                       29-Aug-1989
                   ------------------------------------------
                   4864379                       05-Sep-1989
                   ------------------------------------------
                   4868921                       19-Sep-1989
                   ------------------------------------------
                   4871617                       03-Oct-1989
                   ------------------------------------------
                   4872039                       03-Oct-1989
                   ------------------------------------------
                   4872141                       03-Oct-1989
                   ------------------------------------------
                   4883767                       28-Nov-1989
                   ------------------------------------------
                   4888627                       19-Dec-1989
                   ------------------------------------------
                   4890143                       26-Dec-1989
                   ------------------------------------------
                   4895780                       23-Jan-1990
                   ------------------------------------------
                   4897650                       30-Jan-1990
                   ------------------------------------------
                   4901127                       13-Feb-1990
                   ------------------------------------------
                   4901135                       13-Feb-1990
                   ------------------------------------------
                   4903094                       20-Feb-1990
                   ------------------------------------------
                   4903107                       20-Feb-1990
                   ------------------------------------------
                   4903189                       20-Feb-1990
                   ------------------------------------------
                   4904609                       27-Feb-1990
                   ------------------------------------------
                   4908736                       13-Mar-1990
                   ------------------------------------------
                   4910563                       20-Mar-1990
                   ------------------------------------------
                   4914812                       10-Apr-1990
                   ------------------------------------------
                   4926236                       15-May-1990
                   ------------------------------------------
                   4927772                       22-May-1990
                   ------------------------------------------
                   4933740                       12-Jun-1990
                   ------------------------------------------
                   4933742                       12-Jun-1990
                   ------------------------------------------
                   4933904                       12-Jun-1990
                   ------------------------------------------
                   4933994                       19-Jun-1990
                   ------------------------------------------
                   4937467                       26-Jun-1990
                   ------------------------------------------
                   4937644                       26-Jun-1990
                   ------------------------------------------
                   4939101                       03-Jul-1990
                   ------------------------------------------
                   4941026                       10-Jul-1990
                   ------------------------------------------
                   4942440                       17-Jul-1990
                   ------------------------------------------
                   4942449                       17-Jul-1990
                   ------------------------------------------
                   4947221                       07-Aug-1990
                   ------------------------------------------
                   4951221                       21-Aug-1990
                   ------------------------------------------
                   4958210                       18-Sep-1990
                   ------------------------------------------
                   4958211                       18-Sep-1990
                   ------------------------------------------
                   4963951                       16-Oct-1990
                   ------------------------------------------
                   4964726                       23-Oct-1990
                   ------------------------------------------
                   4967243                       30-Oct-1990
                   ------------------------------------------
                   4969027                       06-Nov-1990
                   ------------------------------------------
                   4969028                       06-Nov-1990
                   ------------------------------------------
                   4980740                       25-Dec-1990
                   ------------------------------------------
                   4980741                       25-Dec-1990
                   ------------------------------------------
                   4981816                       01-Jan-1991
                   ------------------------------------------
                   4982258                       01-Jan-1991
                   ------------------------------------------
                   4983537                       08-Jan-1991
                   ------------------------------------------
                   4985740                       15-Jan-1991
                   ------------------------------------------
                   4989061                       29-Jan-1991
                   ------------------------------------------
                   4990995                       05-Feb-1991
                   ------------------------------------------
                   4994871                       19-Feb-1991
                   ------------------------------------------
                   4994883                       19-Feb-1991
                   ------------------------------------------
                   4996116                       26-Feb-1991
                   ------------------------------------------
                   4998151                       05-Mar-1991
                   ------------------------------------------
                   4998156                       05-Mar-1991
                   ------------------------------------------
                   4999684                       12-Mar-1991
                   ------------------------------------------
                   4999691                       12-Mar-1991
                   ------------------------------------------

                   ------------------------------------------
                      Patent Number          Issue Date
                   ------------------------------------------
                   5014102                       07-May-1991
                   ------------------------------------------
                   5015921                       14-May-1991
                   ------------------------------------------
                   5018002                       21-May-1991
                   ------------------------------------------
                   5028987                       02-Jul-1991
                   ------------------------------------------
                   5041896                       20-Aug-1991
                   ------------------------------------------
                   5082795                       21-Jan-1992
                   ------------------------------------------
                   5100740                       31-Mar-1992
                   ------------------------------------------
                   5103290                       07-Apr-1992
                   ------------------------------------------
                   5105536                       21-Apr-1992
                   ------------------------------------------
                   5135890                       04-Aug-1992
                   ------------------------------------------
                   5139972                       18-Aug-1992
                   ------------------------------------------
                   5166773                       24-Nov-1992
                   ------------------------------------------
                   5184206                       02-Feb-1993
                   ------------------------------------------
                   5206186                       27-Apr-1993
                   ------------------------------------------
                   5209390                       11-May-1993
                   ------------------------------------------
                   5293070                       08-Mar-1994
                   ------------------------------------------
                   5304847                       19-Apr-1994
                   ------------------------------------------

                                 ISSUED PATENTS
                            OWNER: HARRIS CORPORATION

                  RECORD OWNER IN PATENT AND TRADEMARK OFFICE:
          RCA CORPORATION, GENERAL ELECTRIC SOLID STATE PATENTS, INC.,
                     AND HARRIS SEMICONDUCTOR PATENTS, INC.

                   ------------------------------------------
                   Patent Number             Issue Date
                   ------------------------------------------
                      0032351                    17-Feb-1987
                   ------------------------------------------
                      4227411                    14-Oct-1980
                   ------------------------------------------
                      4230505                    28-Oct-1980
                   ------------------------------------------
                      4239790                    16-Dec-1980
                   ------------------------------------------
                      4242738                    30-Dec-1980
                   ------------------------------------------
                      4244001                    06-Jan-1981
                   ------------------------------------------
                      4250500                    10-Feb-1981
                   ------------------------------------------
                      4250541                    10-Feb-1981
                   ------------------------------------------
                      4251811                    17-Feb-1981
                   ------------------------------------------
                      4252574                    24-Feb-1981
                   ------------------------------------------
                      4253105                    24-Feb-1981
                   ------------------------------------------
                      4253106                    24-Feb-1981
                   ------------------------------------------
                      4253162                    24-Feb-1981
                   ------------------------------------------
                      4256052                    17-Mar-1981
                   ------------------------------------------
                      4256796                    17-Mar-1981
                   ------------------------------------------
                      4258508                    31-Mar-1981
                   ------------------------------------------
                      4260886                    07-Apr-1981
                   ------------------------------------------
                      4262073                    14-Apr-1981
                   ------------------------------------------
                      4262083                    14-Apr-1981
                   ------------------------------------------
                      4263057                    21-Apr-1981
                   ------------------------------------------
                      4263872                    28-Apr-1981
                   ------------------------------------------
                      4267519                    12-May-1981
                   ------------------------------------------
                      4268537                    19-May-1981
                   ------------------------------------------
                      4270190                    26-May-1981
                   ------------------------------------------
                      4272728                    09-Jun-1981
                   ------------------------------------------
                      4272882                    16-Jun-1981
                   ------------------------------------------
                      4275282                    23-Jun-1981
                   ------------------------------------------
                      4276688                    07-Jul-1981
                   ------------------------------------------
                      4277884                    14-Jul-1981
                   ------------------------------------------
                      4278508                    14-Jul-1981
                   ------------------------------------------
                      4279688                    21-Jul-1981
                   ------------------------------------------
                      4281400                    28-Jul-1981
                   ------------------------------------------
                      4282266                    04-Aug-1981
                   ------------------------------------------
                      4282477                    04-Aug-1981
                   ------------------------------------------
                      4282478                    04-Aug-1981
                   ------------------------------------------
                      4282496                    04-Aug-1981
                   ------------------------------------------
                      4282537                    04-Aug-1981
                   ------------------------------------------
                      4284033                    18-Aug-1981
                   ------------------------------------------
                      4284945                    18-Aug-1981
                   ------------------------------------------
                      4287256                    01-Sep-1981
                   ------------------------------------------
                      4291324                    22-Sep-1981
                   ------------------------------------------
                      4294321                    13-Oct-1981
                   ------------------------------------------
                      4295101                    13-Oct-1981
                   ------------------------------------------
                      4295266                    20-Oct-1981
                   ------------------------------------------
                      4296370                    20-Oct-1981
                   ------------------------------------------
                      4297149                    27-Oct-1981
                   ------------------------------------------
                      4297393                    27-Oct-1981
                   ------------------------------------------
                      4297644                    27-Oct-1981
                   ------------------------------------------
                      4299910                    10-Nov-1981
                   ------------------------------------------
                      4300091                    10-Nov-1981
                   ------------------------------------------
                      4302273                    24-Nov-1981
                   ------------------------------------------

                   ------------------------------------------
                   Patent Number             Issue Date
                   ------------------------------------------
                      4302498                    24-Nov-1981
                   ------------------------------------------
                      4302718                    24-Nov-1981
                   ------------------------------------------
                      4303341                    01-Dec-1981
                   ------------------------------------------
                      4303907                    01-Dec-1981
                   ------------------------------------------
                      4304983                    08-Dec-1981
                   ------------------------------------------
                      4305044                    08-Dec-1981
                   ------------------------------------------
                      4305086                    08-Dec-1981
                   ------------------------------------------
                      4305725                    15-Dec-1981
                   ------------------------------------------
                      4311967                    19-Jan-1982
                   ------------------------------------------
                      4312680                    26-Jan-1982
                   ------------------------------------------
                      4313106                    26-Jan-1982
                   ------------------------------------------
                      4313782                    02-Feb-1982
                   ------------------------------------------
                      4313809                    02-Feb-1982
                   ------------------------------------------
                      4314166                    02-Feb-1982
                   ------------------------------------------
                      4315782                    16-Feb-1982
                   ------------------------------------------
                      4317110                    23-Feb-1982
                   ------------------------------------------
                      4318087                    02-Mar-1982
                   ------------------------------------------
                      4318216                    09-Mar-1982
                   ------------------------------------------
                      4318749                    09-Mar-1982
                   ------------------------------------------
                      4319187                    09-Mar-1982
                   ------------------------------------------
                      4320373                    16-Mar-1982
                   ------------------------------------------
                      4321470                    23-Mar-1982
                   ------------------------------------------
                      4321492                    23-Mar-1982
                   ------------------------------------------
                      4321543                    23-Mar-1982
                   ------------------------------------------
                      4321648                    23-Mar-1982
                   ------------------------------------------
                      4322592                    30-Mar-1982
                   ------------------------------------------
                      4322691                    30-Mar-1982
                   ------------------------------------------
                      4324814                    13-Apr-1982
                   ------------------------------------------
                      4325017                    13-Apr-1982
                   ------------------------------------------
                      4325018                    13-Apr-1982
                   ------------------------------------------
                      4326494                    27-Apr-1982
                   ------------------------------------------
                      4326553                    27-Apr-1982
                   ------------------------------------------
                      4327325                    27-Apr-1982
                   ------------------------------------------
                      4328068                    04-May-1982
                   ------------------------------------------
                      4328614                    11-May-1982
                   ------------------------------------------
                      4329600                    11-May-1982
                   ------------------------------------------
                      4330671                    18-May-1982
                   ------------------------------------------
                      4332077                    01-Jun-1982
                   ------------------------------------------
                      4333051                    01-Jun-1982
                   ------------------------------------------
                      4333057                    01-Jun-1982
                   ------------------------------------------
                      4333058                    01-Jun-1982
                   ------------------------------------------
                      4333099                    01-Jun-1982
                   ------------------------------------------
                      4334196                    08-Jun-1982
                   ------------------------------------------
                      4334198                    08-Jun-1982
                   ------------------------------------------
                      4334347                    15-Jun-1982
                   ------------------------------------------
                      4335360                    15-Jun-1982
                   ------------------------------------------
                      4336550                    22-Jun-1982
                   ------------------------------------------
                      4337423                    29-Jun-1982
                   ------------------------------------------
                      4337522                    29-Jun-1982
                   ------------------------------------------
                      4339285                    13-Jul-1982
                   ------------------------------------------
                      4339645                    13-Jul-1982
                   ------------------------------------------
                      4339809                    13-Jul-1982
                   ------------------------------------------
                      4341861                    27-Jul-1982
                   ------------------------------------------
                      4344383                    17-Aug-1982
                   ------------------------------------------
                      4344985                    17-Aug-1982
                   ------------------------------------------
                      4345213                    17-Aug-1982
                   ------------------------------------------
                      4345216                    17-Aug-1982
                   ------------------------------------------
                      4348105                    07-Sep-1982
                   ------------------------------------------
                      4348365                    07-Sep-1982
                   ------------------------------------------
                      4348596                    07-Sep-1982
                   ------------------------------------------

                   ------------------------------------------
                   Patent Number             Issue Date
                   ------------------------------------------
                      4348886                    14-Sep-1982
                   ------------------------------------------
                      4349408                    14-Sep-1982
                   ------------------------------------------
                      4350906                    21-Sep-1982
                   ------------------------------------------
                      4352016                    28-Sep-1982
                   ------------------------------------------
                      4352017                    28-Sep-1982
                   ------------------------------------------
                      4352031                    28-Sep-1982
                   ------------------------------------------
                      4353036                    05-Oct-1982
                   ------------------------------------------
                      4353159                    12-Oct-1982
                   ------------------------------------------
                      4354255                    12-Oct-1982
                   ------------------------------------------
                      4355094                    19-Oct-1982
                   ------------------------------------------
                      4355114                    19-Oct-1982
                   ------------------------------------------
                      4355115                    19-Oct-1982
                   ------------------------------------------
                      4355283                    19-Oct-1982
                   ------------------------------------------
                      4355287                    19-Oct-1982
                   ------------------------------------------
                      4355341                    19-Oct-1982
                   ------------------------------------------
                      4355457                    26-Oct-1982
                   ------------------------------------------
                      4355903                    26-Oct-1982
                   ------------------------------------------
                      4356152                    26-Oct-1982
                   ------------------------------------------
                      4357203                    02-Nov-1982
                   ------------------------------------------
                      4357369                    02-Nov-1982
                   ------------------------------------------
                      4360785                    23-Nov-1982
                   ------------------------------------------
                      4361762                    30-Nov-1982
                   ------------------------------------------
                      4361815                    30-Nov-1982
                   ------------------------------------------
                      4361816                    30-Nov-1982
                   ------------------------------------------
                      4363830                    14-Dec-1982
                   ------------------------------------------
                      4364073                    14-Dec-1982
                   ------------------------------------------
                      4365174                    21-Dec-1982
                   ------------------------------------------
                      4365202                    21-Dec-1982
                   ------------------------------------------
                      4365212                    21-Dec-1982
                   ------------------------------------------
                      4366444                    28-Dec-1982
                   ------------------------------------------
                      4366495                    28-Dec-1982
                   ------------------------------------------
                      4369220                    18-Jan-1983
                   ------------------------------------------
                      4369254                    18-Jan-1983
                   ------------------------------------------
                      4369378                    18-Jan-1983
                   ------------------------------------------
                      4370196                    25-Jan-1983
                   ------------------------------------------
                      4370561                    25-Jan-1983
                   ------------------------------------------
                      4372807                    08-Feb-1983
                   ------------------------------------------
                      4374455                    22-Feb-1983
                   ------------------------------------------
                      4375209                    01-Mar-1983
                   ------------------------------------------
                      4375385                    01-Mar-1983
                   ------------------------------------------
                      4376031                    08-Mar-1983
                   ------------------------------------------
                      4376725                    15-Mar-1983
                   ------------------------------------------
                      4377642                    22-Mar-1983
                   ------------------------------------------
                      4377789                    22-Mar-1983
                   ------------------------------------------
                      4378583                    29-Mar-1983
                   ------------------------------------------
                      4379195                    05-Apr-1983
                   ------------------------------------------
                      4380740                    19-Apr-1983
                   ------------------------------------------
                      4380741                    19-Apr-1983
                   ------------------------------------------
                      4380750                    19-Apr-1983
                   ------------------------------------------
                      4380773                    19-Apr-1983
                   ------------------------------------------
                      4382192                    03-May-1983
                   ------------------------------------------
                      4383268                    10-May-1983
                   ------------------------------------------
                      4383869                    17-May-1983
                   ------------------------------------------
                      4386284                    31-May-1983
                   ------------------------------------------
                      4387013                    07-Jun-1983
                   ------------------------------------------
                      4388634                    14-Jun-1983
                   ------------------------------------------
                      4393160                    12-Jul-1983
                   ------------------------------------------
                      4393438                    12-Jul-1983
                   ------------------------------------------

                   ------------------------------------------
                   Patent Number             Issue Date
                   ------------------------------------------
                      4393572                    19-Jul-1983
                   ------------------------------------------
                      4395304                    26-Jul-1983
                   ------------------------------------------
                      4395467                    26-Jul-1983
                   ------------------------------------------
                      4396702                    02-Aug-1983
                   ------------------------------------------
                      4397938                    09-Aug-1983
                   ------------------------------------------
                      4397939                    09-Aug-1983
                   ------------------------------------------
                      4398206                    09-Aug-1983
                   ------------------------------------------
                      4399194                    16-Aug-1983
                   ------------------------------------------
                      4399320                    16-Aug-1983
                   ------------------------------------------
                      4399361                    16-Aug-1983
                   ------------------------------------------
                      4400257                    23-Aug-1983
                   ------------------------------------------
                      4400711                    23-Aug-1983
                   ------------------------------------------
                      4401689                    30-Aug-1983
                   ------------------------------------------
                      4401709                    30-Aug-1983
                   ------------------------------------------
                      4401775                    30-Aug-1983
                   ------------------------------------------
                      4402128                    06-Sep-1983
                   ------------------------------------------
                      4404235                    13-Sep-1983
                   ------------------------------------------
                      4405776                    20-Sep-1983
                   ------------------------------------------
                      4405864                    20-Sep-1983
                   ------------------------------------------
                      4405933                    20-Sep-1983
                   ------------------------------------------
                      4405996                    20-Sep-1983
                   ------------------------------------------
                      4408296                    04-Oct-1983
                   ------------------------------------------
                      4408884                    11-Oct-1983
                   ------------------------------------------
                      4410857                    18-Oct-1983
                   ------------------------------------------
                      4411734                    25-Oct-1983
                   ------------------------------------------
                      4415624                    15-Nov-1983
                   ------------------------------------------
                      4417160                    22-Nov-1983
                   ------------------------------------------
                      4417240                    22-Nov-1983
                   ------------------------------------------
                      4420503                    13-Dec-1983
                   ------------------------------------------
                      4420722                    13-Dec-1983
                   ------------------------------------------
                      4420765                    13-Dec-1983
                   ------------------------------------------
                      4421593                    20-Dec-1983
                   ------------------------------------------
                      4429047                    31-Jan-1984
                   ------------------------------------------
                      4429283                    31-Jan-1984
                   ------------------------------------------
                      4429284                    31-Jan-1984
                   ------------------------------------------
                      4429285                    31-Jan-1984
                   ------------------------------------------
                      4433008                    21-Feb-1984
                   ------------------------------------------
                      4433044                    21-Feb-1984
                   ------------------------------------------
                      4433469                    28-Feb-1984
                   ------------------------------------------
                      4434381                    28-Feb-1984
                   ------------------------------------------
                      4436509                    13-Mar-1984
                   ------------------------------------------
                      4436999                    13-Mar-1984
                   ------------------------------------------
                      4437024                    13-Mar-1984
                   ------------------------------------------
                      4439245                    27-Mar-1984
                   ------------------------------------------
                      4440799                    03-Apr-1984
                   ------------------------------------------
                      4441069                    03-Apr-1984
                   ------------------------------------------
                      4442134                    10-Apr-1984
                   ------------------------------------------
                      4442409                    10-Apr-1984
                   ------------------------------------------
                      4445270                    01-May-1984
                   ------------------------------------------
                      4449118                    15-May-1984
                   ------------------------------------------
                      4449185                    15-May-1984
                   ------------------------------------------
                      4450371                    22-May-1984
                   ------------------------------------------
                      4450524                    22-May-1984
                   ------------------------------------------
                      4450562                    22-May-1984
                   ------------------------------------------
                      4451507                    29-May-1984
                   ------------------------------------------
                      4452844                    05-Jun-1984
                   ------------------------------------------
                      4455565                    19-Jun-1984
                   ------------------------------------------
                      4456837                    26-Jun-1984
                   ------------------------------------------

                   ------------------------------------------
                   Patent Number             Issue Date
                   ------------------------------------------
                      4456879                    26-Jun-1984
                   ------------------------------------------
                      4457259                    03-Jul-1984
                   ------------------------------------------
                      4457976                    03-Jul-1984
                   ------------------------------------------
                      4460435                    17-Jul-1984
                   ------------------------------------------
                      4460868                    17-Jul-1984
                   ------------------------------------------
                      4460913                    17-Jul-1984
                   ------------------------------------------
                      4462002                    24-Jul-1984
                   ------------------------------------------
                      4463273                    31-Jul-1984
                   ------------------------------------------
                      4464754                    07-Aug-1984
                   ------------------------------------------
                      4464755                    07-Aug-1984
                   ------------------------------------------
                      4467009                    21-Aug-1984
                   ------------------------------------------
                      4470871                    11-Sep-1984
                   ------------------------------------------
                      4471237                    11-Sep-1984
                   ------------------------------------------
                      4471243                    11-Sep-1984
                   ------------------------------------------
                      4472210                    18-Sep-1984
                   ------------------------------------------
                      4472453                    18-Sep-1984
                   ------------------------------------------
                      4472459                    18-Sep-1984
                   ------------------------------------------
                      4472805                    18-Sep-1984
                   ------------------------------------------
                      4476994                    16-Oct-1984
                   ------------------------------------------
                      4478472                    23-Oct-1984
                   ------------------------------------------
                      4482422                    13-Nov-1984
                   ------------------------------------------
                      4484244                    20-Nov-1984
                   ------------------------------------------
                      4484331                    20-Nov-1984
                   ------------------------------------------
                      4487125                    11-Dec-1984
                   ------------------------------------------
                      4489103                    18-Dec-1984
                   ------------------------------------------
                      4489422                    18-Dec-1984
                   ------------------------------------------
                      4491807                    01-Jan-1985
                   ------------------------------------------
                      4495427                    22-Jan-1985
                   ------------------------------------------
                      4496418                    29-Jan-1985
                   ------------------------------------------
                      4498772                    12-Feb-1985
                   ------------------------------------------
                      4498775                    12-Feb-1985
                   ------------------------------------------
                      4499853                    19-Feb-1985
                   ------------------------------------------
                      4501978                    26-Feb-1985
                   ------------------------------------------
                      4502014                    26-Feb-1985
                   ------------------------------------------
                      4502206                    05-Mar-1985
                   ------------------------------------------
                      4504521                    12-Mar-1985
                   ------------------------------------------
                      4507334                    26-Mar-1985
                   ------------------------------------------
                      4512073                    23-Apr-1985
                   ------------------------------------------
                      4513397                    23-Apr-1985
                   ------------------------------------------
                      4519126                    28-May-1985
                   ------------------------------------------
                      4521703                    04-Jun-1985
                   ------------------------------------------
                      4525635                    25-Jun-1985
                   ------------------------------------------
                      4529892                    16-Jul-1985
                   ------------------------------------------
                      4532436                    30-Jul-1985
                   ------------------------------------------
                      4532534                    30-Jul-1985
                   ------------------------------------------
                      4534105                    13-Aug-1985
                   ------------------------------------------
                      4546016                    08-Oct-1985
                   ------------------------------------------
                      4546487                    08-Oct-1985
                   ------------------------------------------
                      4547261                    15-Oct-1985
                   ------------------------------------------
                      4549926                    29-Oct-1985
                   ------------------------------------------
                      4558345                    10-Dec-1985
                   ------------------------------------------
                      4558435                    10-Dec-1985
                   ------------------------------------------
                      4560879                    24-Dec-1985
                   ------------------------------------------
                      4561008                    24-Dec-1985
                   ------------------------------------------
                      4566025                    21-Jan-1986
                   ------------------------------------------
                      4567381                    28-Jan-1986
                   ------------------------------------------
                      4567387                    28-Jan-1986
                   ------------------------------------------
                      4567431                    28-Jan-1986
                   ------------------------------------------

                   ------------------------------------------
                   Patent Number             Issue Date
                   ------------------------------------------
                      4575636                    11-Mar-1986
                   ------------------------------------------
                      4575746                    11-Mar-1986
                   ------------------------------------------
                      4576829                    18-Mar-1986
                   ------------------------------------------
                      4578142                    25-Mar-1986
                   ------------------------------------------
                      4579454                    01-Apr-1986
                   ------------------------------------------
                      4582745                    15-Apr-1986
                   ------------------------------------------
                      4584026                    22-Apr-1986
                   ------------------------------------------
                      4584028                    22-Apr-1986
                   ------------------------------------------
                      4585515                    29-Apr-1986
                   ------------------------------------------
                      4586240                    06-May-1986
                   ------------------------------------------
                      4586375                    06-May-1986
                   ------------------------------------------
                      4587713                    13-May-1986
                   ------------------------------------------
                      4589002                    13-May-1986
                   ------------------------------------------
                      4589008                    13-May-1986
                   ------------------------------------------
                      4592792                    03-Jun-1986
                   ------------------------------------------
                      4594517                    10-Jun-1986
                   ------------------------------------------
                      4594518                    10-Jun-1986
                   ------------------------------------------
                      4594560                    10-Jun-1986
                   ------------------------------------------
                      4595837                    17-Jun-1986
                   ------------------------------------------
                      4595941                    17-Jun-1986
                   ------------------------------------------
                      4596938                    24-Jun-1986
                   ------------------------------------------
                      4598249                    01-Jul-1986
                   ------------------------------------------
                      4598462                    08-Jul-1986
                   ------------------------------------------
                      4603082                    29-Jul-1986
                   ------------------------------------------
                      4605479                    12-Aug-1986
                   ------------------------------------------
                      4605948                    12-Aug-1986
                   ------------------------------------------
                      4608118                    26-Aug-1986
                   ------------------------------------------
                      4608591                    26-Aug-1986
                   ------------------------------------------
                      4609614                    02-Sep-1986
                   ------------------------------------------
                      4612211                    16-Sep-1986
                   ------------------------------------------
                      4612270                    16-Sep-1986
                   ------------------------------------------
                      4612466                    16-Sep-1986
                   ------------------------------------------
                      4613829                    23-Sep-1986
                   ------------------------------------------
                      4614294                    30-Sep-1986
                   ------------------------------------------
                      4614897                    30-Sep-1986
                   ------------------------------------------
                      4615762                    07-Oct-1986
                   ------------------------------------------
                      4617550                    14-Oct-1986
                   ------------------------------------------
                      4618565                    21-Oct-1986
                   ------------------------------------------
                      4618849                    21-Oct-1986
                   ------------------------------------------
                      4618876                    21-Oct-1986
                   ------------------------------------------
                      4620366                    04-Nov-1986
                   ------------------------------------------
                      4621042                    04-Nov-1986
                   ------------------------------------------
                      4625120                    25-Nov-1986
                   ------------------------------------------
                      4631422                    23-Dec-1986
                   ------------------------------------------
                      4631562                    23-Dec-1986
                   ------------------------------------------
                      4631564                    23-Dec-1986
                   ------------------------------------------
                      4633283                    30-Dec-1986
                   ------------------------------------------
                      4634473                    06-Jan-1987
                   ------------------------------------------
                      4637836                    20-Jan-1987
                   ------------------------------------------
                      4638498                    20-Jan-1987
                   ------------------------------------------
                      4639752                    27-Jan-1987
                   ------------------------------------------
                      4639754                    27-Jan-1987
                   ------------------------------------------
                      4639762                    27-Jan-1987
                   ------------------------------------------
                      4639859                    27-Jan-1987
                   ------------------------------------------
                      4639897                    27-Jan-1987
                   ------------------------------------------
                      4639898                    27-Jan-1987
                   ------------------------------------------
                      4641130                    03-Feb-1987
                   ------------------------------------------
                      4641164                    03-Feb-1987
                   ------------------------------------------

                   ------------------------------------------
                   Patent Number             Issue Date
                   ------------------------------------------
                      4641261                    03-Feb-1987
                   ------------------------------------------
                      4642772                    10-Feb-1987
                   ------------------------------------------
                      4643385                    17-Feb-1987
                   ------------------------------------------
                      4648074                    03-Mar-1987
                   ------------------------------------------
                      4651178                    17-Mar-1987
                   ------------------------------------------
                      4652773                    24-Mar-1987
                   ------------------------------------------
                      4654545                    31-Mar-1987
                   ------------------------------------------
                      4656373                    07-Apr-1987
                   ------------------------------------------
                      4660276                    28-Apr-1987
                   ------------------------------------------
                      4661199                    28-Apr-1987
                   ------------------------------------------
                      4662059                    05-May-1987
                   ------------------------------------------
                      4662064                    05-May-1987
                   ------------------------------------------
                      4668080                    26-May-1987
                   ------------------------------------------
                      4668973                    26-May-1987
                   ------------------------------------------
                      4672314                    09-Jun-1987
                   ------------------------------------------
                      4675978                    30-Jun-1987
                   ------------------------------------------
                      4680483                    14-Jul-1987
                   ------------------------------------------
                      4682055                    21-Jul-1987
                   ------------------------------------------
                      4682195                    21-Jul-1987
                   ------------------------------------------
                      4684413                    04-Aug-1987
                   ------------------------------------------
                      4684970                    04-Aug-1987
                   ------------------------------------------
                      4685199                    11-Aug-1987
                   ------------------------------------------
                      4686112                    11-Aug-1987
                   ------------------------------------------
                      4687537                    18-Aug-1987
                   ------------------------------------------
                      4687730                    18-Aug-1987
                   ------------------------------------------
                      4689575                    25-Aug-1987
                   ------------------------------------------
                      4691109                    01-Sep-1987
                   ------------------------------------------
                      4692992                    15-Sep-1987
                   ------------------------------------------
                      4695744                    22-Sep-1987
                   ------------------------------------------
                      4695922                    22-Sep-1987
                   ------------------------------------------
                      4697085                    29-Sep-1987
                   ------------------------------------------
                      4698132                    06-Oct-1987
                   ------------------------------------------
                      4698316                    06-Oct-1987
                   ------------------------------------------
                      4700460                    20-Oct-1987
                   ------------------------------------------
                      4702993                    27-Oct-1987
                   ------------------------------------------
                      4704186                    03-Nov-1987
                   ------------------------------------------
                      4707623                    17-Nov-1987
                   ------------------------------------------
                      4710261                    01-Dec-1987
                   ------------------------------------------
                      4710440                    01-Dec-1987
                   ------------------------------------------
                      4716451                    29-Dec-1987
                   ------------------------------------------
                      4724530                    09-Feb-1988
                   ------------------------------------------
                      4731589                    15-Mar-1988
                   ------------------------------------------
                      4741926                    03-May-1988
                   ------------------------------------------
                      4751554                    14-Jun-1988
                   ------------------------------------------
                      4751561                    14-Jun-1988
                   ------------------------------------------
                      4758744                    19-Jul-1988
                   ------------------------------------------
                      4785339                    15-Nov-1988
                   ------------------------------------------
                      4789889                    06-Dec-1988
                   ------------------------------------------
                      4792837                    20-Dec-1988
                   ------------------------------------------
                      4809045                    28-Feb-1989
                   ------------------------------------------
                      4833473                    23-May-1989
                   ------------------------------------------
                      4847518                    11-Jul-1989
                   ------------------------------------------
                      4853610                    01-Aug-1989
                   ------------------------------------------
                      4881010                    14-Nov-1989
                   ------------------------------------------
                      4882749                    21-Nov-1989
                   ------------------------------------------
                      4897655                    30-Jan-1990
                   ------------------------------------------
                      4924113                    08-May-1990
                   ------------------------------------------
                      4924225                    08-May-1990
                   ------------------------------------------

                   ------------------------------------------
                   Patent Number             Issue Date
                   ------------------------------------------
                      4947362                    07-Aug-1990
                   ------------------------------------------
                      4967388                    30-Oct-1990
                   ------------------------------------------
                      4968989                    06-Nov-1990
                   ------------------------------------------
                      4998288                    05-Mar-1991
                   ------------------------------------------
                      5003615                    26-Mar-1991
                   ------------------------------------------
                      5021747                    04-Jun-1991
                   ------------------------------------------
                      5023613                    11-Jun-1991
                   ------------------------------------------
                      5023692                    11-Jun-1991
                   ------------------------------------------
                      5038197                    06-Aug-1991
                   ------------------------------------------
                      5049973                    17-Sep-1991
                   ------------------------------------------
                      5148264                    15-Sep-1992
                   ------------------------------------------
                      REO31263                   31-May-1983
                   ------------------------------------------

                                 ISSUED PATENTS
                            OWNER: HARRIS CORPORATION

                  RECORD OWNER IN PATENT AND TRADEMARK OFFICE:
                    INTERSIL, INC. AND HARRIS /INTERSIL, INC.


                   ------------------------------------------
                   Patent Number             Issue Date
                   ------------------------------------------
                      4290100                    15-Sep-1981
                   ------------------------------------------
                      4336526                    22-Jun-1982
                   ------------------------------------------
                      4352839                    05-Oct-1982
                   ------------------------------------------
                      4361600                    30-Nov-1982
                   ------------------------------------------
                      4362598                    07-Dec-1982
                   ------------------------------------------
                      4395701                    26-Jul-1983
                   ------------------------------------------
                      4423385                    27-Dec-1983
                   ------------------------------------------
                      4433282                    21-Feb-1984
                   ------------------------------------------
                      4441117                    03-Apr-1984
                   ------------------------------------------
                      4465996                    14-Aug-1984
                   ------------------------------------------
                      4473757                    25-Sep-1984
                   ------------------------------------------
                      4486670                    04-Dec-1984
                   ------------------------------------------
                      4535410                    13-Aug-1985
                   ------------------------------------------
                      4546324                    08-Oct-1985
                   ------------------------------------------
                      4547683                    15-Oct-1985
                   ------------------------------------------
                      4552783                    12-Nov-1985
                   ------------------------------------------
                      4568913                    04-Feb-1986
                   ------------------------------------------
                      4595906                    17-Jun-1986
                   ------------------------------------------
                      4617473                    14-Oct-1986
                   ------------------------------------------
                      4633221                    30-Dec-1986
                   ------------------------------------------
                      4639715                    27-Jan-1987
                   ------------------------------------------
                      4641129                    03-Feb-1987
                   ------------------------------------------
                      4644353                    17-Feb-1987
                   ------------------------------------------
                      4646331                    24-Feb-1987
                   ------------------------------------------
                      4652808                    24-Mar-1987
                   ------------------------------------------
                      4656459                    07-Apr-1987
                   ------------------------------------------
                      4661764                    28-Apr-1987
                   ------------------------------------------
                      4667164                    19-May-1987
                   ------------------------------------------
                      4677452                    30-Jun-1987
                   ------------------------------------------
                      4683528                    28-Jul-1987
                   ------------------------------------------
                      4703199                    27-Oct-1987
                   ------------------------------------------
                      4749886                    07-Jun-1988
                   ------------------------------------------
                      4754160                    28-Jun-1988
                   ------------------------------------------
                      4787047                    22-Nov-1988
                   ------------------------------------------
                      4789959                    06-Dec-1988
                   ------------------------------------------
                      4831577                    16-May-1989
                   ------------------------------------------
                      4855722                    08-Aug-1989
                   ------------------------------------------
                      5159204                    27-Oct-1992
                   ------------------------------------------

                                 ISSUED PATENTS
                            OWNER: HARRIS CORPORATION

                  RECORD OWNER IN PATENT AND TRADEMARK OFFICE:
                                 HARRIS/MOTOROLA


                   ------------------------------------------
                   Patent Number             Issue Date
                   ------------------------------------------
                      5744984                    28-Apr-1998
                   ------------------------------------------

                                 ISSUED PATENTS
                            OWNER: HARRIS CORPORATION

                  RECORD OWNER IN PATENT AND TRADEMARK OFFICE:
                                HARRIS/CELESTICA


                   ------------------------------------------
                   Patent Number             Issue Date
                   ------------------------------------------
                      5610503                11-Mar-1997
                   ------------------------------------------

                                 ISSUED PATENTS
                            OWNER: HARRIS CORPORATION

                  RECORD OWNER IN PATENT AND TRADEMARK OFFICE:
                                    RCA/TIMEX

                   ------------------------------------------
                   Patent Number             Issue Date
                   ------------------------------------------
                      4475795                    09-Oct-1984
                   ------------------------------------------

                           PENDING PATENT APPLICATIONS
                         APPLICANT: HARRIS CORPORATION

                RECORD APPLICANT IN PATENT AND TRADEMARK OFFICE:
          RCA CORPORATION, GENERAL ELECTRIC SOLID STATE PATENTS, INC.,
                     AND HARRIS SEMICONDUCTOR PATENTS, INC.

                   ------------------------------------------
                   Application Number        Filing Date
                   ------------------------------------------
                      441372                     12-Nov-1982
                   ------------------------------------------
                      461759                     28-Jan-1983
                   ------------------------------------------
                      619372                     11-Jun-1984
                   ------------------------------------------
                      730444                     06-May-1985
                   ------------------------------------------
                      791396                     25-Oct-1985
                   ------------------------------------------
                      843505                     26-Mar-1986
                   ------------------------------------------
                      889941                     28-Jul-1986
                   ------------------------------------------
                      901570                     29-Aug-1986
                   ------------------------------------------
                      923648                     27-Oct-1986
                   ------------------------------------------
                      944526                     22-Dec-1986
                   ------------------------------------------
                      003170                     14-Jan-1987
                   ------------------------------------------
                      019015                     26-Feb-1987
                   ------------------------------------------
                      019456                     26-Feb-1987
                   ------------------------------------------
                      045767                     28-Apr-1987
                   ------------------------------------------
                      048706                     12-May-1987
                   ------------------------------------------
                      109767                     19-Oct-1987
                   ------------------------------------------
                      344084                     22-Feb-1989
                   ------------------------------------------
                      08/975472                  21-Nov-1997
                   ------------------------------------------

                           PENDING PATENT APPLICATIONS
                          APPLICANT: HARRIS CORPORATION

                RECORD APPLICANT IN PATENT AND TRADEMARK OFFICE:
                            GENERAL ELECTRIC COMPANY


                   ------------------------------------------
                   Application Number        Filing Date
                   ------------------------------------------
                      261584                     07-May-1981
                   ------------------------------------------
                      396172                     07-Jul-1982
                   ------------------------------------------
                      514752                     29-Aug-1983
                   ------------------------------------------
                      714739                     22-Mar-1985
                   ------------------------------------------
                      07/778660                  23-Sep-1985
                   ------------------------------------------
                      860959                     08-May-1986
                   ------------------------------------------
                      900049                     25-Aug-1986
                   ------------------------------------------
                      909818                     22-Sep-1986
                   ------------------------------------------
                      911850                     26-Sep-1986
                   ------------------------------------------
                      912865                     29-Sep-1986
                   ------------------------------------------
                      937644                     03-Dec-1986
                   ------------------------------------------
                      941117                     12-Dec-1986
                   ------------------------------------------
                      032368                     31-Mar-1987
                   ------------------------------------------
                      049280                     13-May-1987
                   ------------------------------------------
                      049744                     13-May-1987
                   ------------------------------------------
                      054835                     27-May-1987
                   ------------------------------------------
                      060491                     11-Jun-1987
                   ------------------------------------------
                      063418                     18-Jun-1987
                   ------------------------------------------
                      084520                     12-Aug-1987
                   ------------------------------------------
                      165439                     29-Feb-1988
                   ------------------------------------------
                      08/310041                  22-Sep-1994
                   ------------------------------------------

                                   TRADEMARKS
                            OWNER: HARRIS CORPORATION

                  RECORD OWNER IN PATENT AND TRADEMARK OFFICE:
                              HARRIS/INTERSIL, INC.

------------------------------------------------------------------------------------------------------
Trademark         Status        Application #     Filing Date     Registration #    Registration Date
------------------------------------------------------------------------------------------------------
INTERSIL          Registered    16741             22-Mar-1974     1014040           24-Jun-1975
------------------------------------------------------------------------------------------------------

                                                                SCHEDULE 3.07(C)


                            CONDEMNATION PROCEEDINGS


                                      None.

                                                                   SCHEDULE 3.08

                                  SUBSIDIARIES

----------------------------------------------------------------------------------------------------------------------------
Stockholder                 Entity                         Entity Shares Authorized and     Number of shares    Percentage
                                                           Issued                           held                held
----------------------------------------------------------------------------------------------------------------------------
Intersil Corporation        Choice Microsystems, Inc.      100,000 authorized; 80,000       80,000 shares       100%
                                                           issued
Intersil Corporation        Harris KK (Japan)              8,000 authorized; 6,000 issued   6,000 shares        100%
----------------------------------------------------------------------------------------------------------------------------
Intersil Corporation        Harris Semiconducteurs SARL    25,740 authorized; 25,740        25,740 shares       100%
                            (France)                       issued
----------------------------------------------------------------------------------------------------------------------------
Intersil Corporation        Harris Semiconductor           100 authorized; 1 issued         1 share             100%
                            (Ohio), LLC
----------------------------------------------------------------------------------------------------------------------------
Intersil Corporation        Harris Semiconductor           100 authorized; 1 issued         1 share             100%
                            (Pennsylvania), LLC
----------------------------------------------------------------------------------------------------------------------------
Intersil Corporation        Harris Semiconductor           Shares:  2,210,000 authorized;   49,994 common       99.988%
                            (Taiwan) Ltd.                  50,000 issued                    shares
----------------------------------------------------------------------------------------------------------------------------
Intersil Corporation        Harris Semiconductor China     100 authorized; 2 issued         2 shares (1 share   100%
                            Ltd. (Hong Kong)                                                held by Intersil
                                                                                            Corporation and 1
                                                                                            share held by
                                                                                            Leonatum
                                                                                            (Nominees) Ltd. in
                                                                                            Trust for Intersil
                                                                                            Corporation)
----------------------------------------------------------------------------------------------------------------------------
Intersil Corporation        Harris Semiconductor S.r.l.   Shares:  20,000 authorized;      18,000 shares        90%
                            (Italy)                       20,000 issued
----------------------------------------------------------------------------------------------------------------------------
Intersil Corporation        Harris Semiconductor, LLC     1,000 authorized; 300 issued     300 shares           100%
----------------------------------------------------------------------------------------------------------------------------
Intersil Corporation        Harris Semiconductor, Y.H.    8,325 authorized; 8,325 issued   8,325 shares         100%
                            (Korea)
----------------------------------------------------------------------------------------------------------------------------
Intersil Corporation        Intersil (Cayman)             50,000 authorized; 100 issued    100 shares           100%
                            Corporation
----------------------------------------------------------------------------------------------------------------------------
Intersil Corporation        Intersil Advanced             13,000 authorized; 100 issued    100 shares           100%
                            Technology (Labuan) Ltd.
----------------------------------------------------------------------------------------------------------------------------
Intersil Holding            Harris Semiconductor S.r.l.   Shares:  20,000 authorized;      2,000                10%
Corporation                 (Italy)                       20,000 issued
----------------------------------------------------------------------------------------------------------------------------
Intersil Holding            Intersil Corporation          1,000 authorized, 100 issued     100 shares           100%
Corporation
----------------------------------------------------------------------------------------------------------------------------

                                                                   SCHEDULE 3.09

                                   LITIGATION


                                      None.

                                                                   Schedule 3.17


                             ENVIRONMENTAL MATTERS


      Holdings, the Borrower and the Subsidiaries disclose the following:



Findlay, Ohio

1. The facility has been cited for violating the Resource Conservation Recovery Act ("RCRA") for operating a wastewater impoundment (Pond 1) without a RCRA permit. The facility is in the process of completing closure of this pond in accordance with an Ohio Environmental Protection Agency ("OEPA") approved closure plan dated November, 1998. The on-site closure activities have been completed and the facility is in the process of developing final closure documentation for submission to OEPA. Although OEPA will likely approve the closure, it may require additional investigation or remediation, including investigation to confirm and delineate the presence or absence of perched groundwater underlying the pond and whether it is impacted.

2. During the July 1999, environmental assessment conducted by Environ, a discharge of unknown substances was identified through Outfall 001 to the ditch. It appears that this discharge was through a valve and underground piping associated with the Hazardous Waste Storage Area because the valves were inadvertently left open. This discharge could require reporting under, and constitute a violation of, the facility's NPDES permit.

3. The facility was previously a RCRA interim status facility. Consequently, EPA Region V investigated the facility through its Environmental Priorities Initiative in March 1993 and identified nine (9) Solid Waste Management Units ("SWMUs"), four (4) of which are located outside of the building and have had documented releases. (There were no documented releases from the SWMUs inside the building.) These include SWMU 1 (the container storage unit), SWMU 6 (former post-reaction lagoon), SWMU 8 (former transistor landfill), and SWMU 6 (the Primary Lagoon-consisting of Ponds 1 and 2 discussed above). SWMU 1 underwent remediation in December 1996. SWMU 6 was closed in 1966 and investigated in 1988, during which no contaminants were identified. SWMU 8 was investigated in January and December 1989 and no contaminants were identified accept for thallium and tin above background levels in one sample. After USEPA conducted a Preliminary Assessment/Visual Site Inspection ("PA/VSI") in March of 1993, the facility was assigned a low priority in the RCRA Corrective Action Program (CORRACTS) database and assigned a No Further Remedial Action Planned designation in the CERCLIS/NFRAP database.

4. The facility is operating under several expired air permits. The facility submitted 39 renewal applications in 1995 under the Federally Enforceable State Operating Permit ("ESOP") program to entitle the facility to be considered a synthetic minor under the 1990 Amendments to the Clean Air Act. These applications are still under state review.

Palm Bay, Florida

1. The facility is currently listed on the National Priorities List ("NPL") under CERCLA for groundwater contamination. The facility is currently conducting groundwater treatment and monitoring, the cost of which is approximately $50,000 per year. This remediation is expected to continue for several years.

2. The facility operates two injection wells covered under an Underground Injection Control permit issued by the State of Florida. The permits require the facility to monitor shallow and deep groundwater. In the event chloride or total dissolved solids ("TDS") fall below certain levels for three consecutive months, a meeting must be held with the State to discuss the situation. Based on the recent results of the deep groundwater zone over the past year, the TDS levels have fallen below the minimum levels several times though not on consecutive months. The agency is aware of this situation but has not take any action. The deep zone has shown a freshing trend since monitoring began in 1986, but the levels are gradually approaching a steady concentration above the regulatory limit. The facility believes that the TDS levels are generally stabilizing, and that the few exclusions are the result of laboratory and sampling errors.

3. The Florida Department of Environmental Protection ("FDEP") conducted an unannounced RCRA compliance inspection on March 30, 1999. Harris has not received a Notice of Violation, but FDEP identified some issues in the closing meeting related to FDEP's paperwork review and physical inspection. Harris has already resolved several items noted by FDEP and is preparing aggressive plans to address the remaining items.

Mountaintop, Pennsylvania

1. The shallow and deep groundwater aquifers beneath the facility contain elevated levels of Volatile Organic Compounds ("VOCs"). Harris believes these impacts are a result of activities conducted by its predecessor. Some of these conditions were identified in connection with facility's 1991 closure of an underground storage tank. Even though Harris developed evidence that the groundwater conditions were not caused by the operation or failure of the tank which was removed, the state has denied final closure of the tank. Accordingly, the facility may elect to pursue final closure through the Commonwealth's voluntary clean-up program ("Act 2"), and additional investigation and possibly remediation may be required to effect such closure.

2. In 1986, the facility discovered fluoride impacts to soil associated with the former operation of on-site wastewater lagoons. Although the Commonwealth does not have clean-up standards for fluoride, the facility may pursue final closure through Act 2 and incur expenses for the completion of remediation of the lagoons in the future.

3. The facility has been unable to maintain compliance with the fluoride limits set forth in its discharge permit to the local sewer system, and the facility believes that a detailed engineering evaluation and possible modifications to the wastewater treatment system could be required. Costs for these activities could be in the range of $1,000,000 to $3,000,000. The facility believes some or all of these costs may be borne by the vendor of the wastewater treatment system.

4. The facility excavated and removed a underground storage tank containing heating oil in 1996. No further work is expected to be required with regard to this condition. The facility may pursue closure under Act 2 which may involve, among other things, additional submittals to obtain closure.

5. Wastewater from the onsite wastewater treatment plant has occasionally (less than 3 hours during 1998) been below the facility's permanent pH range. According to facility personnel, the local sewer authority has indicated that construction of post-treatment storage capacity may be required to eliminate future permit violations, which could result in expenses being incurred.

6. The facility operates a groundwater production well which was installed in 1986 for non-contact cooling water. This well extends to 400 feet below the ground surface and the groundwater from this well is impacted VOCs (specifically, trichlorothene, or TCE). The facility is required to treat the water before using it as non contact cooling water through an air stripper which was installed on the production well. While facility personnel have no information regarding the possible sources of the TCE, TCE was used in plant operations in the 1960s and 1970s.

7. As a result of a 1993 geotechnical study, the facility discovered the presence of buried sludge on the north side of the plant. This condition is reportedly from the onsite disposal of wastewater treatment sludge disposed during the mid 1960s or early 1970s. The sludge was reportedly disposed in an area approximately thirty feet wide. Subsequent analysis confirm the materials are not hazardous; however, if the facility were required to excavate and dispose of this sludge, such as for plant expansion, expenses would be incurred for that activity.

8. Off-specification semiconductor devices were formally disposed of onsite in the 1960s when RCA operated the facility. The disposal area is presently under a building and, accordingly, no leaching of materials is expected. However, no ground water sampling has been conducted in this area.

Kuala Lumpur, Malaysia

1. The Malaysia facility was recently inspected by the Department of Environment ("DOE") and the department determined that authorizations to install the presently operating wastewater treatment plant and air pollution control equipment is required. The DOE requested that such paperwork be submitted within a certain timeframe. The facility hired a consultant who is currently preparing the submissions. The facility expects to submit the documentation within the required timeframe.

Miscellaneous

1. According to a letter dated November, 1998 from a law firm, the facility has been identified as a Potentially Responsible Party ("PRP") at the Southdown Environmental Treatment Systems, Inc. Site. Harris has not completed its investigation of its waste shipments to this site, and accordingly it cannot estimate the potentially liability of that site. The facility no longer sends waste to that site.

2. On December 31, 1998, the Four County Landfill PRP Group, a group of potentially responsible parties ("PRPs") at the Four County Landfill Site (the "Site") in Delong, Indiana

     (the "Four County Group"), sent a letter to approximately 1,500 former customers of Chem-Met, which has trans-shipped waste to the Site, proposing de minimis settlements for each customer, regarding the Remedial Action/Feasibility Study for the entire Site and Remedial Design/Remedial Action for Operating Unit #1 of the Site. Harris Semiconductor paid its $3,000 de minimis settlement amount in February 1999.

3. Harris Corporate, Harris Semiconductor and Harris Electronic Systems Sector each sent hazardous materials to the Woodco Facility, a recycling and transfer facility near Orlando. The Florida Department of Environmental Protection ("FDEP") filed suit against Woodco and fourteen generators, including Harris, requesting that the defendants be ordered to initiate an investigation and remediation program at the site. Harris has agreed to pay 29.4% (its percentage of the waste-in volume) of up to $1.6 million in cleanup costs. The PRP Group has negotiated a Settlement Agreement in this matter, which was signed by all PRP's and adopted by FDEP on or about September 19, 1994. The Settlement Agreement calls for continued remedial actions at the site.

4. The U.S. Environmental Protection Agency has alleged that there is a contamination problem at the former Solvents Recovery Service of New England, Inc., waste treatment and disposal facility in Southington, CT, which needs to be addressed. The former Harris Semiconductor Poughkeepsie, NY facility has been identified, along with 13,00 other parties, as having shipped waste solvents to the site.

5. Harris Semiconductor's former Poughkeepsie, NY facility is the subject of a cleanup being done under the supervision of the New York State Department of Environmental Conservation.

                                                                   SCHEDULE 3.18


                                    INSURANCE



BORROWER AND SUBSIDIARIES OF BORROWER



CORE COVERAGE                              MINIMUM AMOUNT                DEDUCTIBLE
                                           REQUIRED TO BE
                                             MAINTAINED

Property                                      2 Billion                   $100,000

                                                                   $2,500,000 (Windstorm)
                                                2.5MM
Windstorm Ded.                                                            $500,000
                                                10MM
Cargo                                                                     $25,000
                                                 1MM
General Liability                                                           None
                                                200MM
Umbrella                                                                  $10,000
                                                 1MM
Auto Liability                                                              None
                                              Statutory
Workers Compensation                                                      $250,000
                                                200MM
Aircraft Products                                                           None
                                                 5MM
Non-Owned Avaition Liability                                                None
                                                 1MM
Foreign Voluntary WC                                                        None
                                                10MM
Directors & Officers Liability                                            $150,000
                                         Incl. In D&O Limit
Employment Practices Liab.                                                $50,000
                                         Incl. In D&O Limit
Fiduciary                                                                 $10,000
                                                 5MM
Crime                                                                      $5,000
                                                 3MM
Kidnap & Ransom                                                             None


                                                                SCHEDULE 3.19(d)


                             MORTGAGE FILING OFFICES


--------------------------------------------------------------------------------------------------------
            Property Address                                             Filing Office
--------------------------------------------------------------------------------------------------------
2401 Palm Bay Road NE, Palm Bay, Brevard                     Brevard County, Florida land records
County, Florida 32905
--------------------------------------------------------------------------------------------------------
1700 Fostoria Road, Findlay, Hancock County,                 Hancock County, Ohio land records
Ohio 45840-6287
--------------------------------------------------------------------------------------------------------
125 Crestwood Industrial Park, Mountaintop,                  Luzerne County, Pennsylvania land records
Luzerne County, Pennsylvania
--------------------------------------------------------------------------------------------------------


                                                                SCHEDULE 3.20(a)


                           REAL PROPERTY OWNED IN FEE

-------------------------------------------------------------------------------------------------------
Owner                                                 Property Address
-------------------------------------------------------------------------------------------------------
                                                      2401 Palm Bay Road NE, Palm Bay, Brevard
Intersil Corporation                                  County, Florida 32905
-------------------------------------------------------------------------------------------------------
Harris Semiconductor (Ohio), LLC                      1700 Fostoria Road, Findlay, Hancock County,
                                                      Ohio 45840-6287
-------------------------------------------------------------------------------------------------------
Harris Semiconductor (Pennsylvania), LLC              125 Crestwood Industrial Park, Mountaintop,
                                                      Luzerne County, Pennsylvania
                                                      (There are two (2) parcels to this site, a 38.29
                                                      +/- acre parcel and a 46.12 +/- acre parcel)
-------------------------------------------------------------------------------------------------------

                                                               SCHEDULE 3.20 (b)


                              LEASED REAL PROPERTY

Tenant: Borrower:

AMERICAS

1.       Six New England Executive Park
         Burlington, MA 01803
         Lessor: Trustees of Six New England Executive Park Trust

2.       11590 North Meridian St., Suite 100
         Carmel, IN 46032
         Lessor: Fidelity Office Building II, L.P. - Indianapolis

3.       1503 South Coast Drive
         Suite 320
         Costa Mesa, CA 92626
         Lessor: Connecticut General Life Insurance Company - Newport Beach

4.       17000 Dallas Parkway
         Suite 205
         Dallas, TX 75248
         Lessor: Corrigan Investments, Inc. - Dallas

5.       490 Wheeler Road, Suite 165B
         Hauppauge, NY11788-4365
         Lessor: Mr. Parvitz Farahzad       Managed by: Concorde Management
                                                        Services, Inc. -
                                                        Plainview, NY

6.       600 Boulevard South, Suite 103
         Huntsville, AL 35802
         Lessor: Office Park South, Ltd., c/o Averbuch Enterprises - Huntsville

7.       65 Readington Road
         Branchburg, NJ 08876
         Lessor: OPC Associates, L.L.C. - New Jersey

8.       4020 Stirrup Creek Drive
         Durham, NC 27705
         Lessor: Highwoods/ Forsyth Realty Limited Partnership - Raleigh, NC

9. NOTE: Tenant is subsidiary, Choice Microsystems, Inc. and not Borrower 4242 Medical Drive, Suite 3100
         San Antonio, TX 78229
         Lessor: Austin Equity Investors, Ltd.- Amarillo, TX

10.      800 Silverado Street, Suite 325
         La Jolla, CA
         Lessor: Pacific Silverado LLC

                                                                SCHEDULE 3.20(b)

                              LEASED REAL PROPERTY

11.      3031 Tisch Way, Suite 800
         San Jose, CA 95128
         Lessor:  Pacific Gateway Properties, Inc. - New York

12.      NOTE: Lessee is Harris Corporation; Borrower subleases a portion of the space
         1101 Perimeter Drive, Suite 600
         Schaumburg, IL 60173
         Lessor: Woodfield Executive Center, Inc. - Illinois

13.      American Center Office Building
         27777 Franklin Road, Suite 460
         Southfield, MI 48034
         Lessor: Hall American Center Associates, L.P. - Michigan

14.      Plaza 1000 at Main St., Suite 104 Voorhees, NJ 08043
         Lessor: Radnor-Canuso Partnership - New Jersey

15.      125 Crestwood Industrial Park
         Mountaintop, PA
         (38.29 +/- acre parcel)

EUROPE

16.      Harris Semiconductor - European Sales Headquarters
         Mercure Center
         Rue de la Fusee 100
         B-1130 Brussels
         Belgium
         Lessor: Mercure Center, S.A.

17.      Harris Semiconductor - United Kingdom
         Riverside Way
         Watchmoor Park
         Camberley
         Surrey GU15 3YQ
         Lessor: Britel Fund Trustees Ltd. - London

18.      Harris Semiconductor- Munich
         Richard- Reitzner- Allee 4
         D-85540 Haar
         Germany
         Lessor: KG Bayerische Hausbau GmbH und Co.

19.      Harris Semiconductor- Milan
         Viale Fulvio Testi, 126
         I-20092 Cinisello Balsamo
         Lessor: Fondo Pensioni Per IL Personale Della Banca Nazionale Del
                 Lavoro (National Bank of Lavoro)

                                                                SCHEDULE 3.20(b)


                              LEASED REAL PROPERTY


20.      Harris Semiconducteurs SARL
         34 Avenue de L'Europe
         Energy IV
         F-78941 Veilizy Cedex
         Paris, France
         Lessor: U.I.S., Union Pour Le Financement d'Immeubles de Societes

21.      Harris Semiconductor - Stuttgart
         Kolumbusstrasse 35/1
         D-   71063 Sindelfingen
         Germany
         Lessor: Grundstucksgemeinschaft, Jurgen Versteeg & Alfred PaBreiter


ASIA

22. Harris Semiconductor China Ltd.- Hong Kong Unit 1801-3, 18th Floor Guangdong Water Building 83 Austin Road Tsimshatsui, Kowloon, Hong Kong
         Lessor: Guangdong Water Properties Company Ltd.

23.      Harris Advanced Technology  SDN. BHD.
         Property leased pursuant to: (i) Certificate of Leasehold Property, Land Office No.: 7668; (ii) State Lease, Registration No.: 7128; and
         (iii) Certificate of Leasehold Property, Land Title No.: 7666; and all property known as
         73 Jalan Enggang Ulu Kelang Free Trade Zone
         54200 Kuala Lumpur
         Malaysia
         Lessors: The Government of Malaysia or other Governmental Authorities

24.      Harris Semiconductor YH
         Rm# 518
         Korea Air Terminal Building
         159-6, Samsung- Dong,
         Kang Nam-ku, Seoul
         135-728
         Lessor: Korean City Air Terminal Co., Ltd.

25.      Harris Semiconductor Design & Sales Pte Ltd.
         No 1, Tannery Road 09-01
         Cencon 1 Singapore 347719
         Lessor: The Central Construction Company (Private) Ltd.- Singapore

                                                                SCHEDULE 3.20(b)


                              LEASED REAL PROPERTY


26.      Harris Semiconductor - Taiwan Limited
         7F-6, No. 101
         Fu Hsing North Road
         Taipei, Taiwan
         Lessor: Quanjin Company Ltd. - Taiwan

27.      Harris Semiconductor- K.K.
         Nishisando Yamaki Building A
         3-28-6 Yoyugi, Shibuta-ku
         Tokyo, 151-0053, Japan
         Lessor: K.K. Yamaki Kosan

                                                                SCHEDULE 4.02(a)


                               OTHER LOCAL COUNSEL



Michael C. Fletcher, Esq.
Griffin & Fletcher
125 East Ninth Street
Cincinnati, Ohio  45202

Tel.: (513) 421-1313
Fax:  (513)  421-1118 \ 7828



Maria Spiliopoulos, Esq.
Rudin McCloskey Smith Schuster & Russell, P.A.
200 East Broward Boulevard
Ft. Lauderdale, FL  33301

Tel.: (954) 527-2433
Fax:  (954) 764-4996

                                                                   SCHEDULE 6.01


                    OUTSTANDING INDEBTEDNESS ON CLOSING DATE


1. Guaranty by Borrower of all of the obligations and liabilities of Choice Microsystems, Inc. (one of the Subsidiaries) under and pursuant to that certain Office Lease dated as of October 7, 1998 between Austin Equity Investors, Ltd., as lessor, and Choice Microsystems, Inc., as lessee.

2. Loans made by agencies of the Commonwealth of Pennsylvania to Harris in an aggregate amount not to exceed $4.6 million.

                                                                SCHEDULE 6.05(h)


                             PERMITTED OPTION GRANT

         Under an agreement with respect to certain assets related to the PRISM(R) product business, Borrower will grant to Intersil Prism, LLC an option to purchase such assets for the price paid for such assets under the Master Transaction Agreement plus certain adjustments; however, the option may not be exercised while any Borrowings are outstanding under the Agreement unless the Borrower obtains the consent of the Required Lenders.

                                                                   SCHEDULE 6.02


                          LIEN EXISTING ON CLOSING DATE


     (a) SEE ATTACHED LIEN SEARCH RESULTS

     (b) Liens and other matters referred to in Schedules B to the title insurance policies being issued to insure the liens of the mortgages.

     (c) Lease Agreement between Borrower (as assignee of Harris Corporation, acting through its Semiconductor Business Unit) and Align-Ritz, Inc. dated as of July 2, 1999 with respect to Building 60 and a portion of Building 56 at Mortgaged Property located in Palm Bay, Florida, together with Sitz Services Agreement between Borrower (as assignee of Harris Corporation, acting through its Semiconductor Business Unit) dated as of July 2, 1999.

     (d) Lease Agreement between Borrower and Harris Corporation, acting through its Government Communications Systems Division, dated of even or near date herewith covering Building 63 at the Mortgaged Property located in Palm Bay, Florida.

     (e) Commercial Lease dated as of April 7, 1998 between Harris Semiconductor (Pennsylvania), Inc. and Borrower (as assignee of Harris Corporation, acting through its Semiconductor Sector) with respect to some or all of the Mortgaged Property located in Mountain Top, Pennsylvania.

                                                                       EXHIBIT A

                                    [Form of]

                              INTERSIL CORPORATION

                          ADMINISTRATIVE QUESTIONNAIRE


Please accurately complete the following information and return via fax to the attention of Yvette McQueen or John Williams at Credit Suisse First Boston, Agency Administration, as soon as possible, at Fax No. (212) 325-8304.
------------------------------------------------------------------------------


LENDER LEGAL NAME TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name: ______________________________________________________________

Street Address: ________________________________________________________________

City, State, Zip Code: _________________________________________________________

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name: ______________________________________________________________

Street Address: ________________________________________________________________

City, State, Zip Code: _________________________________________________________

POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS: _______________________________________________________________

Primary Contact: _______________________________________________________________

Street Address: ________________________________________________________________

City, State, Zip Code: _________________________________________________________

Phone Number: __________________________________________________________________

Fax Number: ____________________________________________________________________

Backup Contact: ________________________________________________________________

Street Address: ________________________________________________________________

City, State, Zip Code: _________________________________________________________

Phone Number: __________________________________________________________________

Fax Number: ____________________________________________________________________

TAX WITHHOLDING:

         Nonresident Alien   ___ Y*        ___ N

         * Form 4224 Enclosed

         Tax ID Number  _________________________

POST-CLOSING, ONGOING ADMIN. CONTACTS / NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, FEES, ETC.

Contact: _______________________________________________________________________

Street Address: ________________________________________________________________

City, State, Zip Code: _________________________________________________________

Phone Number: __________________________________________________________________

Fax Number: ____________________________________________________________________


PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred: _____________________________

________________________________________________________________________________

Routing Transit/ABA number of Bank to which funds are to be transferred: _______

Name of Account, if applicable: ________________________________________________

Account Number: ________________________________________________________________

Additional information: ________________________________________________________

________________________________________________________________________________


MAILINGS:

Please specify the person to whom the Borrower should send financial and compliance information received subsequent to the closing (if different from primary credit contact):

Name: __________________________________________________________________________

Street Address: ________________________________________________________________

City, State, Zip Code: _________________________________________________________

It is very important that all the above information be accurately completed and that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible. If there is someone other than yourself who should receive this questionnaire, please notify us of that person's name and fax number and we will fax a copy of the questionnaire. If you have any questions about this form, please call Yvette McQueen at (212) 325-9934.

                                                                       EXHIBIT B
                                    [Form of]

                            ASSIGNMENT AND ACCEPTANCE



         Reference is made to the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Intersil Corporation, a Delaware corporation (the "Borrower"), Intersil Holding Corporation, a Delaware corporation, the lenders from time to time party thereto (the "Lenders"), Credit Suisse First Boston, a bank organized under the laws of Switzerland, acting through its New York branch, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as collateral agent, swingline lender and an issuing bank, Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent. Terms defined in the Credit Agreement are used herein with the same meanings.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below (the "Effective Date"), (ii) the Loans owing to the Assignor which are outstanding on the Effective Date and (iii) participations in Letters of Credit and Swingline Loans which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, any forms referred to in
Section 2.20(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement and (iii) a processing and recordation fee of $3,500.

         3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment: ____________________________________________________________

Legal Name of Assignor: ________________________________________________________

Legal Name of Assignee: ________________________________________________________

Assignee's Address for Notices: ________________________________________________

                                ________________________________________________

Effective Date of Assignment: __________________________________________________

                                                  Percentage Assigned of
                                                  Applicable Facility/Commitment
                                                  (set forth, to at least 8
                                                  decimals, as a percentage of
                                                  the Facility and the aggregate
                                                  Commitments of all Lenders
                       Principal Amount Assigned  thereunder)
                       ---------------------------------------------------------
Facility/Commitment
Revolving Credit       $                                             %
Term Loans             $                                             %


The terms set forth above are
hereby agreed to:                         Accepted */


_________________, as Assignor                 *  CREDIT SUISSE FIRST BOSTON,
                                                  as Administrative Agent


by:___________________________                 by:___________________________
     Name:                                          Name:
     Title:                                         Title:


                                               by:___________________________
                                                    Name:
                                                    Title:
________________, as Assignee
                                               *  INTERSIL CORPORATION,


by:___________________________                 by:___________________________
     Name:                                          Name:
     Title:                                         Title:
Accepted */
*  [Issuing Bank]                              *  CREDIT SUISSE FIRST BOSTON, as
                                                  Swingline Lender,

by:___________________________
     Name:                                     by:___________________________
     Title:                                         Name:
                                                    Title:
by:___________________________
     Name:                                     by:___________________________
     Title:                                         Name:
                                                    Title:

-------------------------
   */ To be completed to the extent consents are required under Section 9.04(b) of the Credit Agreement.

                                                                       EXHIBIT C




                            FORM OF BORROWING REQUEST




Credit Suisse First Boston, as Administrative Agent for the Lenders referred to below,
Eleven Madison Avenue
New York, New York 10020

Attention of John Williams
                                                                          [Date]

Ladies and Gentlemen:

   The undersigned, Intersil Corporation (the "Company"), refers to the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, Intersil Holding Corporation, the lenders from time to time party thereto (the "Lenders"), Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Agent"), collateral agent, swingline lender and an issuing bank, Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)      Date of Borrowing
   (which is a Business Day)        ______________________

(B)      Principal Amount of
   Borrowing  1/                    ______________________













---------------------
   1/ Not less than $5,000,000 and in an integral multiple of $1,000,000, but in any event not exceeding, as applicable, the available Total Revolving Credit Commitment or the aggregate amount of the Term Loan Commitments available at such time.

(C)      Interest rate basis 2/             ______________________

(D)      Interest Period and the last
         day thereof 3/                     ______________________

(E)      Funds are requested to be disbursed to the Company's account with
         Credit Suisse First Boston (Account No.   ).

   Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Company shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.01(b) and (c) of the Credit Agreement have been satisfied.



                                              INTERSIL CORPORATION,


                                              by: _____________________________
                                                  Name:
                                                  Title: [Responsible Officer]


---------------------
   2/ Specify (a) Term Borrowing or Revolving Credit Borrowing and (b) Eurodollar Borrowing or ABR Borrowing.

   3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date (applicable only for Eurodollar Borrowings only).

                                                                       EXHIBIT D


                                    [Form of]







                                    INDEMNITY, SUBROGATION and CONTRIBUTION

                           AGREEMENT dated as of August 13, 1999, among INTERSIL CORPORATION, a Delaware corporation (the "Borrower"), each Subsidiary of the Borrower listed on Schedule I hereto (the "Guarantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).


         Reference is made to (a) the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Intersil Holding Corporation, a Delaware corporation, the lenders from time to time party thereto (the "Lenders"), CSFB, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as Collateral Agent, swingline lender and an issuing bank, Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent, and (b) the Subsidiary Guarantee Agreement dated as of August 13, 1999, among the Guarantors and the Collateral Agent (the "Subsidiary Guarantee Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Subsidiary Guarantee Agreement) of the Borrower under the Credit Agreement pursuant to the Subsidiary Guarantee Agreement; certain Guarantors have granted Liens on and security interests in certain of their assets to secure such guarantees. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

         Accordingly, the Borrower, each Guarantor and the Collateral Agent agree as follows:

         SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Subsidiary Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

         SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Subsidiary Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the

Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

         SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the L/C Exposure has not been reduced to zero or any of the Commit ments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or other wise.

         SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Collateral Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Collateral Agent and the Guarantors shall be deemed to have waived any rights here under unless such waiver shall be in writing and signed by such parties.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

         SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Subsidiary Guarantee Agreement and addressed as specified therein.

         SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Subsidiary Guarantee Agreement in accordance with such Subsidiary Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

         SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Collateral Agent, the other Secured Parties and each Guarantor and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid or the L/C Exposure does not equal zero and as long as the Commitments have not been terminated.

         (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agree ment shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 12. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, each Domestic Subsidiary of the Borrower that was not in existence or not such a Subsidiary on the date of the Credit Agreement is required to enter into the Subsidiary Guarantee Agreement as a Guarantor upon becoming such a Subsidiary. Upon execution and delivery, after the date hereof, by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.


                                                  INTERSIL CORPORATION,


                                                  by:________________________
                                                     Name:
                                                     Title:


                                                  HARRIS SEMICONDUCTOR
                                                  (PENNSYLVANIA), LLC,


                                                  by:________________________
                                                     Name:
                                                     Title:


                                                  HARRIS SEMICONDUCTOR (OHIO),
                                                  LLC,


                                                  by:________________________
                                                     Name:
                                                     Title:


                                                  HARRIS SEMICONDUCTOR, LLC,


                                                  by:________________________
                                                     Name:
                                                     Title:


                                                  CHOICE MICROSYSTEMS, INC.,


                                                  by:________________________
                                                     Name:
                                                     Title:

                                                  CREDIT SUISSE FIRST BOSTON, as
                                                  Collateral Agent,


                                                  by:________________________
                                                     Name:
                                                     Title:


                                                  by:________________________
                                                     Name:
                                                     Title:

                                                                   SCHEDULE I
                                                to the Indemnity, Subrogation
                                                   and Contribution Agreement





                                   Guarantors


Name                                        Address
----                                        -------

                                                                      Annex 1 to
                                                  the Indemnity, Subrogation and
                                                          Contribution Agreement
                                   SUPPLEMENT NO. ___ dated as of [    ], to the

                           Indemnity, Subrogation and Contribution Agreement dated as of August 13, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among INTERSIL CORPORATION, a Delaware corporation (the "Borrower"), each Subsidiary of the Borrower listed on Schedule I thereto (the "Guarantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).


         A. Reference is made to (a) the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Intersil Holding Corporation, a Delaware corporation, the lenders from time to time party thereto (the "Lenders"), CSFB, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as Collateral Agent, swingline lender and an issuing bank, Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent, and (b) the Subsidiary Guarantee Agreement dated as of August 13, 1999, among the Guarantors and the Collateral Agent (the "Subsidiary Guarantee Agreement").

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

         C. The Borrower and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, each Domestic Subsidiary of the Borrower that was not in existence or not such a Subsidiary on the date of the Credit Agreement is required to enter into the Subsidiary Guarantee Agreement as a Guarantor upon becoming a Subsidiary. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Indemnity, Subrogation and

Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

         SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

         IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.


                                                 [Name Of New Guarantor],

                                                 by:___________________________
                                                    Name:
                                                    Title:
                                                    Address:


                                                 CREDIT SUISSE FIRST BOSTON, as
                                                 Collateral Agent,


                                                 by:___________________________
                                                    Name:
                                                    Title:


                                                 by:___________________________
                                                    Name:
                                                    Title:

                                                                      SCHEDULE I
                                          to Supplement No.___ to the Indemnity,
                                          Subrogation and Contribution Agreement








                                   Guarantors



Name                                Address
----                                -------

                                                                     EXHIBIT E-1









                           [FORM OF] MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                                SECURITY AGREEMENT AND FINANCING STATEMENT


                           THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                  SECURITY AGREEMENT AND FINANCING STATEMENT dated as of August 13, 1999 (this "Mortgage"), by INTERSIL CORPORATION, a Delaware corporation, having an office at 2401 Palm Bay Road NE, Palm Bay, Florida 32905 (the "Mortgagor"), to CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, having an office at Eleven Madison Avenue, New York, New York 10010 ("CSFB"), as collateral agent (in such capacity, the "Collateral Agent") for the benefit of the Secured Parties (as defined below) (the "Mortgagee");


                                WITNESSETH THAT:

         A. Reference is made to the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Mortgagor (the "Borrower"), Intersil Holding Corporation, a Delaware corporation, the financial institutions party thereto as lenders (together with the Swingline Lender (as defined below), the "Lenders"), CSFB, as administrative agent (in such capacity, the "Agent"), and as Collateral Agent, swingline lender (in such capacity, the "Swingline Lender") and an Issuing Bank (as defined therein), Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent. Each capitalized term used herein but not defined herein shall have the meaning assigned to such term in the Credit Agreement. As used herein, the term "Secured Parties" shall mean (i) the Lenders, (ii) the Collateral Agent, (iii) the Agent,
(iii) the Issuing Bank, (iv) each counterparty to an Interest Rate Protection Agreement entered into with the Borrower if such counterparty was a Lender at the time the Interest Rate Protection Agreement was entered into, (v) the beneficiaries of each indemnification obligation undertaken by the Borrower under any Loan Document and (vi) the successors and permitted assigns of each of the foregoing. Pursuant to the Credit Agreement, (i) the Lenders have lent or agreed to lend to the Borrower (a) on a term basis, Term Loans in an aggregate principal amount not in excess of $205,000,000, and (b) on a revolving basis, Revolving Loans, at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $70,000,000, (ii) the Swingline Lender has agreed to lend, on a revolving basis, Swingline Loans, at any time and from time to time prior to the Revolving Credit Maturity Date applicable thereto, in an aggregate principal amount at any time outstanding not in excess of $10,000,000 and (iii) the Issuing Bank has issued or has agreed to issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $20,000,000 in each case on the terms and subject to the conditions of the Credit Agreement. The Revolving Loans, the Term Loans and the Swingline Loans are hereinafter collectively referred to as the "Loans".

         B. In order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Subsidiaries have agreed to guarantee pursuant to the Subsidiary Guarantee Agreement the due and punctual payment and performance of Obligations (as defined in paragraph C below).

         C. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by Mortgagor of this Mortgage in the form hereof, to secure (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Mortgagor and the Borrower to the Secured Parties under the Credit Agreement, this Mortgage and the other Loan Documents to which Mortgagor or the Borrower is or is to be a party, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Mortgagor and the Borrower under or pursuant to the Credit Agreement, this Mortgage and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to the Guarantee Agreements and the other Loan Documents and (d) the due and punctual payment and performance of all obligations of the Borrower under each Interest Rate Protection Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Interest Rate Protection Agreement was entered into (all the obligations referred to in this paragraph C being referred to collectively, as the "Obligations").

         D. Pursuant to the requirements of the Credit Agreement, Mortgagor is entering into this Mortgage to create a security interest in the Mortgaged Property (as defined herein) to secure the performance and payment by Mortgagor and the Borrower of the Obligations. The Credit Agreement also requires the granting by other Loan Parties of Mortgages or Deeds of Trust (the "Other Mortgages") that create security interests in certain Mortgaged Properties other than the Mortgaged Property to secure the performance of the Obligations.


                                Granting Clauses

         NOW THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure
(A) the due and punctual payment and performance of the Obligations, (B) the due and punctual payment by Mortgagor of all taxes and insurance premiums relating to the Mortgaged Property (hereinafter defined) and (C) all disbursements made by Mortgagee for the payment of taxes, common area charges or insurance premiums, all fees, expenses or advances in connection with or relating to the Mortgaged Property, and interest on such disbursements and other amounts not timely paid in accordance with the terms of the Credit Agreement, this Mortgage and the other Loan Documents, Mortgagor hereby grants, bargains, sells, conveys, mortgages, assigns, transfers and pledges to Mortgagee (for the ratable benefit of the Secured Parties), a security interest in all the following described property (the "Mortgaged Property") whether now owned or held or hereafter acquired:

                  (1) all Mortgagor's right, title and interest in all the fee estate in the land more particularly described on Exhibit A hereto (the "Land"), together with all rights appurtenant thereto, including any easements over any adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the "Premises");

                  (2) all Mortgagor's right, title and interest in all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the "Improve ments");

                  (3) all Mortgagor's right, title and interest in all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor's books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, elec tronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), lifts, restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the "Personal Property");

                  (4) all Mortgagor's right, title and interest in all general intangibles relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improve ments, all to the extent assignable (the "Permits, Plans and Warranties");

                  (5) Mortgagor's interest in and rights under any and all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, "Leases"), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder ("Rents");

                  (6) all Mortgagor's right, title and interest in and to all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims ("Proceeds"), including Proceeds of insurance maintained by Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and

                  (7) all Mortgagor's right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein.

         TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to the Permitted Encumbrances (as hereinafter defined) and to satisfaction and cancelation as provided in Section 3.04.


                                    ARTICLE I

             Representations, Warranties and Covenants of Mortgagor

         Mortgagor agrees, covenants, represents and/or warrants as follows:

         SECTION 1.01. Title. (a) Mortgagor has good and marketable title to an indefeasible fee estate in the Land and Improvements subject to no lien, charge or encumbrance, and this Mortgage is and will remain a valid and enforceable first and prior lien on the Premises, Improvements and the Rents subject only to, in each case, Liens permitted by Section 6.02 of the

Credit Agreement, the exceptions and encumbrances referred to in Schedule B to the title insurance policy being issued to insure the lien of this Mortgage and matters permitted by Section 1.09 hereof whether now existing or hereafter arising (collectively, the "Permitted Encumbrances"). The Permitted Encumbrances do not materially interfere with the current use, enjoyment or operation of the Mortgaged Property.

         (b) Mortgagor has good and marketable title to all the Personal Property subject to no lien, charge or encumbrance other than this Mortgage and the Permitted Encumbrances. Except as permitted under the Credit Agreement, the Personal Property is not and will not become the subject matter of any lease or other arrangement that is not a Permitted Encumbrance whereby the ownership of any Personal Property will be held by any person or entity other than Mortgagor; except as permitted under the Credit Agreement, none of the Personal Property will be removed from the Premises or the Improvements unless the same is no longer needed for the continued operation of the Premises and the Improvements as currently operated (or as then operated, to the extent that any change from the current manner of operation was permitted by the Credit Agreement) or is replaced by other Personal Property of substantially equal or greater utility and value; and Mortgagor will not create or cause to be created (other than Permitted Encumbrances) any security interest covering any of the Personal Property other than the security interest in the Personal Property created in favor of Mortgagee by this Mortgage or any other agreement collateral hereto. The Mortgaged Property is served by water, gas, electric, septic, storm and sanitary sewage facilities, and such utilities serving the Premises and the Improvements are located in and in the future will be located fully within the Premises. There is vehicular access to the Premises and the Improvements which is provided by either a public right-of-way abutting and contiguous with the Land or valid recorded unsubordinated easements.

         (c) Except as set forth on Schedule A hereto, there are no leases affecting a material portion of the Mortgaged Property. Each Lease is in full force and effect, and, except as set forth on Schedule A hereto, Mortgagor has not given, nor to Mortgagor's knowledge has it received, any uncured or unwaived notice of default with respect to any material obligation under any Lease. Each Lease is subject to no lien, charge or encumbrance other than this Mortgage and the Permitted Encumbrances. Mortgagor has not received any written notice of, nor does it have any actual knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Mortgagor is not obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

         (d) All easement agreements, covenant or restrictive agreements, supplemental agree ments and any other instruments hereinabove referred to and mortgaged hereby (collectively, the "Agreements") are and will remain valid, subsisting and in full force and effect, unless the failure to remain valid, subsisting and in full force and effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Mortgaged Property, and Mortgagor is not in default thereunder and has fully performed the material terms thereof requi red to be performed through the date hereof, and has no actual knowledge of any default thereunder or failure to fully perform the terms thereof by any other party, nor of the occurrence of any event that after notice or the passage of time or both will constitute a default thereunder. Mortgagor is in compliance, and shall comply, with all agreements and legal requirements (including land use and zoning ordinances, regulations and restrictions) affecting the Mortgaged Property, except for any agreements and legal requirements, the failure to comply with which could not reasonably be expected to have a Material Adverse Effect on the Mortgaged Property.

         (e) Mortgagor has good and lawful right and full power and authority to mortgage the Mortgaged Property and will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Encumbrances to the extent of those rights.

         (f) This Mortgage, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable lien upon and security interest in all the Mortgaged Property and there will be no defenses or offsets to this Mortgage that will be asserted by Mortgagor or its Affiliates (or any third party defense or offset now known to Mortgagor or its Affiliates) or to any of the Obligations secured hereby for so long as any portion of the Obligations is outstanding.

         SECTION 1.02. Credit Agreement; Certain Amounts. (a) This Mortgage is given pursuant to the Credit Agreement. Each and every term and provision of the Credit Agreement (excluding the governing law provisions thereof), including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Mortgage.

         (b) To the extent there is a conflict between the terms of this Mortgage and the terms of the Credit Agreement (except with respect to Section
1.01 hereof), the terms of the Credit Agreement shall control.

         (c) If any remedy or right of Mortgagee pursuant hereto is acted upon by Mortgagee or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which Mortgagee is made a party and is obliged to defend or uphold or enforce this Mortgage or the rights of Mortgagee hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Mortgaged Property, Mortgagor will pay all reasonable sums, including reasonable attorneys' fees and disbursements, incurred by Mortgagee related to the exercise of any remedy or right of Mortgagee pursuant hereto or for the reasonable expense of any such action or proceeding together with all statutory or other costs, disbursements and allowances, interest thereon from the date of demand for payment thereof at the rate specified in clause (b) of Section 2.07 of the Credit Agreement (the "Default Interest Rate"), and such sums and the interest thereon shall, to the extent permissible by law, be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the recording of this Mortgage and shall be secured by this Mortgage to the extent permitted by law. Any payment of amounts due under this Mort gage not made on or before the due date for such payments shall accrue interest daily without notice from the due date until paid at the Default Interest Rate, and such interest at the Default Interest Rate shall be immediately due upon demand by Mortgagee.

         SECTION 1.03. Payment of Taxes, Liens and Charges. (a) Except as may be permitted by the Credit Agreement, Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, utility charges and all other private charges, whether of a like or different nature, imposed upon or assessed against the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof.

         (b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof
(i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Loan Documents or to require an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly notify Mortgagee of such event. In such event Mortgagor shall (i) agree to enter into such further instruments as may be reasonably necessary or desirable to obligate Mortgagor to make any applicable additional payments and (ii) Mortgagor shall make such additional payments.

         (c) At any time that an Event of Default shall occur hereunder and be continuing, or if required by any law applicable to Mortgagor or to Mortgagee, Mortgagee shall have the right to direct Mortgagor to make an initial deposit on account of real estate taxes and assessments, insurance premiums and common area charges, levied against or payable in respect of the Mort gaged Property in advance and thereafter semi-annually, each such deposit to be equal to one-half of any such annual charges estimated in a reasonable manner by Mortgagee in order to accumulate with Mortgagee sufficient funds to pay such taxes, assessments, insurance premiums and charges.

         SECTION 1.04. Payment of Closing Costs. Mortgagor shall pay all costs in connection with, relating to or arising out of the preparation, execution and recording of this Mortgage, including title company premiums and charges, inspection costs, survey costs, recording fees and taxes, reasonable attorneys', engineers', appraisers' and consultants' fees and disbursements and all other similar reasonable expenses of every kind.

         SECTION 1.05. Alterations and Waste; Plans. (a) Except as may be permitted by the Credit Agreement, no Improvements will be materially altered or demolished or removed in whole or in part by Mortgagor. Mortgagor will not erect any additions to the existing Improvements or other structures on the Premises which will materially interfere with the operation conducted thereon on the date hereof, without the written consent of Mortgagee. Mortgagor will not commit any waste on the Mortgaged Property or make any alteration to, or change in the use of, the Mortgaged Property that will materially diminish the utility thereof for the operation of the business except as may be permitted under the Credit Agreement or materially increase any ordinary fire or other hazard arising out of construction or operation, but in no event shall any such alteration or change be contrary to the terms of any insurance policy required to be kept pursuant to Section 1.06 (but such policy may be endorsed to permit the same). Mortgagor will maintain and operate the Improvements and Personal Property in good repair, working order and condition, reasonable wear and tear excepted.

         (b) To the extent the same exist on the date hereof or are obtained in connection with future permitted alterations, Mortgagor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Mortgaged Property either at the Mortgaged Property or in a particular office at the headquarters of Mortgagor to which Mortgagee shall have access upon reasonable advance notice and at reasonable times.

         SECTION 1.06. Insurance. Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, required by Section 5.02 of the Credit Agreement.

         SECTION 1.07. Casualty and Condemnation. (a) Notwithstanding any other provision of this Mortgage or the Credit Agreement, Mortgagee is authorized, at its option (for the benefit of the Secured Parties), to collect and receive, to the extent payable to any Loan Party, all insurance proceeds, damages, claims and rights of action under any insurance policies with respect to any casualty or other insured damage ("Casualty") to any portion of the Mortgaged Property (collectively, "Casualty Proceeds"), unless the amount of the related Casualty Proceeds is less than $2,500,000 and an Event of Default shall not have occurred and be continuing, in which event Mortgagor may retain such Casualty Proceeds for application in accordance with this Section 1.07 to the extent that Mortgagor has delivered a certificate to Mortgagee within 10 days of such Casualty, stating that such Casualty Proceeds shall be applied, or shall be committed to be applied, within 180 days of such Casualty, in accordance with this Section 1.07; provided that to the extent such Casualty Proceeds are (i) not so applied, or committed to be so applied, within 180 days of any such Casualty or (ii) if committed to be so applied within 180 days of any such Casualty, not so applied within one year of such Casualty, Mortgagor shall promptly remit such Casualty Proceeds to Mortgagee to prepay the outstanding Term Loans as provided in Section 2.13(f) of the Credit Agreement. Mortgagor shall notify Mortgagee, in writing, promptly after Mortgagor obtains notice or knowledge of any Casualty which Mortgagor reasonably believes will cost more than $500,000 to repair, which notice shall set forth a description of such Casualty and Mortgagor's good faith estimate of the amount of related damages. Subject to the foregoing limitations, Mortgagor shall endorse and transfer or cause to be endorsed or transferred any Casualty Proceeds received by it or any other Loan Party to Mortgagee.

         (b) Mortgagor will notify Mortgagee immediately upon obtaining knowledge of the institution of any action or proceeding for the taking of the Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (a "Condemnation"). No settlement or compromise of any claim in excess of $500,000 in connection with any such action or proceeding shall be made without the consent of Mortgagee, which consent shall not be unreasonably withheld. Mortgagee is authorized, at its option (for the benefit of the Secured Parties), to collect and receive all proceeds of any such Condemnation (in each case, the "Condemnation Proceeds") unless the amount of such Condemnation Proceeds is less than $2,500,000 and an Event of Default shall not have occurred and be continuing, in which event Mortgagor may retain such Condemnation Proceeds for application in accordance with this Section 1.07 to the extent that Mortgagor has delivered a certificate to Mortgagee within 10 days of such Condemnation, stating that such Condemnation Proceeds shall be applied, or shall be committed to be applied, within 180 days of such Condemnation, in accordance with this
Section 1.07; provided that to the extent such Condemnation Proceeds are (i) not so applied, or committed to be so applied, within 180 days of any such Condemnation or (ii) if committed to be so applied within 180 days of any such Condemnation, not so applied within one year of such Condemnation, Mortgagor shall promptly remit such Condemnation Proceeds to Mortgagee to prepay the outstanding Term Loans as provided in Section 2.13(f) of the Credit Agreement. Subject to the foregoing limitations, Mortgagor shall execute or cause to be executed such further assignments of any Condemnation Proceeds as Mortgagee may reasonably require.

         (c) In the event of a Condemnation of all or "substantially all" of the Mortgaged Property (a "substantially all" Condemnation) (which determination shall be made by Mortgagee in its reasonable discretion), unless Mortgagor shall have notified Mortgagee in writing promptly after such Condemnation that it intends to replace the Mortgaged Property (and no Default or Event of Default shall have occurred and be continuing at the time of such election), Mortgagee or Mortgagor, as applicable, shall apply the Condemnation Proceeds received as a result of such Condemnation (less the reasonable costs, if any, incurred by Mortgagee or Mortgagor in the recovery of such Condemnation Proceeds, including reasonable attorneys' fees, other charges and disbursements) to prepay the outstanding Term Loans as provided in Section 2.13(f) of the Credit Agreement, with any remaining Condemnation Proceeds being returned to or retained by Mortgagor. If Mortgagor shall elect to replace the Mortgaged Property as contemplated above, (i) the replacement property shall be of utility or value comparable to that of the replaced Mortgaged Property and (ii) the insufficiency of any Condemnation Proceeds to defray the entire expense of the related location, acquisition and replacement of such replacement property shall in no way relieve Mortgagor of its obligation to complete the construction of any replacement property if Mortgagor shall have made such election and shall have acquired the related real property.

         (d) In the event of any Condemnation of the Mortgaged Property, or any part thereof (other than a Condemnation described in paragraph (c) above (unless Mortgagor shall be permitted and shall have elected to replace the Mortgaged Property, as provided in paragraph (c) above) and subject to the provisions of paragraph (f) below), Mortgagee or Mortgagor, as applicable, shall apply the Condemnation Proceeds first, in the case of a partial Condemnation, to the repair or restoration of any integrated structure subject to such Condemnation or, in the case of a Condemnation of all, or substantially all, of the Mortgaged Property, to the location of a replacement property, acquisition of such replacement property and construction of the replacement structures, and second, if the remainder of the Condemnation Proceeds is less than $1,000,000, such Condemnation Proceeds (less the reasonable costs, if any, incurred by Mortgagee or Mortgagor in the recovery of such Condemnation Proceeds) shall be returned to or retained by (as applicable) Mortgagor, or if the remainder of the Condemnation Proceeds is $1,000,000 or greater, such Condemnation Proceeds (less the reasonable costs, if any, incurred by Mortgagee or Mortgagor in the recovery of such Condemnation Proceeds) shall be used to prepay the outstanding Term Loans as provided in Section 2.13(f) of the Credit Agreement, with any remaining Condemnation Proceeds being returned to or retained by (as applicable) Mortgagor.

         (e) In the event of any Casualty, Mortgagor shall, subject to the conditions contained in paragraph (f), rebuild or restore the Mortgaged Property to substantially its same condition immediately prior to such Casualty or to a condition better suited, in Mortgagor's judgment, to the then current and contemplated operation of the Mortgagor's business. If Mortgagor shall be required to restore the Mortgaged Property, the insufficiency of any Casualty Proceeds to defray the entire expense of such restoration shall in no way relieve Mortgagor of such obligation so to restore. In the event Mortgagor shall be required to restore, Mortgagor shall diligently and continuously prosecute the restoration of the Mortgaged Property to completion. In addition, there shall first be allowed to Mortgagor out of the related Casualty Proceeds an amount sufficient to, and Mortgagor shall be obligated to, place the remaining portion, if any, of the Mortgaged Property in a safe condition that is otherwise in compliance with the provisions of this Mortgage and the Credit Agreement.

         (f) Except as otherwise specifically provided in this Section 1.07 with respect to Casualty Proceeds and Condemnation Proceeds which may be retained by Mortgagor, all Casualty Proceeds and all Condemnation Proceeds recovered by Mortgagee (i) are to be applied to the restoration or replacement of the Mortgaged Property (less the reasonable cost, if any, to Mortgagee or Mortgagor of such recovery and of paying out such proceeds, including reasonable attorneys' fees, other charges and disbursements and costs allocable to inspecting the Work (as defined below)) and (ii) shall be applied by Mortgagee to the payment of the cost of restoring or replacing the Mortgaged Property so damaged, destroyed or taken or of the portion or portions of the Mortgaged Property not so taken (the "Work") and (C) shall be paid out from time to time to Mortgagor as and to the extent the Work (or the location and acquisition of any replacement of the Mortgaged Property) progresses for the payment thereof, but subject to each of the following conditions:

                  (i) Mortgagor must promptly commence the restoration or rebuilding process or the location, acquisition and replacement process (in the case of a total or "substantially all" Condemnation) in connection with the Mortgaged Property;

                  (ii) the Work shall be in the charge of an independent architect or engineer and before Mortgagor commences any Work, other than temporary work to protect property or prevent interference with business, Mortgagee shall have received the plans and specifications and the general contract for the Work from Mortgagor. The plans and specifications shall provide for such Work that, upon completion thereof, the improvements shall (A) be in compliance with all requirements of applicable Governmental Authorities such that all representations and warranties of Mortgagor relating to the compliance of such the Mortgaged Property with applicable laws, rules or regulations in this Mortgage and the Credit Agreement will be correct in all respects and (B) be at least equal in value and general utility to the improvements that were on the Mortgaged Property (or that were on the Mortgaged Property that has been replaced, if applicable) prior to the Casualty or Condemnation, and in the case of a Condemnation, subject to the effect of such Condemnation;

                  (iii) except as provided in (iv) below, each request for payment shall be made on seven days' prior notice to Mortgagee and shall be accompanied by a certificate to be made by such architect or engineer, stating (A) that all the Work completed has been done in substantial compliance with the plans and specifications, (B) that the sum requested is justly required to reimburse Mortgagor for payments by Mortgagor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials);

                  (iv) each request for payment in connection with the acquisition of a replacement Mortgaged Property (in the case of a total or "substantially all" Condemnation) shall be made on 30 days' prior notice to Mortgagee and, in connection therewith, (A) each such request shall be accompanied by a copy of the sales contract or other document governing the acquisition of the replacement property by Mortgagor and a certificate of Mortgagor stating that the sum requested represents the sales price under such contract or document and the related reasonable transaction fees and expenses (including brokerage fees) and setting forth in sufficient detail the various components of such requested sum and (B) Mortgagor shall (I) in addition to any other items required to be delivered under this Section 1.07, provide Mortgagee with such opinions, documents, certificates, title insurance policies, surveys and other insurance policies as it may reasonably request and (II) take such other actions as Mortgagee may reasonably deem necessary or appropriate (including actions with respect to the delivery to Mortgagee of a first priority Mortgage with respect to such real property for the ratable benefit of the Secured Parties, which opinions, documents, certificates, title insurance policies, surveys, other insurance policies and mortgage shall be substantially comparable to similar documents executed and/or delivered in connection with the Closing Date under the Credit Agreement;

                  (v) if required by Mortgagee, each request for payment shall be accompanied by a search prepared by a title company or licensed abstractor or by other evidence satisfactory to Mortgagee, that there has not been filed with respect to the Mortgaged Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of Mortgagee;

                  (vi) there shall be no Default or Event of Default that has occurred and is continuing;

                  (vii) the request for any payment after the Work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the improvements being rebuilt, repaired or restored legal; and

                  (viii) after commencing the Work, Mortgagor shall continue to perform the Work diligently and in good faith to completion in accordance with the approved plans and specifications.

Upon completion of the Work and payment in full therefor, the amount of any Casualty Proceeds or Condemnation Proceeds then or thereafter in the hands of Mortgagee on account of the Casualty or Condemnation that necessitated such Work will be applied as follows: (x) with respect to Casualty Proceeds, returned to Mortgagor, (y) with respect to amounts then held for Condemnation Proceeds which are less than $500,000, returned to Mortgagor and (z) with respect to amounts then held for Condemnation Proceeds of $500,000 or more, to prepay the outstanding Term Loans as provided in Section 2.13 of the Credit Agreement, with any excess being returned to Mortgagor.

         (g) Notwithstanding any other provisions of this Section 1.07, if Mortgagor shall have elected to replace the Mortgaged Property in connection with a total or "substantially all" Condemnation as contemplated in paragraph
(c) above, all Condemnation Proceeds held by Mortgagee in connection therewith shall be applied to prepay the Term Loans as provided in Section 2.13 of the Credit Agreement if (i) Mortgagor notifies Mortgagee that it does not intend to replace the Mortgaged Property, (ii) Mortgagor shall not have notified Mortgagor in writing that Mortgagor has acquired or has entered into a contract to acquire the replacement property within six months after the related Condemnation or
(iii) Mortgagor shall have not notified Mortgagee in writing that it has begun construction of the replacement structures within one year after the related Condemnation.

         (h) Nothing in this Section 1.07 shall prevent Mortgagee from applying at any time all or any part of the Casualty Proceeds or Condemnation Proceeds to
(i) the curing of any Event of Default under the Credit Agreement or (ii) the payment of any of the Obligations after the occurrence and during the continuance of an Event of Default.

         SECTION 1.08. Assignment of Leases and Rents. (a) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right, title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations. Mortgagor has not (except for Permitted Encumbrances) assigned or executed any assignment of, and will not assign or execute any assignment of, any other Lease or their respective Rents to anyone other than Mortgagee.

         (b) Without Mortgagee's prior written consent, Mortgagor will not (i) modify, amend, terminate or consent to the cancelation or surrender of any Lease if such modification, amendment, termination or consent would, in the reasonable judgment of Mortgagee, be adverse in any material respect to the interests of the Lenders, the value of the Mortgaged Property or the lien created by this Mortgage or (ii) consent to an assignment of any tenant's interest in any Lease or to a subletting thereof covering a material portion of the Mortgaged Property.

         (c) Subject to Section 1.08(d) and to the Permitted Encumbrances, Mortgagor has assigned and transferred to Mortgagee all of Mortgagor's right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.08(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.08(d), Mortgagee may in Mortgagor's name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

         (d) So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.08(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; provided, however, that after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant's successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant's successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.

         (e) Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.

         (f) Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals or license fees payable thereunder.

         SECTION 1.09. Restrictions on Transfers and Encumbrances. Except as permitted by the Credit Agreement, Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charges or any form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a Condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof; provided, however, that Mortgagor may in the ordinary course of business within reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Mortgaged Property and that do not materially or adversely affect the use and operation of the same (except for customary utility easements that service the Mortgaged Property, which are permitted).

         SECTION 1.10. Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a "Security Agreement" within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located ("UCC"). Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the state in which the Premises are located to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Security Agreement.

         SECTION 1.11. Filing and Recording. Mortgagor will cause this Mortgage, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all reasonable expenses incidental to the execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Personal Property, and any instrument of further assurance and all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and recording of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Personal Property or any instrument of further assurance.

         SECTION 1.12. Further Assurances. Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

         SECTION 1.13. Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specif ically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

         SECTION 1.14. No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.

         SECTION 1.15. Fixture Filing. Certain of the Mortgaged Property is or will become "fixtures" (as that term is defined in the UCC) on the Land, and this Mortgage upon being filed for record in the real estate records of the county wherein such fixtures are situated shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such of the Mortgaged Property that is or may become fixtures.


                                   ARTICLE II

                              Defaults and Remedies

         SECTION 2.01. Events of Default. Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.

         SECTION 2.02. Demand for Payment. If an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys' fees, disbursements and expenses incurred by Mortgagee and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against

Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

         SECTION 2.03. Rights To Take Possession, Operate and Apply Revenues.
(a) If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.

         (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee's attorneys and agents with interest thereon at the Default Interest Rate; and all such expenses and compensation shall, until paid, be secured by this Mortgage.

         (c) Upon every such entry or taking of possession, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof in a commercially reasonable manner and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.

         (d) Whenever, before any sale of the Mortgaged Property under Section 2.06, all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

         SECTION 2.04. Right To Cure Mortgagor's Failure to Perform. Should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Credit Agreement (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Interest Rate. Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

         SECTION 2.05. Right to a Receiver. If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver's fees, reasonable attorneys' fees and disbursements, costs and agent's compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Interest Rate.

         SECTION 2.06. Foreclosure and Sale. (a) If an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage. In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Obligation. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.

         (b) The Mortgaged Property may be sold subject to unpaid taxes and Permitted Encumbrances, and, after deducting all costs, fees and expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

         (c) Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

         (d) If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or
(ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.

         SECTION 2.07. Other Remedies. (a) In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the uniform commercial code of the state wherein the Mortgaged Property is located.

         (b) In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.

         SECTION 2.08. Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive the proceeds of sale, no purchaser shall be required to see to the application of the proceeds and Mortgagee shall apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage as follows:

                  FIRST, to the payment of the costs and expenses of such sale, including compensation to Mortgagee's attorneys and agents, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Interest Rate on all advances made by Mortgagee, including all taxes or assessments (except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold) and the cost of removing any Permitted Encumbrance (except any Permitted Encumbrance subject to which the Mortgaged Property was sold);

                  SECOND, to Mortgagee for the distribution to the Secured Parties for the satisfaction of the Obligations owed to the Secured Parties; and

                  THIRD, to Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of the Mortgaged Property by Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mortgagee or such officer or be answerable in any way for the misapplication thereof.

         SECTION 2.09. Mortgagor as Tenant Holding Over. If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at

Mortgagee's election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

         SECTION 2.10. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted providing for any appraisement of any portion of the Mortgaged Property, (ii) the benefit of all laws now existing or that may be hereafter enacted in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (iii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, homestead exemption, valuation, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iv) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.

         SECTION 2.11. Discontinuance of Proceedings. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

         SECTION 2.12. Suits To Protect the Mortgaged Property. Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

         SECTION 2.13. Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

         SECTION 2.14. Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.

         SECTION 2.15. Waiver. (a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

         (b) Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents,
(vi) consents to the filing of a map, plat or replat affecting the Premises,
(vii) consents to the granting of an easement or other right affecting the Premises to which its consent is required or (viii) makes or consents to an agreement subordinating Mortgagee's lien on the Mortgaged Property hereunder, no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obliga tions or undertakings.

         SECTION 2.16. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.


                                   ARTICLE III

                                  Miscellaneous

         SECTION 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

         SECTION 3.02. Notices. All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Mortgage, with a copy to it at its notice address provided in the Credit Agreement (if different) and all copies provided for therein, and to the Agent or any Lender as provided in the Credit Agreement.

         SECTION 3.03. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

         SECTION 3.04. Satisfaction and Cancelation. (a) The conveyance to Mortgagee of the Mortgaged Property as security, created and consummated by this Mortgage shall be null and void when all the Obligations have been indefeasibly paid in full in accordance with the terms of the Loan Documents and the Lenders have no further commitment to make Loans under the Credit Agreement, no Letters of Credit are outstanding and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

         (b) Upon a sale or financing by Mortgagor of all or any portion of the Mortgaged Property that is permitted under the Credit Agreement and the application of the Net Cash Proceeds of such sale or financing in accordance with the Credit Agreement, the lien of this Mortgage shall be released from the applicable portion of the Mortgaged Property. Mortgagor shall give Mortgagee reasonable written notice of any sale or financing of the Mortgaged Property prior to the closing of such sale or financing.

         (c) In connection with any termination or release pursuant to paragraph
(a), the Mortgage shall be marked "satisfied" by Mortgagee, and this Mortgage and any related UCC-1 financing statements (if applicable) shall be canceled of record at the request and at the expense of Mortgagor. Mortgagee shall execute any documents reasonably requested by Mortgagor to accomplish the foregoing or to accomplish any release contemplated by paragraph (a) and Mortgagor will pay all costs and expenses, including reasonable attorneys' fees, disbursements and other charges, incurred by Mortgagee in connection with the preparation and execution of such documents.

         SECTION 3.05. Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (c) "lien" shall mean "lien, charge, encumbrance, security interest, mortgage or deed of trust"; (d) "obligation" shall mean "obligation, duty, covenant and/or condition"; and (e) "any of the Mortgaged Property" shall mean "the Mortgaged Property or any part thereof or interest therein". Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each ap pointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

         SECTION 3.06. Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of Mortgages and Security Documents that secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee's rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Mortgagee's rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation, except as provided in the Indemnity, Subrogation and Contribution Agreement among Borrower, the Guarantors (as defined therein) and the Collateral Agent for the Secured Parties dated of even date herewith.


                                   ARTICLE IV

                              Particular Provisions

         This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

         SECTION 4.01. Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the State of New York; provided, however, that the provisions of this Mortgage relating to the creation, perfection and enforcement of the lien and security interest created by this Mortgage in respect of the Mortgaged Property and the exercise of each remedy provided hereby, including the power of foreclosure or power of sale procedures set forth in this Mortgage, shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, and Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in such state. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.


         IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.


                                               INTERSIL CORPORATION, a Delaware
                                               corporation,

                                                 by:
                                                     ___________________________
                                                     Name:

                                                          Title:

Attest:

by:
   ____________________________
   Name:
   Title:

[Corporate Seal]

STATE OF........................)
                                ) SS:
COUNTY OF.......................)


         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by _______________________________, the _____________________________ of INTERSIL
CORPORATION, a Delaware corporation, freely and voluntarily under authority duly vested in him/her by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He/she is personally known to me or who has produced as ___________ identification.

         WITNESS my hand and official seal in the County and State last aforesaid this ___ day of ________________ , 1999.


                                ________________________________________________
                                Notary Public


                                ________________________________________________
                                Typed, printed or stamped name of Notary Public


My Commission Expires:

                                                                       Exhibit A
                                                                     to Mortgage









                                Legal Description

                                                                      Schedule A
                                                                     to Mortgage









                          Leases of Mortgaged Property

                                                                      Appendix A
                                                                     to Mortgage









                              Local Law Provisions

                                                                     EXHIBIT E-2



            [FORM OF] DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT


                          THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                 SECURITY AGREEMENT AND FINANCING STATEMENT dated as of August 13, 1999 (this "Deed of Trust"), by INTERSIL CORPORATION, a Delaware corporation, having an office at 2401 Palm Bay Road NE, Palm Bay, Florida 32905 (the "Grantor"), to ___, having an office at __), as trustee ("Trustee") for the benefit of CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, having an office at Eleven Madison Avenue, New York, New York 10010 ("CSFB"), as collateral agent (in such capacity, the " Collateral Agent") for the benefit of the Secured Parties (as defined below) (the "Beneficiary");


                                WITNESSETH THAT:

         A. Reference is made to the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Grantor (the "Borrower"), Intersil Holding Corporation, a Delaware corporation, the financial institutions party thereto as lenders (together with the Swingline Lender (as defined below), the "Lenders"), CSFB, as administrative agent (in such capacity, the "Agent"), and as Collateral Agent, swingline lender (in such capacity, the "Swingline Lender") and an Issuing Bank (as defined therein), Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent. Each capitalized term used herein but not defined herein shall have the meaning assigned to such term in the Credit Agreement. As used herein, the term "Secured Parties" shall mean (i) the Lenders, (ii) the Collateral Agent, (iii) the Agent,
(iii) the Issuing Bank, (iv) each counterparty to an Interest Rate Protection Agreement entered into with the Borrower if such counterparty was a Lender at the time the Interest Rate Protection Agreement was entered into, (v) the beneficiaries of each indemnification obligation undertaken by the Borrower under any Loan Document and (vi) the successors and permitted assigns of each of the foregoing. Pursuant to the Credit Agreement, (i) the Lenders have lent or agreed to lend to the Borrower (a) on a term basis, Term Loans in an aggregate principal amount not in excess of $205,000,000, and (b) on a revolving basis, Revolving Loans, at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $70,000,000, (ii) the Swingline Lender has agreed to lend, on a revolving basis, Swingline Loans, at any time and from time to time prior to the Revolving Credit Maturity Date applicable thereto, in an aggregate principal amount at any time outstanding not in excess of $10,000,000 and (iii) the Issuing Bank has issued or has agreed to issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $20,000,000 in each case on the terms and subject to the conditions of the Credit Agreement. The Revolving Loans, the Term Loans and the Swingline Loans are hereinafter collectively referred to as the "Loans".

         B. In order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Subsidiaries have agreed to guarantee pursuant to the Subsidiary Guarantee Agreement the due and punctual payment and performance of Obligations (as defined in paragraph C below).

         C. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by Grantor of this Deed of Trust in the form hereof, to secure (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Grantor and the Borrower to the Secured Parties under the Credit Agreement, this Deed of Trust and the other Loan Documents to which Grantor or the Borrower is or is to be a party, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Grantor and the Borrower under or pursuant to the Credit Agreement, this Deed of Trust and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to the Guarantee Agreements and the other Loan Documents and (d) the due and punctual payment and performance of all obligations of the Borrower under each Interest Rate Protection Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Interest Rate Protection Agreement was entered into (all the obligations referred to in this paragraph C being referred to collectively, as the "Obligations").

         D. Pursuant to the requirements of the Credit Agreement, Grantor is entering into this Deed of Trust to create a security interest in the Trust Property (as defined herein) to secure the performance and payment by Grantor and the Borrower of the Obligations. The Credit Agreement also requires the granting by other Loan Parties of Mortgages or Deeds of Trust (the "Other Mortgages") that create security interests in certain Mortgaged Properties other than the Trust Property to secure the performance of the Obligations.


                                Granting Clauses

         NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure (A) the due and punctual payment and performance of the Obligations, (B) the due and punctual payment by Grantor of all taxes and insurance premiums relating to the Trust Property (hereinafter defined) and (C) all disbursements made by Beneficiary for the payment of taxes, common area charges or insurance premiums, all fees, expenses or advances in connection with or relating to the Trust Property, and interest on such disbursements and other amounts not timely paid in accordance with the terms of the Credit Agreement, this Deed of Trust and the other Loan Documents, Grantor hereby grants, bargains, sells, conveys, mortgages, assigns, transfers and pledges to Trustee, IN TRUST FOREVER, with power of sale, for the benefit of Beneficiary (for the ratable benefit of the Secured Parties), a security interest in all the following described property (the "Trust Property") whether now owned or held or hereafter acquired:

                  (1) all Grantor's right, title and interest in all the fee estate in the land more particularly described on Exhibit A hereto (the "Land"), together with all rights appurtenant thereto, including any easements over any adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Grantor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the "Premises");

                  (2) all Grantor's right, title and interest in all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the "Improvements");

                  (3) all Grantor's right, title and interest in all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Grantor's books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), lifts, restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improve ments or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the "Personal Property");

                  (4) all Grantor's right, title and interest in all general intangibles relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engi neering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the "Permits, Plans and Warranties");

                  (5) Grantor's interest in and rights under any and all now or hereafter existing leases or licenses (under which Grantor is landlord or licensor) and subleases (under which Grantor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, "Leases"), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Grantor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder ("Rents");

                  (6) all Grantor's right, title and interest in and to all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Trust Property into cash or liquidated claims ("Proceeds"), including Proceeds of insurance maintained by Grantor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Trust Property, unearned premiums on policies of fire and other insurance maintained by Grantor covering any interest in the Trust Property or required by the Credit Agreement; and

                  (7) all Grantor's right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by Grantor, all of which shall become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described herein.

         TO HAVE AND TO HOLD the Trust Property unto Trustee, its successors and assigns, for the benefit of Beneficiary (for the ratable benefit of the Secured Parties), forever, subject only to the Permitted Encumbrances (as hereinafter defined) and to satisfaction and cancelation as provided in Section 3.04. IN TRUST NEVERTHELESS, upon the terms and trust herein set forth for the benefit and security of Beneficiary.


                                    ARTICLE I

              Representations, Warranties and Covenants of Grantor

         Grantor agrees, covenants, represents and/or warrants as follows:

         SECTION 1.01. Title. (a) Grantor has good and marketable title to an indefeasible fee estate in the Land and Improvements subject to no lien, charge or encumbrance, and this Deed of Trust is and will remain a valid and enforceable first and prior lien on the Premises, Improvements and the Rents subject only to, in each case, Liens permitted by Section 6.02 of the Credit Agreement, the exceptions and encumbrances referred to in Schedule B to the title insurance policy being issued to insure the lien of this Deed of Trust and matters permitted by Section 1.09 hereof whether now existing or hereafter arising (collectively, the "Permitted Encumbrances"). The Permitted Encumbrances do not materially interfere with the current use, enjoyment or operation of the Trust Property.

         (b) Grantor has good and marketable title to all the Personal Property subject to no lien, charge or encumbrance other than this Deed of Trust and the Permitted Encumbrances. Except as permitted under the Credit Agreement, the Personal Property is not and will not become the subject matter of any lease or other arrangement that is not a Permitted Encumbrance whereby the ownership of any Personal Property will be held by any person or entity other than Grantor; except as permitted under the Credit Agreement, none of the Personal Property will be removed from the Premises or the Improvements unless the same is no longer needed for the continued operation of the Premises and the Improvements as currently operated (or as then operated, to the extent that any change from the current manner of operation was permitted by the Credit Agreement) or is replaced by other Personal Property of substantially equal or greater utility and value; and Grantor will not create or cause to be created (other than Permitted Encumbrances) any security interest covering any of the Personal Property other than the security interest in the Personal Property created in favor of Beneficiary by this Deed of Trust or any other agreement collateral hereto. The Trust Property is served by water, gas, electric, septic, storm and sanitary sewage facilities, and such utilities serving the Premises and the Improvements are located in and in the future will be located fully within the Premises. There is vehicular access to the Premises and the Improvements which is provided by either a public right-of-way abutting and contiguous with the Land or valid recorded unsubordinated easements.

         (c) Except as set forth on Schedule A hereto, there are no leases affecting a material portion of the Trust Property. Each Lease is in full force and effect, and, except as set forth on Schedule A hereto, Grantor has not given, nor to Grantor's knowledge has it received, any uncured or unwaived notice of default with respect to any material obligation under any Lease. Each Lease is subject to no lien, charge or encumbrance other than this Deed of Trust and the Permitted Encumbrances. Grantor has not received any written notice of, nor does it have any actual knowledge of, any pending or contemplated condemnation proceeding affecting the Trust Property or any sale or disposition thereof in lieu of condemnation.

Grantor is not obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Trust Property or any interest therein.

         (d) All easement agreements, covenant or restrictive agreements, supplemental agree ments and any other instruments hereinabove referred to and mortgaged hereby (collectively, the "Agreements") are and will remain valid, subsisting and in full force and effect, unless the failure to remain valid, subsisting and in full force and effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Trust Property, and Grantor is not in default thereunder and has fully performed the material terms thereof required to be performed through the date hereof, and has no actual knowledge of any default thereunder or failure to fully perform the terms thereof by any other party, nor of the occurrence of any event that after notice or the passage of time or both will constitute a default thereunder. Grantor is in compliance, and shall comply, with all agreements and legal requirements (including land use and zoning ordinances, regulations and restrictions) affecting the Trust Property, except for any agreements and legal requirements, the failure to comply with which could not reasonably be expected to have a Material Adverse Effect on the Trust Property.

         (e) Grantor has good and lawful right and full power and authority to mortgage the Trust Property and will forever warrant and defend its title to the Trust Property, the rights of Beneficiary therein under this Deed of Trust and the validity and priority of the lien of this Deed of Trust thereon against the claims of all persons and parties except those having rights under Permitted Encumbrances to the extent of those rights.

         (f) This Deed of Trust, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable lien upon and security interest in all the Trust Property and there will be no defenses or offsets to this Deed of Trust that will be asserted by Grantor or its Affiliates (or any third party defense or offset now known to Grantor or its Affiliates) or to any of the Obligations secured hereby for so long as any portion of the Obligations is outstanding.

         SECTION 1.02. Credit Agreement; Certain Amounts. (a) This Deed of Trust is given pursuant to the Credit Agreement. Each and every term and provision of the Credit Agreement (excluding the governing law provisions thereof), including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Deed of Trust.

         (b) To the extent there is a conflict between the terms of this Deed of Trust and the terms of the Credit Agreement (except with respect to Section 1.01 hereof), the terms of the Credit Agreement shall control.

         (c) If any remedy or right of Trustee or Beneficiary pursuant hereto is acted upon by Trustee or Beneficiary or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which Trustee or Beneficiary is made a party and is obliged to defend or uphold or enforce this Deed of Trust or the rights of Trustee or Beneficiary hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Trust Property, Grantor will pay all reasonable sums, including reasonable attorneys' fees and disbursements, incurred by Trustee or Beneficiary related to the exercise of any remedy or right of Trustee or Beneficiary pursuant hereto or for the reasonable expense of any such action or proceeding together with all statutory or other costs, disbursements and allowances, interest thereon from the date of demand for payment thereof at the rate specified in clause (b) of
Section 2.07 of the Credit Agreement (the "Default Interest Rate"), and such sums and the interest thereon shall, to the extent permissible by law, be a lien on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching or accruing subsequent to the recording of this Deed of Trust and shall be secured by this Deed of Trust to the extent permitted by law. Any payment of amounts due under this Deed of Trust not made on or before the due date for such payments shall accrue interest daily without notice from the due date until paid at the Default Interest Rate, and such interest at the Default Interest Rate shall be immediately due upon demand by Trustee or Beneficiary.

         SECTION 1.03. Payment of Taxes, Liens and Charges. (a) Except as may be permitted by the Credit Agreement, Grantor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, utility charges and all other private charges, whether of a like or differ ent nature, imposed upon or assessed against the Trust Property or any part thereof or upon the Rents from the Trust Property or arising in respect of the occupancy, use or possession thereof.

         (b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof
(i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Deed of Trust or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Beneficiary, either directly or indirectly, on this Deed of Trust or any of the Loan Documents or to require an amount of taxes to be withheld or deducted therefrom, Grantor will promptly notify Beneficiary of such event. In such event Grantor shall (i) agree to enter into such further instruments as may be reasonably necessary or desirable to obligate Grantor to make any applicable additional payments and (ii) Grantor shall make such additional payments.

         (c) At any time that an Event of Default shall occur hereunder and be continuing, or if required by any law applicable to Grantor or to Beneficiary, Beneficiary shall have the right to direct Grantor to make an initial deposit on account of real estate taxes and assessments, insurance premiums and common area charges, levied against or payable in respect of the Trust Property in advance and thereafter semi-annually, each such deposit to be equal to one-half of any such annual charges estimated in a reasonable manner by Beneficiary in order to accumulate with Beneficiary sufficient funds to pay such taxes, assessments, insurance premiums and charges.

         SECTION 1.04. Payment of Closing Costs. Grantor shall pay all costs in connection with, relating to or arising out of the preparation, execution and recording of this Deed of Trust, including title company premiums and charges, inspection costs, survey costs, recording fees and taxes, reasonable attorneys', engineers', appraisers' and consultants' fees and disbursements and all other similar reasonable expenses of every kind.

         SECTION 1.05. Alterations and Waste; Plans. (a) Except as may be permitted by the Credit Agreement, no Improvements will be materially altered or demolished or removed in whole or in part by Grantor. Grantor will not erect any additions to the existing Improvements or other structures on the Premises which will materially interfere with the operation conducted thereon on the date hereof, without the written consent of Beneficiary. Grantor will not commit any waste on the Trust Property or make any alteration to, or change in the use of, the Trust Property that will materially diminish the utility thereof for the operation of the business except as may be permitted under the Credit Agreement or materially increase any ordinary fire or other hazard arising out of construction or operation, but in no event shall any such alteration or change be contrary to the terms of any insurance policy required to be kept pursuant to
Section 1.06 (but such policy may be endorsed to permit the same). Grantor will maintain and operate the Improvements and Personal Property in good repair, working order and condition, reasonable wear and tear excepted.

         (b) To the extent the same exist on the date hereof or are obtained in connection with future permitted alterations, Grantor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Trust Property either at the Trust Property or in a particular office at the headquarters of Grantor to which Beneficiary shall have access upon reasonable advance notice and at reasonable times.

         SECTION 1.06. Insurance. Grantor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, required by Section 5.02 of the Credit Agreement.

         SECTION 1.07. Casualty and Condemnation. (a) Notwithstanding any other provision of this Deed of Trust or the Credit Agreement, Beneficiary is authorized, at its option (for the benefit of the Secured Parties), to collect and receive, to the extent payable to any Loan Party, all insurance proceeds, damages, claims and rights of action under any insurance policies with respect to any casualty or other insured damage ("Casualty") to any portion of the Trust Property (collectively, "Casualty Proceeds"), unless the amount of the related Casualty Proceeds is less than $2,500,000 and an Event of Default shall not have occurred and be continuing, in which event Grantor may retain such Casualty Proceeds for application in accordance with this Section 1.07; provided that to the extent such Casualty Proceeds are (i) not so applied, or committed to be so applied, within 180 days of any such Casualty or (ii) if committed to be so applied within 180 days of any such Casualty, not so applied within one year of such Casualty, Grantor shall promptly remit such Casualty Proceeds to Beneficiary to prepay the outstanding Term Loans as provided in Section 2.13(f) of the Credit Agreement. Grantor shall notify Beneficiary, in writing, promptly after Grantor obtains notice or knowledge of any Casualty which Grantor reasonably believes will cost more than $500,000 to repair, which notice shall set forth a description of such Casualty and Grantor's good faith estimate of the amount of related damages. Subject to the foregoing limitations, Grantor shall endorse and transfer or cause to be endorsed or transferred any Casualty Proceeds received by it or any other Loan Party to Beneficiary.

         (b) Grantor will notify Beneficiary immediately upon obtaining knowledge of the institution of any action or proceeding for the taking of the Trust Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (a "Condemnation"). No settlement or compromise of any claim in excess of $500,000 in connection with any such action or proceeding shall be made without the consent of Beneficiary, which consent shall not be unreasonably withheld. Beneficiary is authorized, at its option (for the benefit of the Secured Parties), to collect and receive all proceeds of any such Condemnation (in each case, the "Condemnation Proceeds") unless the amount of such Condemnation Proceeds is less than $2,500,000 and an Event of Default shall not have occurred and be continuing, in which event Grantor may retain such Condemnation Proceeds for application in accordance with this Section 1.07; provided that to the extent such Condemnation Proceeds are (i) not so applied, or committed to be so applied, within 180 days of any such Condemnation or (ii) if committed to be so applied within 180 days of any such Condemnation, not so applied within one year of such Condemnation, Grantor shall promptly remit such Condemnation Proceeds to Beneficiary to prepay the outstanding Term Loans as provided in Section 2.13(f) of the Credit Agreement. Subject to the foregoing limitations, Grantor shall execute or cause to be executed such further assignments of any Condemnation Proceeds as Beneficiary may reasonably require.

         (c) In the event of a Condemnation of all or "substantially all" of the Trust Property (a "substantially all" Condemnation) (which determination shall be made by Beneficiary in its reasonable discretion), unless Grantor shall have notified Beneficiary in writing promptly after such Condemnation that it intends to replace the Trust Property (and no Default or Event of Default shall have occurred and be continuing at the time of such election), Beneficiary or Grantor, as applicable, shall apply the Condemnation Proceeds received as a result of such Condemnation (less the reasonable costs, if any, incurred by Beneficiary or Grantor in the recovery of such Condemnation Proceeds, including reasonable attorneys' fees, other charges and disbursements) to prepay the outstanding Term Loans as provided in Section 2.13(f) of the Credit Agreement, with any remaining Condemnation Proceeds being returned to or retained by Grantor. If Grantor shall elect to replace the Trust Property as contemplated above, (i) the replacement property shall be of utility or value comparable to that of the replaced Trust Property and (ii) the insufficiency of any Condemnation Proceeds to defray the entire expense of the related location, acquisition and replacement of such replacement property shall in no way relieve Grantor of its obligation to complete the construction of any replacement property if Grantor shall have made such election and shall have acquired the related real property.

         (d) In the event of any Condemnation of the Trust Property, or any part thereof (other than a Condemnation described in paragraph (c) above (unless Grantor shall be permitted and shall have elected to replace the Trust Property, as provided in paragraph (c) above) and subject to the provisions of paragraph
(f) below), Beneficiary or Grantor, as applicable, shall apply the Condemnation Proceeds first, in the case of a partial Condemnation, to the repair or restoration of any integrated structure subject to such Condemnation or, in the case of a Condemnation of all, or substantially all, of the Trust Property, to the location of a replacement property, acquisition of such replacement property and construction of the replacement structures, and second, if the remainder of the Condemnation Proceeds is less than $1,000,000, such Condemnation Proceeds (less the reasonable costs, if any, incurred by Beneficiary or Grantor in the recovery of such Condemnation Proceeds) shall be returned to or retained by (as applicable) Grantor, or if the remainder of the Condemnation Proceeds is $1,000,000 or greater, such Condemnation Proceeds (less the reasonable costs, if any, incurred by Beneficiary or Grantor in the recovery of such Condemnation Proceeds) shall be used to prepay the outstanding Term Loans as provided in
Section 2.13(f) of the Credit Agreement, with any remaining Condemnation Proceeds being returned to or retained by (as applicable) Grantor.

         (e) In the event of any Casualty, Grantor shall, subject to the conditions contained in paragraph (f), rebuild or restore the Trust Property to substantially its same condition immediately prior to such Casualty or to a condition better suited, in Mortgagor's judgment, to the then current and contemplated operation of the Mortgagor's business. If Grantor shall be required to restore the Trust Property, the insufficiency of any Casualty Proceeds to defray the entire expense of such restoration shall in no way relieve Grantor of such obligation so to restore. In the event Grantor shall be required to restore, Grantor shall diligently and continuously prosecute the restoration of the Trust Property to completion. In addition, there shall first be allowed to Grantor out of the related Casualty Proceeds an amount sufficient to, and Grantor shall be obligated to, place the remaining portion, if any, of the Trust Property in a safe condition that is otherwise in compliance with the provisions of this Deed of Trust and the Credit Agreement.

         (f) Except as otherwise specifically provided in this Section 1.07 with respect to Casualty Proceeds and Condemnation Proceeds which may be retained by Grantor, all Casualty Proceeds and all Condemnation Proceeds recovered by Beneficiary (i) are to be applied to the restoration or replacement of the Trust Property (less the reasonable cost, if any, to Beneficiary or Grantor of such recovery and of paying out such proceeds, including reasonable attorneys' fees, other charges and disbursements and costs allocable to inspecting the Work (as defined below)) and (ii) shall be applied by Beneficiary to the payment of the cost of restoring or replacing the Trust Property so damaged, destroyed or taken or of the portion or portions of the Trust Property not so taken (the "Work") and (C) shall be paid out from time to time to Grantor as and to the extent the Work (or the location and acquisition of any replacement of the Trust Property) progresses for the payment thereof, but subject to each of the following conditions:

                  (i) Grantor must promptly commence the restoration or rebuilding process or the location, acquisition and replacement process (in the case of a total or "substantially all" Condemnation) in connection with the Trust Property;

                  (ii) the Work shall be in the charge of an independent architect or engineer and before Grantor commences any Work, other than temporary work to protect property or prevent interference with business, Beneficiary shall have received the plans and specifications and the general contract for the Work from Grantor. The plans and specifications shall provide for such Work that, upon completion thereof, the improvements shall (A) be in compliance with all requirements of applicable Governmental Authorities such that all representations and warranties of Grantor relating to the compliance of such the Trust Property with applicable laws, rules or regulations in this Deed of Trust and the Credit Agreement will be correct in all respects and (B) be at least equal in value and general utility to the improvements that were on the Trust Property (or that were on the Trust Property that has been replaced, if applicable) prior to the Casualty or Condemnation, and in the case of a Condemnation, subject to the effect of such Condemnation;

                  (iii) except as provided in (iv) below, each request for payment shall be made on seven days' prior notice to Beneficiary and shall be accompanied by a certificate to be made by such architect or engineer, stating (A) that all the Work completed has been done in substantial compliance with the plans and specifications, (B) that the sum requested is justly required to reimburse Grantor for payments by Grantor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials);

                  (iv) each request for payment in connection with the acquisition of a replacement Trust Property (in the case of a total or "substantially all" Condemnation) shall be made on 30 days' prior notice to Beneficiary and, in connection therewith, (A) each such request shall be accompanied by a copy of the sales contract or other document governing the acquisition of the replacement property by Grantor and a certificate of Grantor stating that the sum requested represents the sales price under such contract or document and the related reasonable transaction fees and expenses (including brokerage fees) and setting forth in sufficient detail the various components of such requested sum and (B) Grantor shall (I) in addition to any other items required to be delivered under this Section 1.07, provide Beneficiary with such opinions, documents, certificates, title insurance policies, surveys and other insurance policies as it may reasonably request and (II) take such other actions as Beneficiary may reasonably deem necessary or appropriate (including actions with respect to the delivery to Beneficiary of a first priority Deed of Trust with respect to such real property for the ratable benefit of the Secured Parties, which opinions, documents, certificates, title insurance policies, surveys, other insurance policies and mortgage shall be substantially comparable to similar documents executed and/or delivered in connection with the Closing Date under the Credit Agreement;

                  (v) if required by Beneficiary, each request for payment shall be accompanied by a search prepared by a title company or licensed abstractor or by other evidence satisfactory to Beneficiary, that there has not been filed with respect to the Trust Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of Beneficiary;

                  (vi) there shall be no Default or Event of Default that has occurred and is continuing;

                  (vii) the request for any payment after the Work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the improvements being rebuilt, repaired or restored legal; and

                  (viii) after commencing the Work, Grantor shall continue to perform the Work diligently and in good faith to completion in accordance with the approved plans and specifications.

Upon completion of the Work and payment in full therefor, the amount of any Casualty Proceeds or Condemnation Proceeds then or thereafter in the hands of Beneficiary on account of the Casualty or Condemnation that necessitated such Work will be applied as follows:

(x) with respect to Casualty Proceeds, returned to Grantor, (y) with respect to amounts then held for Condemnation Proceeds which are less than $500,000, returned to Grantor and (z) with respect to amounts then held for Condemnation Proceeds of $500,000 or more, to prepay the outstanding Term Loans as provided in Section 2.13 of the Credit Agreement, with any excess being returned to Grantor.

         (g) Notwithstanding any other provisions of this Section 1.07, if Grantor shall have elected to replace the Trust Property in connection with a total or "substantially all" Condemnation as contemplated in paragraph (c) above, all Condemnation Proceeds held by Beneficiary in connection therewith shall be applied to prepay the Term Loans as provided in Section 2.13 of the Credit Agreement if (i) Grantor notifies Beneficiary that it does not intend to replace the Trust Property, (ii) Grantor shall not have notified Grantor in writing that Grantor has acquired or has entered into a contract to acquire the replacement property within six months after the related Condemnation or (iii) Grantor shall have not notified Beneficiary in writing that it has begun construction of the replacement structures within one year after the related Condemnation.

         (h) Nothing in this Section 1.07 shall prevent Beneficiary from applying at any time all or any part of the Casualty Proceeds or Condemnation Proceeds to (i) the curing of any Event of Default under the Credit Agreement or
(ii) the payment of any of the Obligations after the occurrence and during the continuance of an Event of Default.

         SECTION 1.08. Assignment of Leases and Rents. (a) Grantor hereby irrevocably and absolutely grants, transfers and assigns to Trustee for the benefit of Beneficiary all of its right, title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Grantor of the Obligations. Grantor has not (except for Permitted Encumbrances) assigned or executed any assignment of, and will not assign or execute any assignment of, any other Lease or their respective Rents to anyone other than to Trustee for the benefit of Beneficiary.

         (b) Without Beneficiary's prior written consent, Grantor will not (i) modify, amend, terminate or consent to the cancelation or surrender of any Lease if such modification, amendment, termination or consent to Trustee for the benefit of Beneficiary would, in the reasonable judgment of Beneficiary, be adverse in any material respect to the interests of the Lenders, the value of the Trust Property or the lien created by this Deed of Trust or (ii) consent to an assignment of any tenant's interest in any Lease or to a subletting thereof covering a material portion of the Trust Property.

         (c) Subject to Section 1.08(d) and to the Permitted Encumbrances, Grantor has assigned and transferred to Trustee for the benefit of Beneficiary all of Grantor's right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Grantor, it being intended that this assignment establish, subject to Section 1.08(d), an absolute transfer and assignment of all Rents and all Leases to Beneficiary and not merely to grant a security interest therein. Subject to Section 1.08(d), Beneficiary may in Grantor's name and stead (with or without first taking possession of any of the Trust Property personally or by receiver as provided herein) operate the Trust Property and rent, lease or let all or any portion of any of the Trust Property to any party or parties at such rental and upon such terms as Beneficiary shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

         (d) So long as an Event of Default shall not have occurred and be continuing, Beneficiary will not exercise any of its rights under Section 1.08(c), and Grantor shall receive and collect the Rents accruing under any Lease; provided, however, that after the happening and during the continuance of any Event of Default, Beneficiary may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Grantor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Beneficiary to any such tenant or any of such tenant's successors in interest, and thereafter to pay Rents to Beneficiary without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from Grantor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Beneficiary. Each tenant or any of such tenant's successors in interest from whom Beneficiary or any officer, agent, attorney or employee of Beneficiary shall have collected any Rents, shall be authorized to pay Rents to Grantor only after such tenant or any of their successors in interest shall have received written notice from Beneficiary that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Beneficiary to such tenant or any of its successors in interest.

         (e) Beneficiary will not become a mortgagee in possession so long as it does not enter or take actual possession of the Trust Property. In addition, Beneficiary shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Trust Property, for negligence in the management, upkeep, repair or control of any of the Trust Property or any other act or omission by any other person.

         (f) Grantor shall furnish to Beneficiary, within 30 days after a request by Beneficiary to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals or license fees payable thereunder.

         SECTION 1.09. Restrictions on Transfers and Encumbrances. Except as permitted by the Credit Agreement, Grantor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charges or any form of encumbrance upon any interest in or any part of the Trust Property, or be divested of its title to the Trust Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a Condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof; provided, however, that Grantor may in the ordinary course of business within reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Trust Property and that do not materially or adversely affect the use and operation of the same (except for customary utility easements that service the Trust Property, which are permitted).

         SECTION 1.10. Security Agreement. This Deed of Trust is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a "Security Agreement" within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located ("UCC"). Grantor has hereby granted unto Beneficiary a security interest in and to all the Trust Property described in this Deed of Trust that is not real property, and simultaneously with the recording of this Deed of Trust, Grantor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the state in which the Premises are located to perfect the security interest granted by this Deed of Trust in all the Trust Property that is not real property. Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact and agent, for Grantor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Beneficiary shall have all rights with respect to the part of the Trust Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Beneficiary hereunder and under the Security Agreement.

         SECTION 1.11. Filing and Recording. Grantor will cause this Deed of Trust, any other security instrument creating a security interest in or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the security interest of Beneficiary in, the Trust Property. Grantor will pay all filing, registration or recording fees, and all reasonable expenses incidental to the execution and acknowledgment of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Personal Property, and any instrument of further assurance and all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and recording of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Personal Property or any instrument of further assurance.

         SECTION 1.12. Further Assurances. Upon demand by Beneficiary, Grantor will, at the cost of Grantor and without expense to Trustee or Beneficiary, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Beneficiary shall from time to time reasonably require for better assuring, conveying, assigning, transferring and confirming unto Beneficiary the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust, and on demand, Grantor will also execute and deliver and hereby appoints Beneficiary as its true and lawful attorney-in-fact and agent, for Grantor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Beneficiary to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

         SECTION 1.13. Additions to Trust Property. All right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Trust Property hereafter acquired by or released to Grantor or constructed, assembled or placed by Grantor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Grantor, shall become subject to the lien and security interest of this Deed of Trust as fully and completely and with the same effect as though now owned by Grantor and specifically described in the grant of the Trust Property above, but at any and all times Grantor will execute and deliver to Beneficiary any and all such further assurances, mortgages, conveyances or assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Deed of Trust.

         SECTION 1.14. No Claims Against Trustee or Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by Trustee or Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Property or any part thereof, nor as giving Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Trustee or Beneficiary in respect thereof.

         SECTION 1.15. Fixture Filing. Certain of the Trust Property is or will become "fixtures" (as that term is defined in the UCC) on the Land, and this Deed of Trust upon being filed for record in the real estate records of the county wherein such fixtures are situated shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such of the Trust Property that is or may become fixtures.


                                   ARTICLE II

                              Defaults and Remedies

         SECTION 2.01. Events of Default. Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Deed of Trust.

         SECTION 2.02. Demand for Payment. If an Event of Default shall occur and be continuing, then, upon written demand of Beneficiary, Grantor will pay to Beneficiary all amounts due hereunder and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys' fees, disbursements and expenses incurred by Trustee or Beneficiary and Trustee or Beneficiary shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Grantor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

         SECTION 2.03. Rights To Take Possession, Operate and Apply Revenues.
(a) If an Event of Default shall occur and be continuing, Grantor shall, upon demand of Beneficiary, forthwith surrender to Beneficiary actual possession of the Trust Property and, if and to the extent not prohibited by applicable law, Beneficiary itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Trust Property without the appointment of a receiver or an application therefor, exclude Grantor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Grantor.

         (b) If Grantor shall for any reason fail to surrender or deliver the Trust Property or any part thereof after such demand by Beneficiary, Beneficiary may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Beneficiary the right to immediate possession or requiring Grantor to deliver immediate possession of the Trust Property to Beneficiary, to the entry of which judgment or decree Grantor hereby specifically consents. Grantor will pay to Beneficiary, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Beneficiary's attorneys and agents with interest thereon at the Default Interest Rate; and all such expenses and compensation shall, until paid, be secured by this Deed of Trust.

         (c) Upon every such entry or taking of possession, Beneficiary may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Trust Property, conduct the business thereof in a commercially reasonable manner and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Trust Property insured, (iv) manage and operate the Trust Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Beneficiary, all as may from time to time be directed or determined by Beneficiary to be in its best interest and Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact and agent, for Grantor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Beneficiary may collect and receive all the Rents, issues, profits and revenues from the Trust Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Trust Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Beneficiary may at its option pay, (v) other proper charges upon the Trust Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Beneficiary, Beneficiary shall apply the remainder of the moneys and proceeds so received first to the payment of Beneficiary for the satisfaction of the Obligations, and second, if there is any surplus, to Grantor, subject to the entitlement of others thereto under applicable law.

         (d) Whenever, before any sale of the Trust Property under Section 2.06, all Obligations that are then due shall have been paid and all Events of Default fully cured, Beneficiary will surrender possession of the Trust Property back to Grantor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

         SECTION 2.04. Right To Cure Grantor's Failure to Perform. Should Grantor fail in the payment, performance or observance of any term, covenant or condition required by this Deed of Trust or the Credit Agreement (with respect to the Trust Property), Beneficiary may pay, perform or observe the same, and all payments made or costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Beneficiary with interest thereon at the Default Interest Rate. Beneficiary shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Grantor, to any person in possession holding under Grantor or to any other person.

         SECTION 2.05. Right to a Receiver. If an Event of Default shall occur and be continuing, Beneficiary, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Trust Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Trust Property is loca ted. Grantor shall pay to Beneficiary upon demand all reasonable expenses, including receiver's fees, reasonable attorneys' fees and disbursements, costs and agent's compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Deed of Trust and shall be, without demand, immediately repaid by Grantor to Beneficiary with interest thereon at the Default Interest Rate.

         SECTION 2.06. Foreclosure and Sale. (a) If an Event of Default shall occur and be continuing, Beneficiary may elect to sell or to cause and direct Trustee to sell the Trust Property or any part of the Trust Property by exercise of the power of foreclosure or of sale granted to Trustee and/or Beneficiary by applicable law or this Deed of Trust. In such case, Trustee or Beneficiary may commence a civil action to foreclose this Deed of Trust, or Trustee may proceed and sell the Trust Property to satisfy any Obligation. Trustee or Beneficiary or an officer appointed by a judgment of foreclosure to sell the Trust Property, may sell all or such parts of the Trust Property as may be chosen by Trustee or Beneficiary at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Trustee or Beneficiary shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Trustee or Beneficiary or an officer appointed by a judgment of foreclosure to sell the Trust Property may postpone any fore closure or other sale of all or any portion of the Trust Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Trustee or Beneficiary or an officer appointed to sell the Trust Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Grantor or Beneficiary or any designee or affiliate thereof, may purchase at such sale.

         (b) The Trust Property may be sold subject to unpaid taxes and Permitted Encumbrances, and, after deducting all costs, fees and expenses of Trustee and Beneficiary (including costs of evidence of title in connection with the sale), Trustee or Beneficiary or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

         (c) Any foreclosure or other sale of less than the whole of the Trust Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Trust Property has been sold.

         (d) If an Event of Default shall occur and be continuing, Trustee or Beneficiary may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Deed of Trust or any other Loan Document or any other right, or (ii) to pursue any other remedy available to Trustee or Beneficiary, all as Trustee or Beneficiary shall determine most effectual for such purposes.

         SECTION 2.07. Other Remedies. (a) In case an Event of Default shall occur and be continuing, Beneficiary may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the uniform commercial code of the state wherein the Trust Property is located.

         (b) In connection with a sale of the Trust Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Beneficiary shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Deed of Trust, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.

         SECTION 2.08. Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Trust Property, Trustee or Beneficiary shall receive the proceeds of sale, no purchaser shall be required to see to the application of the proceeds and Trustee or Beneficiary shall apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Trustee or Beneficiary under this Deed of Trust as follows:

                  FIRST, to the payment of the costs and expenses of such sale, including compensation to Trustee or to Beneficiary's attorneys and agents, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust, together with interest at the Default Interest Rate on all advances made by Beneficiary, including all taxes or assessments (except any taxes, assessments or other charges subject to which the Trust Property shall have been sold) and the cost of removing any Permitted Encumbrance (except any Permitted Encumbrance subject to which the Trust Property was sold);

                  SECOND, to Beneficiary for the distribution to the Secured Parties for the satisfaction of the Obligations owed to the Secured Parties; and

                  THIRD, to Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Beneficiary shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Deed of Trust. Upon any sale of the Trust Property by Trustee or Beneficiary (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Trustee or Beneficiary or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Trust Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Trustee or Beneficiary or such officer or be answerable in any way for the misapplication thereof.

         SECTION 2.09. Grantor as Tenant Holding Over. If Grantor remains in possession of any of the Trust Property after any foreclosure sale by Trustee or Beneficiary, at Beneficiary's election Grantor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

         SECTION 2.10. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Grantor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted providing for any appraisement of any portion of the Trust Property, (ii) the benefit of all laws now existing or that may be hereafter enacted in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Beneficiary, (iii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, homestead exemption, valuation, stay, statute of limitations, extension or redemption, or sale of the Trust Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iv) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Deed of Trust.

         SECTION 2.11. Discontinuance of Proceedings. In case Trustee or Beneficiary shall proceed to enforce any right, power or remedy under this Deed of Trust by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Trustee or Beneficiary, then and in every such case Grantor, Trustee and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Trustee or Beneficiary shall continue as if no such proceeding had been taken.

         SECTION 2.12. Suits To Protect the Trust Property. Trustee and/or Beneficiary shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Trust Property by any acts that may be unlawful or in violation of this Deed of Trust, (b) to preserve or protect its interest in the Trust Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Trustee or Beneficiary hereunder.

         SECTION 2.13. Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, Beneficiary shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the Obligations secured by this Deed of Trust at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

         SECTION 2.14. Possession by Beneficiary. Notwithstanding the appointment of any receiver, liquidator or trustee of Grantor, any of its property or the Trust Property, Beneficiary shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Trust Property now or hereafter granted under this Deed of Trust to Beneficiary in accordance with the terms hereof and applicable law.

         SECTION 2.15. Waiver. (a) No delay or failure by Trustee or Beneficiary to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by Trustee or Beneficiary. No consent or waiver by Beneficiary to or of any breach or default by Grantor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations by Grantor hereunder. No failure on the part of Beneficiary to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Beneficiary of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Grantor.

         (b) Even if Beneficiary (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Trust Property from this Deed of Trust, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents,
(vi) consents to the filing of a map, plat or replat affecting the Premises,
(vii) consents to the granting of an easement or other right affecting the Premises to which its consent is required or (viii) makes or consents to an agreement subordinating Beneficiary's lien on the Trust Property hereunder, no such act or omission shall preclude Beneficiary from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Trustee and Beneficiary, shall this Deed of Trust be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Trust Property, Beneficiary is hereby authorized and empowered to deal with any vendee or transferee with reference to the Trust Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

         SECTION 2.16. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Trustee or Beneficiary by this Deed of Trust is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.


                                   ARTICLE III

                                  Miscellaneous

         SECTION 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Beneficiary, not affect any other provision of this Deed of Trust, and this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

         SECTION 3.02. Notices. All notices and communications hereunder shall be in writing and given to Grantor and Trustee in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Deed of Trust, with a copy to it at its notice address provided in the Credit Agreement (if different) and all copies provided for therein, and to the Agent or any Lender as provided in the Credit Agreement.

         SECTION 3.03. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Grantor and the successors and assigns of Beneficiary.

         SECTION 3.04. Satisfaction and Cancelation. (a) The conveyance to Trustee of the Trust Property as security and for the benefit of Beneficiary, created and consummated by this Deed of Trust shall be null and void when all the Obligations have been indefeasibly paid in full in accordance with the terms of the Loan Documents and the Lenders have no further commitment to make Loans under the Credit Agreement, no Letters of Credit are outstanding and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

         (b) Upon a sale or financing by Grantor of all or any portion of the Trust Property that is permitted under the Credit Agreement and the application of the Net Cash Proceeds of such sale or financing in accordance with the Credit Agreement, the lien of this Deed of Trust shall be released from the applicable portion of the Trust Property. Grantor shall give Beneficiary reasonable written notice of any sale or financing of the Trust Property prior to the closing of such sale or financing.

         (c) In connection with any termination or release pursuant to paragraph
(a), the Deed of Trust shall be marked "satisfied" by Beneficiary and/or Trustee, and this Deed of Trust and any related UCC-1 financing statements (if applicable) shall be canceled of record at the request and at the expense of Grantor. Beneficiary and Trustee shall execute any documents reasonably requested by Grantor to accomplish the foregoing or to accomplish any release contemplated by paragraph (a) and Grantor will pay all costs and expenses, including reasonable attorneys' fees, disbursements and other charges, incurred by Beneficiary and Trustee in connection with the preparation and execution of such documents.

         SECTION 3.05. Definitions. As used in this Deed of Trust, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (c) "lien" shall mean "lien, charge, encumbrance, security interest, mortgage or deed of trust"; (d) "obligation" shall mean "obligation, duty, covenant and/or condition"; and (e) "any of the Trust Property" shall mean "the Trust Property or any part thereof or interest therein". Any act that Trustee or Beneficiary is permitted to perform hereunder may be performed at any time and from time to time by Trustee or Beneficiary or any person or entity designated by Trustee or Beneficiary. Any act that is prohibited to Grantor hereunder is also prohibited to all lessees of any of the Trust Property. Each appointment of Trustee or Beneficiary as attorney-in-fact for Grantor under the Deed of Trust is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Beneficiary has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

         SECTION 3.06. Multisite Real Estate Transaction. Grantor acknowledges that this Deed of Trust is one of a number of Mortgages and Security Documents that secure the Obligations. Grantor agrees that the lien of this Deed of Trust shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Trustee or Beneficiary and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Trustee or Beneficiary of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Trustee or Beneficiary to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Trustee or Beneficiary may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Trustee's or Beneficiary's rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Deed of Trust and any exercise of the rights or remedies of Trustee or Beneficiary hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Trustee or Beneficiary's rights and remedies thereunder. Grantor specifically consents and agrees that Trustee or Beneficiary may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation, except as provided in the Indemnity, Subrogation and Contribution Agreement among Borrower, the Guarantors (as defined therein) and the Collateral Agent for the Secured Parties dated of even date herewith.

                                   ARTICLE IV

                              Particular Provisions

         This Deed of Trust is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

         SECTION 4.01. Applicable Law; Certain Particular Provisions. This Deed of Trust shall be governed by and construed in accordance with the internal law of the State of New York; provided, however, that the provisions of this Deed of Trust relating to the creation, perfection and enforcement of the lien and security interest created by this Deed of Trust in respect of the Trust Property and the exercise of each remedy provided hereby, including the power of foreclosure or power of sale procedures set forth in this Deed of Trust, shall be governed by and construed in accordance with the internal law of the state where the Trust Property is located, and Grantor and Beneficiary agree to submit to jurisdiction and the laying of venue for any suit on this Deed of Trust in such state. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Deed of Trust and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.

         SECTION 4.02. Trustee's Powers and Liabilities. (a) Trustee, by acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for gross negligence, bad faith or wilful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof. All authorities, powers and discretions given in this Deed of Trust to Trustee and/or Beneficiary may be exercised by either, without the other, with the same effect as if exercised jointly.

         (b) Trustee may resign at any time upon giving 30 days' notice in writing to Grantor and to Beneficiary.

         (c) Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, inability to act or absence of Trustee from the state in which the premises are located, or in its sole discretion for any reason whatsoever, Beneficiary may, upon notice to Grantor and without specifying the reason therefor and without applying to any court, select and appoint a successor trustee, and all powers, rights, duties and authority of the former Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of his duties unless required by Beneficiary. Such substitute trustee shall be appointed by written instrument duly recorded in the county where the Land is located. Grantor hereby ratifies and confirms any and all acts that the herein named Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. Grantor hereby agrees, on behalf of itself and its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by any Trustee or substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby.

         (d) Trustee shall not be required to see that this Deed of Trust is recorded, nor liable for its validity or its priority as a first deed of trust, or otherwise, nor shall Trustee be answerable or responsible for performance or observance of the covenants and agreements imposed upon Grantor or Beneficiary by this Deed of Trust or any other agreement. Trustee, as well as Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this trust and to protect the interest of Beneficiary hereunder, and to the extent permitted by law they shall be compensated and all expenses relating to the employment of such agents and/or attorneys, including expenses of litigations, shall be paid out of the proceeds of the sale of the Trust Property conveyed hereby should a sale be had, but if no such sale be had, all sums so paid out shall be recoverable to the extent permitted by law by all remedies at law or in equity.

         (e) At any time, or from time to time, without liability therefor and with 10 days' prior written notice to Grantor, upon written request of Beneficiary and without affecting the effect of this Deed of Trust upon the remainder of the Trust Property, Trustee may (i) reconvey any part of the Trust Property, (ii) consent in writing to the making of any map or plat thereof, so long as Grantor has consented thereto, (iii) join in granting any easement thereon, so long as Grantor has consented thereto, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.


         IN WITNESS WHEREOF, this Deed of Trust has been duly executed and delivered to Trustee and Beneficiary by Grantor on the date of the acknowledgment attached hereto.


                                             INTERSIL CORPORATION, a Delaware
                                             corporation,

                                               by:
                                                  --------------------------
                                                  Name:
                                                  Title:

Attest:

by
  ----------------------------
  Name:
  Title:

[Corporate Seal]

STATE OF........................)
                                ) SS:
COUNTY OF.......................)


         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by _______, the of INTERSIL CORPORATION, a Delaware corporation, freely and voluntarily under authority duly vested in him/her by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He/she is personally known to me or who has produced ____________ as identification.

         WITNESS my hand and official seal in the County and State last aforesaid this ___ day of _______________, 1999.


                                 ----------------------------------------------
                                 Notary Public


                                 ----------------------------------------------
                                 Typed, printed or stamped name of Notary Public


My Commission Expires:

                                                                       Exhibit A
                                                                to Deed of Trust






                                Legal Description

                                                                      Schedule A
                                                                to Deed of Trust









                            Leases of Trust Property

                                                                      Appendix A
                                                                to Deed of Trust









                              Local Law Provisions

                                                                       EXHIBIT F

                                   [Form of]



                PARENT GUARANTEE AGREEMENT dated as of August 13,


           1999, between INTERSIL HOLDING CORPORATION, a Delaware corporation (the "Guarantor"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).


         Reference is made to the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Intersil Corporation, a Delaware corporation (the "Borrower"), the Guarantor, the lenders from time to time party thereto (the "Lenders"), CSFB, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as Collateral Agent, swingline lender and an issuing bank, Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. As the owner of all the issued and outstanding capital stock of the Borrower, the Guarantor acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantor of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantor is willing to execute this Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to the Guarantee Agreements and the other Loan Documents and (d) the due and punctual payment and performance of all obligations of the Borrower under each Interest Rate Protection Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Interest Rate Protection Agreement was entered into (all the monetary and other obligations referred to in the preceding lettered clauses being collectively referred to as the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor of the Obligations under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor of the Obligations or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

         SECTION 3. Security. The Guarantor authorizes the Collateral Agent and each of the other Secured Parties to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

         SECTION 4. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

         SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

         SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. To the fullest extent permitted by applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any other guarantor, as the case may be, or any security.

         SECTION 7. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         SECTION 8. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

         SECTION 9. Termination. The Guarantee made hereunder (a) shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or the Guarantor upon the bankruptcy or reorganization of the Borrower, the Guarantor or otherwise.

         SECTION 10. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).

         SECTION 11. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

         SECTION 12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 13. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Guarantor shall be given to it at 1209 Orange Street, Wilmington, Delaware 19801.

         SECTION 14. Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the L/C Exposure does not equal zero and as long as the Commitments and the L/C Commitment have not been terminated.

         SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 16. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                 INTERSIL HOLDING CORPORATION, as
                                 Guarantor,


                                 by:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 CREDIT SUISSE FIRST BOSTON, as Collateral
                                 Agent,


                                 by:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 by:
                                    -----------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT G

                                    [Form of]


               PLEDGE AGREEMENT dated as of August 13, 1999, among

            INTERSIL CORPORATION, a Delaware corporation (the "Borrower"), INTERSIL HOLDING CORPORATION, a Delaware corporation ("Holdings"), each Subsidiary of the Borrower listed on Schedule I hereto (each such Subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; the Borrower, Holdings and the Subsidiary Pledgors are referred to collectively herein as the "Pledgors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         Reference is made to (a) the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time party thereto (the "Lenders"), CSFB, as administrative agent for the Lenders, and as Collateral Agent, swingline lender and an issuing bank, Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent, (b) the Parent Guarantee Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Parent Guarantee Agreement"), between Holdings and the Collateral Agent and (c) the Subsidiary Guarantee Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee Agreement"; and, collectively with the Parent Guarantee Agreement, the "Guarantee Agreements") among the Subsidiary Pledgors and the Collateral Agent. Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans to the Borrower and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Holdings and the Subsidiary Guarantors have agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of a Pledge Agreement in the form hereof to secure (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to the Guarantee Agreements and the other Loan Documents and (d) the due and punctual payment and performance of all obligations of the Borrower under each Interest Rate Protection Agreement entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Interest Rate Protection Agreement was entered into (all the monetary and other obligations referred to in the preceding lettered clauses of this paragraph being referred to collectively as the "Obligations").

         Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

         SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over, assigns as security and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of the Pledgor's right, title and interest in, to and under (a) the Equity Interests owned by it and listed on Schedule II hereto and any Equity Interests of the Borrower or any Subsidiary obtained in the future by the Pledgor and the certificates representing all such Equity Interests (the "Pledged Stock"); provided that the Pledged Stock shall not include (i) more than 65% of the issued and outstanding shares of voting stock (but shall include 100% of the issued and outstanding shares of non-voting stock) of any Foreign Subsidiary or (ii) to the extent that applicable law requires that a Subsidiary of the Pledgor issue directors' qualifying shares, such qualifying shares; (b)(i) the debt securities listed opposite the name of the Pledgor on Schedule II hereto, (ii) any debt securities in the future issued to the Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses
(a), (b), (c) and (d) above; and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Collateral"). Upon delivery to the Collateral Agent, (a) any stock certificates, notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other indorsements, instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other indorsements, instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

         TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 2. Delivery of the Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

         (b) Each Pledgor will cause any Indebtedness for borrowed money owed to the Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms thereof.

         SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

                  (a) the Pledged Stock represents that percentage as set forth on Schedule II of the issued and outstanding Equity Interests of the issuer with respect thereto;

                  (b) except for the security interest granted hereunder, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on
         Schedule II, (ii) holds the same free and clear of all Liens except those permitted by the Credit Agreement or any other Loan Document,
         (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, or as permitted by the Credit Agreement or any other Loan Document and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

                  (c) the Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement or permitted by the Credit Agreement or any other Loan Document), however arising, of all persons whomsoever;

                  (d) no consent of any other person (including stockholders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

                  (e) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement or, if a security interest in any of such Collateral may not under applicable law be perfected by possession, then upon the filing of appropriate financing statements, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

                  (f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

                  (g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable and is in certificated form;

                  (h) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof;

                  (i) the pledge of the Pledged Stock pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof;

                  (j) the Collateral shall not be represented by any certificates, notes, securities, documents or other instruments other than those delivered hereunder; and

                  (k) the terms of the governing documentation for the capital stock or interests of each partnership or limited liability company whose capital stock or interests are pledged under Section 1 above will at all times expressly provide that the capital stock or interests of such partnership or limited liability company are securities governed by Article 8 of the Uniform Commercial Code as in effect in New York and that such capital stock or interests will at all times be represented by a certificate or certificates duly delivered to the Collateral Agent under Section 1 above.

         SECTION 4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right following an Event of Default which is continuing (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times following an Event of Default which is continuing have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

                  (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

                  (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other indorsement instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

                  (iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, distributions, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, distributions, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All noncash dividends, distributions, interest and principal, and all dividends, distributions, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

         (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, distributions, interest or principal that such Pledgor is authorized to receive pursuant to paragraph
(a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, distributions, interest or principal. All dividends, distributions, interest or principal received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends, distributions, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

         (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this
Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

         SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof or to impose other restrictions necessary in its judgment to ensure compliance with applicable securities laws, as more fully set forth in Section 11, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give a Pledgor 10 days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform

Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such pur chaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

         SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

                  FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

         Subject to the foregoing, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 8. Reimbursement of Collateral Agent. (a) Each Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

         (b) Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor agrees to indemnify the Collateral Agent and the Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.06(a) of the Credit Agreement.

         SECTION 9. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor following an Event of Default which is continuing for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

         SECTION 10. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

         SECTION 11. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

         SECTION 12. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Collateral Agent desires to sell any of the Pledged Securities of the Borrower at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or regis trations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 12. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 12 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12 may be specifically enforced.

         SECTION 13. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

         SECTION 14. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate when all the Obligations (other than wholly contingent indemnification obligations) then due and owing have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

         (b) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08(b) of the Credit Agreement, the security interest in such Collateral shall be automatically released.

         (c) Upon a distribution from Intersil (Cayman) Corporation of all or a portion of a Cayman Loan to the Borrower pursuant to Section 6.04(h) of the Credit Agreement, (i) the security interest in the Collateral represented by such Cayman Loan shall be automatically released up to the amount of such distribution and (ii) the portion of such Cayman Loan not so distributed, if any, shall not be released and shall continue to constitute part of the Collateral.

         (d) In connection with any termination or release pursuant to paragraph
(a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor's expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

         SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of the Borrower.

         SECTION 16. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, indorsement and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

         SECTION 17. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. If all the Equity Interests of a Pledgor is sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder

         SECTION 18. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the L/C Exposure does not equal zero and as long as the Commitments and the L/C Commitments have not been terminated.

         (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 17. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 21. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

         SECTION 22. Jurisdiction; Consent to Service of Process. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.

         (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 23. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 24. Additional Pledgors. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary of the Borrower that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter in this Agreement as a Subsidiary Pledgor upon becoming a Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral hereunder. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

         SECTION 25. Execution of Financing Statements. To the extent permitted by applicable law, pursuant to Section 9-402 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, each Pledgor authorizes the Collateral Agent to file financing statements with respect to the Collateral owned by it without the signature of such Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. To the exent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                 INTERSIL CORPORATION,


                                 by:
                                     --------------------------------
                                     Name:
                                     Title:


                                 INTERSIL HOLDING CORPORATION,


                                 by:
                                     --------------------------------
                                     Name:
                                     Title:


                                 INTERSIL (CAYMAN) CORPORATION,


                                 by:
                                     --------------------------------
                                     Name:
                                     Title:

                                 HARRIS SEMICONDUCTOR (PENNSYLVANIA),
                                 LLC,


                                 by:
                                     --------------------------------
                                     Name:
                                     Title:


                                 HARRIS SEMICONDUCTOR (OHIO), LLC,

                                 by:
                                     --------------------------------
                                     Name:
                                     Title:


                                 HARRIS SEMICONDUCTOR, LLC,


                                 by:
                                     --------------------------------
                                     Name:
                                     Title:


                                 CHOICE MICROSYSTEMS, INC.,


                                 by:
                                     --------------------------------
                                     Name:
                                     Title:

                                CREDIT SUISSE FIRST BOSTON, as Collateral Agent,


                                by:
                                    --------------------------------
                                    Name:
                                    Title:



                                by:
                                    --------------------------------
                                    Name:
                                    Title:

                                                               Schedule I to the
                                                                Pledge Agreement









                               SUBSIDIARY PLEDGORS


Name                                         [Address]
----                                         ---------

                                                              Schedule II to the
                                                                Pledge Agreement









                                EQUITY INTERESTS


                                             Number and
           Number of        Registered       Class               Percentage of
Issuer     Certificate      Owner            of Shares           Shares
------     -----------      ----------       ----------          ------















                                 DEBT SECURITIES


                    Principal
Issuer              Amount              Date of Note        Maturity Date
------              ---------           ------------        -------------

                                                                  Annex 1 to the
                                                                Pledge Agreement





                   SUPPLEMENT NO. dated as of           , to the PLEDGE


           AGREEMENT dated as of August 13, 1999, among INTERSIL CORPORATION, a Delaware corporation (the "Borrower"), INTERSIL HOLDING CORPORATION, a Delaware corporation ("Holdings"), and each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; the Borrower, Holdings and Subsidiary Pledgors are referred to collectively herein as the "Pledgors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         A. Reference is made to (a) the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time party thereto (the "Lenders"), CSFB, as administrative agent for the Lenders, and as Collateral Agent, swingline lender and an issuing bank, Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent, (b) the Parent Guarantee Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Parent Guarantee Agreement"), between Holdings and the Collateral Agent and (c) the Subsidiary Guarantee Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee Agreement"; and, collectively with the Parent Guarantee Agreement, the "Guarantee Agreements") among the Subsidiary Pledgors and the Collateral Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         C. The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary of the Borrower that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Subsidiary Pledgor upon becoming a Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral under the Pledge Agreement. Section 24 of the Pledge Agreement provides that such Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Pledgor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Pledgor under the Pledge Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Pledgor agree as follows:

         SECTION 1. In accordance with Section 24 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor's right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a "Subsidiary Pledgor" or a "Pledgor" in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.

         SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforce able, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it in care of the Borrower.

         SECTION 9. The New Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

         IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

                                 [Name of New Pledgor],


                                 by:
                                    ---------------------------------
                                    Name:
                                    Title:
                                    Address:


                                 CREDIT SUISSE FIRST BOSTON, as
                                 Collateral Agent,


                                 by:
                                    ---------------------------------
                                    Name:
                                    Title:


                                 by:
                                    ---------------------------------
                                    Name:
                                    Title:

                                                                   Schedule I to
                                                                  Supplement No.
                                                         to the Pledge Agreement








                      Pledged Securities of the New Pledgor


                                EQUITY INTERESTS




                                             Number and
           Number of        Registered       Class               Percentage of
Issuer     Certificate      Owner            of Shares           Shares
------     -----------      ----------       ----------          ------















                                 DEBT SECURITIES


                    Principal
Issuer              Amount              Date of Note        Maturity Date
------              ---------           ------------        -------------

                                                                       EXHIBIT H

                                    [Form of]


                  SECURITY AGREEMENT dated as of August 13, 1999, among INTERSIL
            CORPORATION, a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed on Schedule I hereto (each such subsidiary individually a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the "Grantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

         Reference is made to (a) the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Intersil Holding Corporation, a Delaware corporation, the lenders from time to time party thereto (the "Lenders"), CSFB, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as Collateral Agent, swingline lender and an issuing bank, Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent, and (b) the Subsidiary Guarantee Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee Agreement"), among the Subsidiary Guarantors and the Collateral Agent.

         The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Subsidiary Guarantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents and (d) the due and punctual payment and performance of all obligations of the Borrower under each Interest Rate Protection Agreement entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Interest Rate Protection Agreement was entered into (all the monetary and other obligations described in the preceding letter clauses being referred to collectively as the "Obligations").

         Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:


                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit

Agreement and all references to the Uniform Commercial Code shall mean the Uniform Commercial Code in effect in the State of New York on the date hereof.

         SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "Account Debtor" shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

         "Accounts" shall mean any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

         "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

         "Chattel Paper" shall mean (a) a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific Equipment and (b) all other property now or hereafter constituting "chattel paper" under the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, in each case that are now or hereafter owned by any Grantor.

         "Collateral" shall mean all (a) Accounts Receivable, (b) Documents, (c) Chattel Paper, (d) Equipment, (e) General Intangibles, (f) Inventory, (g) cash and cash accounts, (h) Investment Property and (i) Proceeds except where (i) any Equipment is subject to a purchase money lien permitted under the Credit Agreement in favor of any person (other than the Collateral Agent) if the documents relating to such lien do not permit other liens, or (ii) any General Intangible is the subject of a written agreement which specifically prohibits assignment thereof but only to the extent of such prohibition, and only to the extent that the terms and provisions of a such written agreement, document or instrument creating or evidencing such property or any rights relating thereto expressly prohibit the granting of a security interest therein or condition the granting of a security interest therein on the consent of a third party whose consent has not been obtained or would cause, or allow a third party to cause, forfeiture of such property upon the granting of a security interest therein or a breach under any written agreement relating thereto.

         "Commodity Account" shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "Commodity Contract" shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

         "Commodity Customer" shall mean a person for whom a Commodity Intermediary carries a Commodity Contract on its books.

         "Commodity Intermediary" shall mean (a) a person who is registered as a futures commission merchant under the federal commodities laws or (b) a person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

         "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

         "Copyrights" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

         "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

         "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

         "Entitlement Holder" shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such person is the Entitlement Holder.

         "Equipment" shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term Equipment shall include Fixtures.

         "Equity Interest" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company or beneficial interests in a trust or other equity ownership interests in a person.

         "Financial Asset" shall mean (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

         "Fixtures" shall mean all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

         "General Intangibles" shall mean all chooses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Interest Rate Protection Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

         "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "Inventory" shall mean all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

         "Investment Property" shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts, Commodity Accounts and Equity Interests of any Grantor, whether now owned or hereafter acquired by any Grantor.

         "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those (i) license agreements in existence on the date hereof and listed on Schedule III and (ii) those license agreements entered into after the date hereof, which, in either case, by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

         "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

         "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

         "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Perfection Certificate" shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Borrower.

         "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include , (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) each counterparty to an Interest Rate Protection Agreement entered into with the Borrower if such counterparty was a Lender at the time the Interest Rate Protection Agreement was entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (g) the successors and assigns of each of the foregoing.

         "Securities" shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c) (i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

         "Securities Account" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "Securities Intermediary" shall mean (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

         "Security Entitlements" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "Security Interest" shall have the meaning assigned to such term in
Section 2.01.

         "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

         "Trademarks" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

                                   ARTICLE II

                                Security Interest

         SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, and any extensions, renewals, modifications or refinancings of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

         SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.


                                   ARTICLE III

                         Representations and Warranties

         The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

         SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral, subject only to permitted Encumbrances, with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

         SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete as of the date hereof. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or with respect to the filing of amendments or new filings to reflect the change of any Grantor's name, location, identity or corporate structure.

         (b) Each Grantor shall ensure that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States

Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United Sates registered Copyrights by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

         SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and
(c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. ss. 261 or 15 U.S.C. ss. 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. ss. 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.02 of the Credit Agreement.

         SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to
Section 6.02 of the Credit Agreement.


                                   ARTICLE IV

                                    Covenants

         SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in its identity or corporate structure or (iv) in its Federal Taxpayer Identification Number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. Each

Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

         (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

         SECTION 4.02. Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer and the chief legal officer of the Borrower (a) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to Section 4.02 and (b) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 4.02 shall identify in the format of Schedule II, III, IV or V, as applicable, all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.

         SECTION 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

         SECTION 4.04. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

         Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II, III, IV or V hereto or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided, however, that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

         SECTION 4.05. Inspection and Verification. The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall at reasonable intervals and upon reasonable prior notice have the right, at the Grantors' own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being understood that any such information shall be deemed to be "Information" subject to the provisions of Section 9.17).

         SECTION 4.06. Taxes; Encumbrances. At its option, upon prior written notice to the applicable Grantor, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

         SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

         SECTION 4.08. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

         SECTION 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.02 of the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession (which possession shall include
(a) in the case of Investment Property, possession through one or more Securities Intermediaries and (b) in the case of Inventory located on the premises of any property leased and used by the Borrower or any Subsidiary in the ordinary course of business, storage of Inventory on such property in the ordinary course of business) of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

         SECTION 4.10. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

         SECTION 4.11. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accor dance with Section 5.02 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, following written notice to the Grantors, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

         SECTION 4.12. Legend. Each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

         SECTION 4.13. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

         (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

         (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

         (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

         (e) Each Grantor shall, within ten days after the end of each calendar month, inform the Collateral Agent of each application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof filed during such calendar month by such Grantor, either itself or through any agent, employee, licensee or designee and, upon request of the Collateral Agent, each Grantor shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

         (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

         (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

         (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.

                                    ARTICLE V

                                Power of Attorney

         Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor;

(e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.


                                   ARTICLE VI

                                    Remedies

         SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Col lateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, exercise any Grantor's right to bill and receive payment for completed work and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         SECTION 6.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

                  FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Subject to the foregoing, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, to the extent granting such license or sub-license would not violate any agreement applicable to such Intellectual Property, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.


                                   ARTICLE VII

                                  Miscellaneous

         SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it at its address or fax number set forth on Schedule I, with a copy to the Borrower.

         SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument,
(c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

         SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

         SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

         SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 7.06. Collateral Agent's Fees and Expenses; Indemnification.
(a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral,
(iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

         (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 7.06 shall be payable on written demand therefor.

         SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE LAW OF THEIR LOCATION SHALL GOVERN WITH RESPECT TO THE CREATION, PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS IN FIXTURES AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO (IF APPLICABLE).

         SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Issuing Bank, the Administrative Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

         SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

         SECTION 7.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 7.04), and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 7.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.13. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this

Agreement shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

         (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 7.14. Termination. This Agreement and the Security Interest shall terminate when all the Obligations (other than wholly contingent indemnification obligations) then due and owing have been indefeasibly paid in full, the Lenders have no further commitment to lend, the L/C Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent. A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released in the event that all the capital stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement; provided that the Required Lenders shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

         SECTION 7.15. Additional Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 2 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                 INTERSIL CORPORATION,

                                 by:
                                     --------------------------------
                                      Name:
                                      Title:


                                 HARRIS SEMICONDUCTOR
                                 (PENNSYLVANIA), LLC,


                                 by:
                                   -----------------------------------
                                      Name:
                                      Title:


                                 HARRIS SEMICONDUCTOR (OHIO), LLC,


                                 by:
                                   -----------------------------------
                                      Name:
                                      Title:


                                 HARRIS SEMICONDUCTOR, LLC,


                                 by:
                                   -----------------------------------
                                      Name:
                                      Title:


                                 CHOICE MICROSYSTEMS, INC.,

                                 by:
                                   -----------------------------------
                                      Name:
                                      Title:


                                 CREDIT SUISSE FIRST BOSTON,
                                 as Collateral Agent,
                                 by:
                                   -----------------------------------
                                      Name:
                                      Title:

                                 by:
                                   -----------------------------------
                                      Name:
                                      Title:

                                                                      SCHEDULE I










                              SUBSIDIARY GUARANTORS



Name                                             Address/Fax Number
----                                             ------------------

                                                                     SCHEDULE II




                      COPYRIGHTS OWNED BY [NAME OF GRANTOR]


                 [Make a separate Schedule II for each Grantor,
                      and if no copyrights owned, so state.

       List in numerical order by copyright registration/application no.]

                                    U.S. Copyright Registrations
                                    ----------------------------

        Title        Class   Reg. Date         Reg No.
        -----        -----   ---------         -------




                           Pending U.S. Copyright Applications for Registration
                           ----------------------------------------------------

         Title       Class    Date Application Filed
         -----       -----    ----------------------




                             Non-U.S. Copyright Registrations
                              -------------------------------

   Country           Title    Class           Reg. Date          Reg. No.
   -------           -----    -----           ---------          --------




                      Non-U.S. Pending Copyright Applications for Registration
                      --------------------------------------------------------

   Country           Title    Class            Date Application Filed
   -------           -----    -----            ----------------------

                                                                    SCHEDULE III




                                    LICENSES
                                    --------

[Make a separate Schedule III for each Grantor, and if not a licensor/licensee in a license/sublicense so state]



                                     PART I
                                     ------

            LICENSES/SUBLICENSES OF [NAME OF GRANTOR] ON DATE HEREOF
            --------------------------------------------------------

                                  A. Copyrights
                                  -------------

[List First U.S. copyrights in numerical order by Reg. No., followed by non-U.S. copyrights by country in alphabetical order, Reg. Nos. in numerical order.]



Licensee Name and          Date of License/              Title of
     Address                  Sublicense             U.S. Copyrights       Class       Reg. Date       Reg. No.
     -------                  ----------             --------------        -----       ---------       --------



Licensee Name      Date of License/         Title of Non-U.S.
 and Address          Sublicense              Copyrights           Country       Class      Reg. Date      Reg. No.
------------          ----------              -----------          -------       -----      ---------      --------



                                   B. Patents
                                   ----------

[List first in numerical order by U.S. patent nos. followed by U.S. patent application nos., followed in alphabetical order by country, non-U.S. patent nos. followed by non-U.S. application nos. in numerical order.]




 Licensee Name and        Date of License/                                              Application Date       Application/
      Address                Sublicense           Title of U.S. Patent       Class      Filed/Issue Date        Patent No.
     --------               -----------           -------------------        -----      ----------------        ----------


                                                                                         Application
Licensee Name and      Date of License/       Title of Non-                              Date Field/Issue        Application/
     Address              Sublicense          U.S. Patent        Country      Class      Date                     Patent No.
     -------              ----------          -------------      -------      -----      ----                     -----------





                                  C. Trademarks
                                  -------------

[List first in numerical order by U.S. trademark nos., followed by U.S. trademark application nos., followed in alphabetical order by country, non-U.S. application nos. in numerical order.]

                                                                               2


Licensee Name        Date of License/                                                Application Date        Application/
 and Address            Sublicense              U.S. Mark            Class            Filed/Reg. Date          Reg. No.
 -----------           -----------              ---------            -----            ---------------          --------



                                                                                             Application
Licensee Name        Date of License/            Title of                                    Date Filed/          Application/
 and Address           Sublicense              Non-U.S. Mark         Country      Class       Reg. Date              Reg. No.
 -----------           ----------              -------------         -------      -----       ---------              --------



                                    D. Others
                                    ---------


                                                           Date of License/
            Licensee Name and Address                         Sublicense                   Subject Matter
            -------------------------                         ----------                   --------------



                                     PART 2
                                     ------

      LICENSES/SUBLICENSES OF [NAME OF GRANTOR] AS LICENSEE ON DATE HEREOF
      --------------------------------------------------------------------

                                  A. Copyrights
                                 --------------

[List first U.S. copyrights in numerical order by Reg. No., followed by non-U.S. copyright by country in alphabetical order, Reg. Nos. in numerical order.]




Licensor Name             Date of License/                 Title of
 and Address                 Sublicense                U.S. Copyright        Class           Reg. Date            Reg. No.
 -----------                 ----------                --------------        -----           ---------            --------





Licensor Name          Date of License/       Title of Non-U.S.
 and Address              Sublicense              Copyrights       Country        Class        Reg. Date        Reg. No.
 -----------             -----------             -----------      --------       ------        ---------       ---------



                                   B. Patents
                                   ----------

[List first in numerical order by U.S. Patent nos. followed by U.S. patent application nos., followed in alphabetical order by country, non-U.S. patent nos. followed by non-U.S. application nos. in numerical order.]



                                                                                          Application
Licensor Name            Date of License/            Title of                              Date/Filed/            Application/
 and Address                Sublicense              U.S. Patent             Class          Issue Date              Patent No.
 -----------                ----------              -----------             -----          ----------              -------------



                                                                                           Application
Licensor Name      Date of License/       Title of Non-                                     Date/Filed/          Application/
 and Address          Sublicense           U.S. Patent         Country         Class        Issue Date            Patent No.
 -----------          ----------           -----------         -------         -----        ----------            ----------





                                  C. Trademarks
                                  -------------

[List first in numerical order by U.S. trademark nos., followed by U.S. trademark application nos., followed in alphabetical order by country, non-U.S. trademark nos. followed by non-U.S. application nos. in numerical order.]



Licensor Name and        Date of License/                                          Application Date         Application
 Address                  Sublicense               U.S. Mark            Class       Filed/Reg. Date          Reg. No.
 -------                  ----------               ---------            -----       ---------------          --------




Licensor
Name and         Date of License/          Title of                                        Application Date        Application/
Address             Sublicense           Non-U.S. Mark        Country         Class        Filed/Reg. Date          Reg. No.
-------             ----------           -------------        -------        ------        ---------------          --------






                                    D. Others
                                   ----------


                                                    Date of License/
Licensor Name and Address                             Sublicense                                  Subject Matter
------------------------                              ----------                                  --------------




                                                                     SCHEDULE IV










                       PATENTS OWNED BY [NAME OF GRANTOR]



[Make a separate Schedule IV for each Grantor and if no patents owned so state. List in numerical order by Patent No./Patent Application No.]



                            U.S. Patent Registrations
                            -------------------------


  Patent Name               Class            Issue Date              Patent No.
  -----------               -----            ----------              ----------



                            U.S. Patent Applications
                            ------------------------

  Patent Name          Class         Filing Date         Patent Application No.
  ----------           -----         -----------         ----------------------



                          Non-U.S. Patent Registrations
                         -------------------------------
      [List in alphabetical order by country/numerical order by Patent No.]


Country        Patent Name           Class         Issue Date        Patent No.
-------        -----------           -----         ----------        ----------



                          Non-U.S. Patent Applications
                          ----------------------------

Country    Patent Name        Class      Filing Date   Patent Application No.
-------    -----------        -----      -----------   ----------------------

                                                                      SCHEDULE V



                TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]
                ------------------------------------------------

[Make a separate Schedule V for each Grantor and if no trademarks/trade names owned so state.
       List in numerical order by trademark registration/application no.]


                          U.S. Trademark Registrations
                          ----------------------------

  Mark             Class             Reg. Date           Reg. No.
  ----             -----             ---------           ---------


                           U.S. Trademark Applications
                           ---------------------------

  Mark             Class             Filing Date            Application No.
  ----             -----             -----------            ---------------


                          State Trademark Registrations
                          -----------------------------
     [List in alphabetical order by State/numerical order by trademark no.]

  State         Mark              Class            Reg. Date         Reg. No.
  -----         ----              -----            --------          --------


                          State Trademark Applications
                          ----------------------------
            [List in alphabetical order by trademark application no.]

  State         Mark           Class         Filing Date      Application No.
  -----         ----           -----         -----------      ---------------


                        Non-U.S. Trademark Registrations
                        --------------------------------
    [List in alphabetical order by Country/numerical order by trademark no.]


  Country           Mark          Class          Reg. Date      Reg. No.
  -------           ----          -----          ----------     --------


                         Non-U.S. Trademark Applications
                         -------------------------------
   [List in alphabetical order by Country/numerical order by application no.]

  Country           Mark          Class        Filing Date     Application No.
  -------           ----          -----        -----------     ---------------


                                             Trade Names
                                             -----------

     Country(s) Where Used                   Trade Names
     ---------------------                   -----------

                                                                  Annex 1 to the
                                                              Security Agreement








                                    [Form Of]
                             PERFECTION CERTIFICATE


  Reference is made to (a) the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Intersil Corporation, a Delaware corporation (the "Borrower"), Intersil Holding Corporation, a Delaware corporation ("Holdings"), the lenders from time to time party thereto (the "Lenders"), Credit Suisse First Boston, a bank organized under the laws of Switzerland, acting through its New York branch, as swingline lender (in such capacity, the "Swingline Lender"), as an issuing bank (in such capacity, an "Issuing Bank"), as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, Salomon Smith Barney Inc.., as syndication agent (in such capacity, the "Syndication Agent") and Morgan Guaranty Trust Company of New York, as documentation agent (in such capacity, the "Documentation Agent", and (b) the Subsidiary Guarantee Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee Agreement"), among the Subsidiary Guarantors and the Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement referred to therein, as applicable.

  The undersigned, a Financial Officer and the chief legal officer, respectively, of Holdings, hereby certify to the Collateral Agent and each other Secured Party as follows:

  1. Names.

  (a) The exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation, is as follows:

  (b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

  (c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

  (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

  (e) Set forth below is the Federal Taxpayer Identification Number of each
Grantor:

  2.  Current Locations.

  (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor         Mailing Address              County            State
-------         ---------------              ------            -----

  (b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an "*"):

Grantor         Mailing Address              County            State
-------         ---------------              ------            -----




  (c) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Collateral not identified above:

Grantor         Mailing Address              County            State
-------         ---------------              ------            -----



  (d) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a), (b) or (c) above:

Grantor         Mailing Address              County            State
-------         ---------------              ------            -----




  (e) Set forth below opposite the name of each Grantor are the names and addresses of all persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor         Mailing Address              County            State
-------         ---------------              ------            -----




  3. Unusual Transactions. All Accounts Receivable have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

  4. File Search Reports. Attached hereto as Schedule 4(A) are true copies of file search reports from the Uniform Commercial Code filing offices where filings described in Section 3.19 of the Credit Agreement are to be made. Attached hereto as Schedule 4(B) is a true copy of each financing statement or other filing identified in such file search reports.

  5. UCC Filings. Duly signed financing statements on Form UCC-1 in substantially the form of Schedule 5 hereto have been prepared for filing in the Uniform Commercial Code filing office in each jurisdiction where a Grantor has Collateral as identified in Section 2 hereof.

  6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

  7. Filing Fees. All filing fees and taxes payable in connection with the filings described in Section 5 above have been paid.

  8. Stock Ownership and other Equity Interests. Attached hereto as Schedule 8 is a true and correct list of all the duly authorized, issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests of the Borrower and of each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 8 is each equity investment of Holdings, the Borrower and each Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

  9. Debt Instruments. Attached hereto as Schedule 9 is a true and correct list of all promissory notes and all other evidence of indebtedness held by Holdings, the Borrower and each Subsidiary that are required to be pledged under the Pledge Agreement, including all intercompany notes between Holdings and each Subsidiary of Holdings and between each Subsidiary of Holdings and each other such Subsidiary.

  10. Advances. Attached hereto as Schedule 10 is (a) a true and correct list of all advances made by Holdings to any Subsidiary of Holdings or made by any Subsidiary of Holdings to Holdings or any other Subsidiary of Holdings, which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Pledge Agreement, and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to Holdings or any Subsidiary of Holdings.

  11. Mortgage Filings. Attached hereto as Schedule 11 is a schedule setting forth, with respect to each Mortgaged Property, (i) the exact corporate name of the corporation that owns such property as such name appears in its certificate of incorporation, (ii) if different from the name identified pursuant to clause
(i), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (iii) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

  12. Intellectual Property. Attached hereto as Schedule 12(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor's Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner, the registration number and the expiration date of each Patent, Patent License, Trademark and Trademark License owned by any Grantor. Attached hereto as Schedule 12(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor's Copyrights and Copyright Licenses, including the name of the registered owner, the registration number and the expiration date of each Copyright or Copyright License owned by any Grantor.

  IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [ ] day of [ ], 1999.

INTERSIL HOLDING CORPORATION,


                                   by:
                                       ------------------------------------
                                       Name:
                                       Title:[Financial Officer]


                                   by:
                                       ------------------------------------
                                       Name:
                                       Title: [Chief Legal Officer]

                                                                  Annex 2 to the
                                                              Security Agreement


                  SUPPLEMENT NO. __ dated as of          , to the Security

                  Agreement dated as of August 13, 1999, among INTERSIL CORPORATION, a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the "Grantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

         A. Reference is made to (a) the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Intersil Holding Corporation, a Delaware corporation, the lenders from time to time party thereto (the "Lenders"), CSFB, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as Collateral Agent, swingline lender and an issuing bank, Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent, and (b) the Subsidiary Guarantee Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee Agreement"), among the Subsidiary Guarantors and the Collateral Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

         C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Section 7.15 of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Grantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Grantor agree as follows:

         SECTION 1. In accordance with Section 7.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and con stitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

         SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE LAW OF THEIR LOCATION SHALL GOVERN WITH RESPECT TO THE CREATION, PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS IN FIXTURES AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO (IF APPLICABLE).

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.

         SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

         IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.


                                        [Name Of New Grantor],


                                        by:
                                            ----------------------------------
                                             Name:
                                             Title:
                                             Address:


                                        CREDIT SUISSE FIRST BOSTON,
                                        as Collateral Agent,


                                        by:
                                            ----------------------------------
                                             Name:
                                             Title:


                                        by:
                                            ----------------------------------
                                             Name:
                                             Title:

                                                                      SCHEDULE I
                                                     to Supplement No.___ to the
                                                              Security Agreement








                             LOCATION OF COLLATERAL



 Description                                                   Location
 -----------                                                   ---------

                                                                       EXHIBIT I

                                    [Form of]


                           SUBSIDIARY GUARANTEE AGREEMENT dated as of August 13,
                  1999, among each of the subsidiaries listed on Schedule I hereto (each such subsidiary individually, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors") of INTERSIL CORPORATION, a Delaware corporation (the "Borrower"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         Reference is made to the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Intersil Holding Corporation, a Delaware corporation ("Holdings"), the lenders from time to time party thereto (the "Lenders"), CSFB, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as Collateral Agent, swingline lender and an issuing bank, Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Subsidiary Guarantors is a wholly owned Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Subsidiary Guarantors of a Subsidiary Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Subsidiary Guarantors are willing to execute this Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION 1. Guarantee. Each Subsidiary Guarantor unconditionally guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents and (d) the due and punctual payment and performance of all obligations of the Borrower, under each Interest Rate Protection Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Interest Rate Protection Agreement was entered into (all the monetary and other obligations referred to in the preceding lettered clauses being collectively referred to as the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (a) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder and (b) under any Guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer
Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (i) applicable law or
(ii) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties (including the Indemnity, Subrogation and Contribution Agreement).

         SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Subsidiary Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any extension, renewal or increase of or in any of the Obligations, (c) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement or instrument, including with respect to any other Subsidiary Guarantor under this Agreement, (d) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party or (e) the failure or delay of any Secured Party to exercise any right or remedy against any other guarantor of the Obligations.

         SECTION 3. Security. Each of the Subsidiary Guarantors authorizes the Collateral Agent and each of the other Secured Parties, to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors of other obligors.

         SECTION 4. Guarantee of Payment. Each Subsidiary Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

         SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document, any Guarantee or any other agreement or instrument, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or that would otherwise operate as a discharge of each Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations) or which would impair or eliminate any right of such Subsidiary Guarantor to subrogation.

         SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Subsidiary Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Subsidiary Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Borrower or any other Subsidiary Guarantor or guarantor, as the case may be, or any security.

         SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Subsidiary Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of such Subsidiary Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Subsidiary Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Subsidiary Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         SECTION 8. Information. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Subsidiary Guarantors of information known to it or any of them regarding such circumstances or risks.

         SECTION 9. Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

         SECTION 10. Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Subsidiary Guarantor upon the bankruptcy or reorganization of the Borrower, any Subsidiary Guarantor or otherwise.

         SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Subsidiary Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Subsidiary Guarantor when a counterpart hereof executed on behalf of such Subsidiary Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Subsidiary Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Subsidiary Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Subsidiary Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by
Section 6.05 of the Credit Agreement, such Subsidiary Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor hereunder.

         SECTION 12. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

         SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Subsidiary Guarantor shall be given to it at its address set forth in Schedule I, with a copy to the Borrower.

         SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Subsidiary Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the L/C Exposure does not equal zero and as long as the Commitments and the L/C Commitment have not been terminated.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 18. Jurisdiction; Consent to Service of Process. (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

         (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 19. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

         SECTION 20. Additional Subsidiary Guarantors. Pursuant to Section 5.11 of the Credit Agreement, each Domestic Subsidiary of the Borrower that was not in existence on the date of the Credit

Agreement is required to enter into this Agreement as a Subsidiary Guarantor upon becoming a Subsidiary. Upon execution and delivery after the date hereof by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

         SECTION 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                     HARRIS SEMICONDUCTOR
                                     (PENNSYLVANIA), LLC,


                                        by:
                                            ---------------------------------
                                            Name:
                                            Title:


                                     HARRIS SEMICONDUCTOR (OHIO), LLC,

                                        by:
                                            ---------------------------------
                                            Name:
                                            Title:



                                     HARRIS SEMICONDUCTOR, LLC,

                                        by:
                                            ---------------------------------
                                            Name:
                                            Title:



                                     CHOICE MICROSYSTEMS, INC.,

                                        by:
                                            ---------------------------------
                                            Name:
                                            Title:


                                     CREDIT SUISSE FIRST BOSTON, as Collateral
                                     Agent,


                                        by:
                                            ---------------------------------
                                            Name:
                                            Title:

                                        by:
                                            ---------------------------------
                                            Name:
                                            Title:

                                                               Schedule I to the
                                                  Subsidiary Guarantee Agreement

   Subsidiary Guarantor                                          [Address]
   --------------------                                          ---------

                                                                  Annex 1 to the
                                                  Subsidiary Guarantee Agreement



                  SUPPLEMENT NO. dated as of                   , to the

                  Subsidiary Guarantee Agreement dated as of August 13, 1999, among each of the subsidiaries listed on Schedule I thereto (each such subsidiary individually, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors") of INTERSIL CORPORATION, a Delaware corporation (the "Borrower"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         A. Reference is made to the Credit Agreement dated as of August 13, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Intersil Holding Corporation, a Delaware corporation ("Holdings"), the lenders from time to time party thereto (the "Lenders"), CSFB, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as Collateral Agent, swingline lender and an issuing bank, Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subsidiary Guarantee Agreement and the Credit Agreement.

         C. The Subsidiary Guarantors have entered into the Subsidiary Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, each Domestic Subsidiary of the Borrower that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into the Subsidiary Guarantee Agreement as a Subsidiary Guarantor upon becoming a Subsidiary. Section 20 of the Subsidiary Guarantee Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Guarantors under the Subsidiary Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Subsidiary Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Subsidiary Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Subsidiary Guarantor agree as follows:

         SECTION 1. In accordance with Section 20 of the Subsidiary Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Subsidiary Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Subsidiary Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Subsidiary Guarantor" in the Subsidiary Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Subsidiary Guarantee Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Subsidiary Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Collateral Agent.

Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Subsidiary Guarantee Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Subsidiary Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Subsidiary Guarantee Agreement. All communications and notices hereunder to the New Subsidiary Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

         SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Collateral Agent.


         IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Collateral Agent have duly executed this Supplement to the Subsidiary Guarantee Agreement as of the day and year first above written.


                                    [Name Of New Subsidiary Guarantor],


                                    by:
                                       ---------------------------------
                                       Name:
                                       Title:
                                       Address:

                                    CREDIT SUISSE FIRST BOSTON, as Collateral
                                     Agent,


                                    by:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    by:
                                       ---------------------------------
                                       Name:
                                       Title:

                                                                     EXHIBIT J-1
                                    [FORM OF]




                                                          LAW OFFICES OF
                                                    DECHERT PRICE & RHOADS
      30 Rockefeller Plaza                                                                     1775 Eye St., N.W.
     New York, NY 10112-2200                       4000 Bell Atlantic Tower                 Washington, DC 20006-2401
         (212) 698-3500                                                                          (202) 261-3300
                                                       1717 Arch Street
 Princeton Pike Corporate Center                                                                65 Avenue Louise
          P.O. Box 5218                           Philadelphia, PA 19103-2793                1050 Brussels, Belgium
    Princeton, NJ 08543-5218                                                                   (011-32-2) 535-5411
         (609) 620-3200
                                                                                             Titmuss Sainer Dechert
    Thirty North Third Street                      Telephone: (215) 994-4000                    2 Serjeants' Inn
    Harrisburg, PA 17101-1603                         Fax: (215) 994-2222                   London EC4Y 1LT, England
         (717) 237-2000                                                                       (011-44-171) 583-5353

 Ten Post Office Square o South                                                                 55 Avenue Kleber
      Boston, MA 02109-4603                                                                    75116 Paris, France
         (617) 728-7100                                                                      (011-33-1) 53 65 05 00

      90 State House Square
     Hartford, CT 06103-3702
         (860) 524-3999








                                                                                          August 13, 1999

Credit Suisse First Boston                                    Morgan Guaranty Trust of New York
as Administrative Agent, Swingline Lender,                    as Documentation Agent
  Issuing Bank and Collateral Agent                           60 Wall Street
Eleven Madison Avenue                                         New York, New York,  10260
New York, New York,  10010


Salomon Smith Barney Inc.                                     The Lenders party to the Credit
as Syndication Agent                                          Agreement referred to below (all of
399 Park Avenue, 11th Floor                                   the Addressees, collectively, the
New York, NY  10043                                           "Creditors")



Ladies and Gentlemen:

                  We have acted as counsel to Intersil Corporation, a Delaware corporation (the "Borrower"), Intersil Holding Corporation, a Delaware corporation ("Holdings"), Harris Semiconductor (Pennsylvania), LLC, a Delaware limited liability company ("PALLC"), Harris Semiconductor (Ohio), LLC, a Delaware limited liability company, Harris Semiconductor, LLC, a Delaware limited liability company, Choice Microsystems, Inc., a Kansas corporation, each a wholly-owned subsidiary of the Borrower (each referred to herein as a "Subsidiary Guarantor" and together as the "Subsidiary Guarantors", and together with the Borrower and Holdings, each a "Credit Party" and together the "Credit Parties"), in connection with the execution and delivery today of the Credit Agreement (the "Credit Agreement"), among the Borrower, Holdings, the financial institutions party thereto as lenders (the "Lenders"), Credit Suisse First Boston, a bank organized under the laws of Switzerland, acting through its New York branch, as administrative agent (in such capacity, the "Administrative Agent"), and as Issuing Bank (in such capacity the "Issuing Bank"), swingline lender (in such capacity, the "Swingline Lender")

The Creditors under the Credit Agreement dated as of August 13, 1999 August 13, 1999
Page 2


and collateral agent (in such capacity, the "Collateral Agent"), Salomon Smith Barney Inc., as syndication agent (in such capacity, the "Syndication Agent"), and Morgan Guaranty Trust of New York as documentation agent (in such capacity, the "Documentation Agent"). This opinion is delivered pursuant to Section 4.02(a)(i) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the documents (the "Credit Documents") listed on Schedule A. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, and other corporate documents as we have deemed necessary for the purpose of this opinion.

                  References in this opinion to an "Applicable UCC" shall mean:
(i) in the case of the Commonwealth of Pennsylvania, the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Pennsylvania and (ii) in the case of the States of Alabama, Colorado, Florida, North Carolina, New Jersey and Ohio, the Uniform Commercial Code as in effect on the date hereof in the States of Alabama, Colorado, Florida, North Carolina, New Jersey and Ohio, respectively, without regard to the case law decided thereunder.

                  In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the accuracy, completeness and conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have assumed that each party to the Credit Documents (other than the Credit Parties) has the legal power and authority to enter into and perform its obligations under such Credit Documents, and that such Credit Documents have been duly authorized, executed and delivered by such persons, and that such Credit Documents are the legal, valid and binding obligations of such persons, enforceable against such persons in accordance with their terms.

                  Our opinions set forth herein are based on our consideration of only those statutes, rules, regulations and judicial decisions which, in our experience, are normally applicable to or normally relevant in connection with a transaction of the type contemplated by the Credit Documents.

                  As to questions of fact we have relied upon representations of the Credit Parties in the Credit Documents and on certificates of officers of each Credit Party, public officials and other appropriate persons and we have made no independent inquiry into the accuracy of such representations. Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual knowledge of the Dechert Price & Rhoads' attorneys who have rendered substantive legal services to the Credit Parties in connection with the transactions contemplated by the Credit Documents, which knowledge has been obtained by such attorneys in their capacity as such. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or

The Creditors under the Credit Agreement dated as of August 13, 1999 August 13, 1999
Page 3



absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

                  Based upon the foregoing, it is our opinion that:

                  1. Each of the Credit Parties (a) is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of the jurisdiction in which it was incorporated, (b) has the corporate or limited liability company, as applicable, power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (c) has the corporate or limited liability company, as applicable, power and authority to execute and deliver each Credit Document to which it is a party and perform its obligations thereunder and, in the case of the Borrower, to borrow under the Credit Agreement.

                  2. The execution and delivery of the Credit Documents and the performance under each of the Credit Documents by the Credit Party party thereto, and the creation of the security interests contemplated thereby (a) have been duly authorized by all requisite corporate or limited liability company, as applicable, action by such Credit Party and (b) will not (i) violate
(A) any provision of the certificate of incorporation, by-laws, certificate of formation or limited liability company agreement of any Credit Party, as applicable, (B) assuming the proceeds of the Borrowings will be used in accordance with the terms of the Credit Agreement, any law, statute, rule or regulation under the federal laws of the United States, the state of New York, the Delaware General Corporation Law or the Delaware Limited Liability Company Act, or, to our knowledge, any order of any Governmental Authority of the United States or such states or (C) any provision of any indenture or other agreement set forth on Schedule B or, (ii) result in the creation or imposition of any Lien upon any property or assets now owned or hereafter acquired by such Credit Party (other than any Lien created or permitted under the Credit Documents) with respect to any agreement set forth on Schedule B, except, in the cases of Clause 2(b)(i)(B), to the extent any such violation, singly or in the aggregate with all other such violations, would not reasonably be expected to result in a Material Adverse Effect.

                  3. Each Credit Document has been duly executed and delivered by each of the Credit Parties party thereto and each Credit Document (other than the Mortgages for the real estate located in Ohio and Florida as to which we express no opinion) constitutes the legal, valid and binding obligation of such Credit Party, in each case enforceable against such Credit Party in accordance with its terms.

                  4. No action, consent, approval of, registration or filing with or exemption by any federal or New York Governmental Authority or any Governmental Authority under the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required to authorize the execution, delivery and performance of the Credit Documents by the Credit Parties party thereto other than (i) the filing of any Applicable UCC filings and recordations and filings with the United States Patent and Trademark Office and the United States Copyright

The Creditors under the Credit Agreement dated as of August 13, 1999 August 13, 1999
Page 4



Office, (ii) the recordation of the Mortgages, and (iii) such authorizations and approvals as have already been obtained and are in full force and effect.

                  5. To our knowledge there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting any Credit Party that involve the Credit Documents or the Transactions.

                  6. Based solely on our review of the Certificates of Incorporation, by-laws, stock record books, Certificates of Formation and Limited Liability Company Agreements of the Borrower and each of the Subsidiary Guarantors (a) all shares of capital stock of the Borrower and the Subsidiary Guarantors which are corporations have been duly and validly issued, are fully paid and non-assessable and, except as set forth on Schedule 3.08 to the Credit Agreement, are owned by Holdings or the Borrower, as the case may be, directly or indirectly, and (b) all membership interests of the Subsidiary Guarantors which are limited liability companies are owned of record by the Borrower.

                  7. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  8. None of the Credit Parties is a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

                  9. None of the execution, delivery or performance by the Borrower of the Credit Agreement, nor compliance by it with the terms and provisions thereof will contravene Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                  10. The Security Interest created in favor of the Collateral Agent under the Pledge Agreement for the benefit of the Secured Parties constitutes a valid and perfected security interest in, lien on or pledge of the Collateral (as defined in the Pledge Agreement) pledged by the Credit Parties, subject to no prior Liens.

                  11. The Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a security interest in the Collateral (as defined in the Security Agreement) pledged by the Credit Parties, in which a security interest may be created under Article 9 of the New York Uniform Commercial Code.

                  12. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks (the "New Patent and Trademark Filings") filed in connection with the Credit Agreement in the United States Patent and Trademark Office along with the filings referred to in paragraphs 13 and 14 below and those made in Florida and Ohio as described in the opinions of Florida and Ohio counsel delivered to the Creditors on the date hereof (the "Local Filings") are

The Creditors under the Credit Agreement dated as of August 13, 1999 August 13, 1999
Page 5

effective, under applicable law, to perfect the security interests granted to the Collateral Agent in the trademarks and patents owned of record by the Credit Parties under the Security Agreement and the filing of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office along with the filings referred to in paragraphs 13 and 14 below and the Local Filings are effective under federal law, to perfect the security interest granted to the Collateral Agent in the copyrights, if any, covered by the Security Agreements.

                  13. The Pennsylvania and New Jersey financing statements, copies of which are attached as Exhibit A-1 hereto (the "Financing Statements"),
(a) are in proper form for filing under the applicable laws of the Commonwealth of Pennsylvania and the State of New Jersey, as applicable, (b) adequately describe the Collateral described therein and to provide sufficient notice to third parties of the security interest referenced therein and (c) in the case of the Pennsylvania Financing Statements, are required to be filed with the Secretary of State of the Commonwealth of Pennsylvania, the Luzerne County Prothonotary, Luzerne County, Pennsylvania, the Luzerne County Recorder of Deeds, Luzerne County, Pennsylvania, the Montgomery County Prothonotary, Montgomery County, Pennsylvania, the Montgomery County Recorder of Deeds, Montgomery County, Pennsylvania, and in the case of the New Jersey Financing Statements, are required to be filed with the State of New Jersey, UCC Division
- Secretary of State and the Somerset County Clerk, Somerset County, NJ. Upon the proper filing of the Pennsylvania and New Jersey Financing Statements, the Collateral Agent for the benefit of the Secured Parties will have a valid and duly perfected security interest in those items and types of Collateral pledged by the Credit Parties as defined in the Security Agreement in which a security interest may be perfected by filing under the Applicable UCC (the "Filing Collateral"). The filing of the Pennsylvania and New Jersey Financing Statements with the recorders and the offices set forth above in this paragraph 13 are the only actions, recordings or filings necessary to perfect the security interest in the Filing Collateral to the extent that such interest may be perfected by filing under the Applicable UCC.

                  14. Upon the proper filing of properly completed financing statements for each Credit Party in the applicable offices listed on Schedule C hereto, assuming that the representations made by each Credit Party in the Credit Documents are and remain true and correct, the Security Interest in favor of the Collateral Agent for the benefit of the Secured Parties will be perfected to the extent a security interest in the applicable collateral pledged by the Credit Parties may be perfected by filing a financing statement under each Applicable UCC of the States referred to on Schedule C.

                  15. The Pennsylvania Mortgage is in proper form under applicable laws of the Commonwealth of Pennsylvania (a)(i) to be accepted for recording by the Recorder of Luzerne County and (ii) to be enforceable against PALLC in accordance with its terms, and (b)(i) to create and constitute a valid, legal, binding and enforceable mortgage lien on the real property described therein (the "Real Property"), and (ii) to create and constitute valid, legal, binding and

The Creditors under the Credit Agreement dated as of August 13, 1999 August 13, 1999
Page 6


enforceable perfected security interests in such of the Mortgaged Property as is subject to the provisions of Article 9 of the UCC and constituting fixtures ("Fixtures").

                  16. Filing of a financing statement to be filed as a fixture filing pursuant to the Applicable UCC for the Commonwealth of Pennsylvania, will result in the perfection of the security interests in the Fixtures (the "Fixture Liens"), and no other or further or subsequent filing, refiling, recording, re-recording, registration or re-registration of the Pennsylvania Mortgage or such Financing Statement or any other instrument will be necessary to continue the Mortgage Liens or the perfection of the Fixture Liens other than filing of continuation statements as required by such Applicable UCC.

                  We are members of the bar of the States of New York and New Jersey and the Commonwealth of Pennsylvania and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than federal laws of the United States of America, the law of the State of New York and the General Corporation Law and Limited Liability Company Act of the State of Delaware and for purpose of our opinion in paragraph 13 only the laws of the State of New Jersey and the Commonwealth of Pennsylvania. In giving the opinions with respect to Choice Microsystems, Inc. in paragraph 1 and clause (a) of paragraph 2 above, we have assumed that the applicable corporation law of the state of Kansas is identical to the Delaware General Corporation Law.

                  Our opinions expressed above are subject to the qualifications and limitations that (i) the availability of certain rights and remedies may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws and decisions relating to or affecting debtor's obligations and creditor's rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) certain provisions of the Credit Documents that permit the Lenders or others to take action or make determinations, or to benefit from indemnities and similar undertakings, may be subject to the requirement that such action be taken or such determination be made, and that any action or inaction by the Lenders and others that may give rise to a request for payment under such undertakings be taken or not taken, on a reasonable basis and in good faith; and (iii) certain remedial provisions of the Credit Documents may be limited by, or unenforceable under, the statutes and judicial decisions of the courts of the United States of America and other applicable jurisdictions, but, in our opinion, such statutes and judicial decisions do not make the remedies set forth in the Credit Documents as to which we have opined in Paragraph 3 inadequate for the realization of the practical benefits of the security intended to be provided thereby, except (A) for the economic consequence of any delay which may be imposed thereby or result therefrom and (B) that we express no opinion as to the rights of any of the parties to the Credit Documents to accelerate the due dates of any payment due thereunder or to exercise other remedies available to them on the happening of a non-material breach of any such document or agreement.

The Creditors under the Credit Agreement dated as of August 13, 1999 August 13, 1999
Page 7

                  We have made no examination of and express no opinion with respect to: (i) the title to, ownership of or rights in real property, personal property or fixtures; (ii) the accuracy or sufficiency of any descriptions of Collateral, or of any financing statements intended to perfect any security interest in Collateral; (iii) the validity or ownership of any trademarks, patents or licenses; (iv) the existence or absence of any liens, charges or encumbrances on any Collateral; and (v) except as expressly set forth in paragraph 10, 12, 13, 14, 15 and 16 the perfection or the priority of any lien or security interest.

                  We have reviewed the filing offices listed on Schedule C hereto with officers of the Credit Parties who have affirmed that such Schedule identifies the jurisdictions in which the Credit Parties are located. We are not members of the bar in any jurisdiction listed on Schedule C ("Other Jurisdictions"), (and as such are not admitted to give opinions in such jurisdictions) nor do we purport to be experts in the laws of such Other Jurisdictions, nor did we review official codifications of the laws of such Other Jurisdictions. We did, however, at your request, review standard compilations of the versions of the Uniform Commercial Code in effect in such Other Jurisdictions and compared the information reported therein to the list of filing offices on Schedule C, and our opinion in paragraph 14 is limited as set forth in this paragraph and above is based solely on these procedures and not upon any other review of the law of the Other Jurisdictions.

                  In giving the opinion set forth in paragraph 10 above, we have assumed that (i) the Collateral Agent has possession and sole control of certificates representing the Pledged Securities accompanied by appropriate stock powers or other transfer instruments; (ii) the Collateral Agent has no notice of any adverse claim with respect to the Pledged Securities as such term is used in Section 8-302 of the UCC; (iii) no part of the Pledged Securities is subject to a security interest that could be perfected without possession and control pursuant to the Applicable UCC or that is perfected under the laws of another jurisdiction by means other than possession, or constitutes the proceeds of any property subject to a third party security interest; and (iv) the Pledged Securities are not subject to (A) any lien of any government or any agency or instrumentality thereof, including without limitation, any federal, state or local tax lien, (B) any claims or any federal priority statute (31 U.S.C. ss.
3713), (C) any lien arising under the Employee Retirement Income Security Act of 1974, as amended, or (D) any lien arising by operation of law other than under the Applicable UCC (including without limitation any attachment or execution lien) or other lien which does not require possession to take priority over the security interests.

                  Without limiting the generality of the foregoing, no opinion is expressed as to the legality, validity, binding nature or enforceability, of
(i) the availability of specific performance or the equitable remedies for noncompliance with any of the provisions of the Credit Documents; (ii) any self-help provisions; (iii) provisions in the Credit Documents purporting to waive the effect of applicable laws; (iv) provisions that purport to establish evidentiary standards; (v) provisions that provide for the enforceability of the remaining terms and provisions of the applicable Credit Document in circumstances in which certain other terms and provisions of such

The Creditors under the Credit Agreement dated as of August 13, 1999 August 13, 1999
Page 8


Credit Documents are illegal or unenforceable; (vi) provisions that provide that certain rights or obligations are absolute or unconditional; (vii) provisions related to waivers of remedies (or the delay or omission of enforcement of remedies), disclaimers, liability limitations or limitations on the obligations of the Lenders in circumstances in which a failure of condition or default by the Borrower is not material; (viii) provisions related to releases or waivers of legal or equitable rights, discharges of defenses, or reimbursement or indemnification in circumstances in which the person seeking reimbursement or indemnification has breached its duties under the applicable Credit Document, or otherwise, or itself has been negligent; (ix) provisions which purport to authorize any person to sign or file financing statements without the signature of the debtor (except to the extent that a secured party may execute and file financing statements without the signature of the debtor under Section 9-402(2) of the Applicable UCC); (x) provisions which purport to grant a power of sale or similar right other than judicial foreclosure with respect to any real estate;
(xi) provisions which purport to waive any Credit Party's equitable rights of redemption or other rights of redemption; or (xii) waive the right to trial by jury, the right of appraisement, marshaling of assets, statutes of limitation, suretyship defenses, jurisdiction or election of remedies.

                  This opinion speaks only as of the date hereof. We have no obligation to advise the addressees (or any third party) of any changes in the law or facts that may occur after the date of this opinion.

                  This opinion is being furnished only to the addressees and is solely for their benefit and the benefit of their participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation (other than the successors and assigns of the addressees, but then only as of the date hereof) for any purpose, without our prior written consent.

                                           Very truly yours,



                                           /s/ Dechert Price & Rhoads

                                   Schedule A


(a)    the Credit Agreement;

(b)    the Parent Guarantee Agreement;

(c)    the Subsidiary Guarantee Agreement;

(d)    the Security Agreement;

(e)    the Pledge Agreement;

(f)    the Indemnity, Subrogation and Contribution Agreement;

(g)    the Mortgages

(h)    the Holdings Subordinated Notes

                                   Schedule B


Senior Subordinated Note Documents

Seller Subordinated Notes

Seller Subordinated Note Indenture

Holdings Junior Subordinated Debentures

Holdings Subordinated Notes

Holdings Subordinated Credit Agreement

Holdings Series A Preferred Stock

Seller Subordinated Notes

                                   Schedule C


Intersil Holding Corporation
FILING LOCATIONS:
-----------------

          State of Florida, UCC Division - Secretary of State
          Brevard County, FL - Brevard County UCC Recorder
          Brevard County, FL - Brevard County Recorder of Deeds

Intersil Corporation
FILING LOCATIONS:
-----------------

          State of Alabama -Secretary of State
          Madison County, AL - Madison County UCC Recorder
          State of Colorado. UCC Division - Secretary of State
          Denver County, Colorado, UCC Recorder - Denver County Clerk and Recorder State of Florida, UCC Division - Secretary of State Brevard County, FL - Brevard County UCC Recorder State of North Carolina. UCC Division - Secretary of State Durham County, NC - Durham County UCC Recorder State of Ohio, UCC Section - Secretary of State Hancock County, OH - Hancock County UCC Recorder

Harris Semiconductor (Pennsylvania), LLC
FILING LOCATIONS:
-----------------

          State of Florida, UCC Division - Secretary of State
          Brevard County, FL - Brevard County UCC Recorder

Harris Semiconductor (Ohio), LLC
FILING LOCATIONS:
-----------------

          State of Florida, UCC Division - Secretary of State Brevard County, FL - Brevard County UCC Recorder State of Ohio, UCC Section - Secretary of State Hancock County, OH - Hancock County UCC Recorder Hancock County, OH - Hancock County Official Records

Harris Semiconductor, LLC
FILING LOCATIONS:
-----------------

          State of Florida, UCC Division - Secretary of State
          Brevard County, FL - Brevard County UCC Recorder

Choice Microsystems, Inc.
FILING LOCATIONS:
-----------------

          State of Texas, UCC Section - Secretary of State
          Bexar County, TX, UCC Recorder - Bexar County Clerk

                                                                     EXHIBIT J-2






                                 [Letterhead of]

                                  Local Counsel



                                                               August  13, 1999


           Credit Suisse First Boston,
           as Administrative Agent, Swingline Lender,
           Issuing Bank and Collateral Agent
           Eleven Madison Avenue
           New York, NY 10010

           Salomon Smith Barney Inc.,
           as Syndication Agent
           399 Park Avenue, 11th Floor
           New York, NY 10043

           Morgan Guaranty Trust Company of New York, as Documentation Agent
           60 Wall Street
           New York, NY 10260

           The Lenders party to the Credit
           Agreement referred to below (all of
           the Addressees, collectively, the
           "Creditors")

           Ladies and Gentlemen:

         We have acted as special counsel in the State of [ ] (the "State") to Intersil Corporation, a Delaware corporation (the "Borrower"), Intersil Holding Corporation, a Delaware corporation ("Holdings "), Harris Semiconductor (Pennsylvania), LLC, a Delaware limited liability company, Harris Semiconductor
(Ohio), LLC, a Delaware limited liability company, Harris Semiconductor, LLC, a Delaware limited liability company, Choice Microsystems, Inc., a Kansas corporation, each a wholly owned subsidiary of the Borrower (each referred to herein as a "Guarantor" and together as the "Guarantors"), in connection with the execution and delivery today of, and the consummation of the transactions contemplated by, the Credit Agreement dated as of August 13, 1999 (the "Credit Agreement"), among the Borrower, Holdings, the financial institutions party thereto as lenders (the "Lenders"), Credit Suisse First Boston, a bank organized under the laws of Switzerland, acting through its New York branch, as administrative agent (in such capacity, the "Administrative Agent"), and as issuing bank (in such capacity, the "Issuing Bank"), swingline lender (in such capacity, the "Swingline Lender") and collateral agent (in such capacity, the "Collateral Agent"), Salomon Smith Barney Inc., as syndication agent, and Morgan Guaranty Trust Company of New York, as documentation agent. This opinion is delivered pursuant to Section 4.02(a) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.


                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):


                  (a)   the Credit Agreement;

                  (b)    the Parent Guarantee Agreement;

                  (c)    the Subsidiary Guarantee Agreement;

                  (d)    the Security Agreement;

                  (e)    the Pledge Agreement;

                  (f)    the Indemnity, Subrogation and Contribution Agreement;

                  (g)    the Mortgage on the real estate in the State;

                  (h)    UCC-1 financing statements, copies of
                         which are attached hereto as Exhibit A
                         (the "UCC-1 Financing Statements"); and

                  [(i)   UCC-3 financing statements, copies of
                         which are attached hereto as Exhibit B
                         (the "UCC-3 Financing Statements")].

          In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and other documents, and have made such other investigations, as we have deemed necessary for the purpose of this opinion.

         References in this opinion to the "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State.

         In rendering this opinion to you, we have assumed that:

                  (a) there has occurred due execution and delivery of the Documents; and

                  (b) except as otherwise set forth in the applicable Security Documents, the Borrower and each Guarantor, as applicable, owns the Mortgaged Property (as defined in the Mortgage) and the Collateral (as defined in the Security Agreement and the Pledge Agreement).

         Subject to the foregoing assumptions, we are of the opinion that:

         1. None of the Collateral Agent or the other Creditors is required (a) to be qualified to do business, file any designation for service of process or file any reports or pay any taxes in the State, or (b) to comply with any statutory or regulatory requirement applicable only to financial institutions chartered or qualified or required to be chartered or qualified to do business in the State, in each case by reason of the execution and delivery or filing or recording, as applicable, of any of the Documents, or by reason of the participation in any of the transactions under or contemplated by the Documents, including, without limitation, the extension of any credit contemplated thereby, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder. If it were determined that such qualification and filing were required, the validity of the Documents would not be affected thereby, but (a) if the Collateral Agent were not qualified it would be precluded from enforcing its rights as collateral agent on behalf of the Creditors in the courts of the State until such time as it is admitted to transact business in the State or (b) assuming the Creditors would institute remedies without the Collateral Agent, they would be precluded from enforcing their rights in the courts of the State until such time as they were admitted to transact business in the State. However, the lack of qualification would not result in any waiver of rights or remedies pending such qualification.

         2. The execution, delivery, filing or recording, as applicable, and performance by the Borrower and each Guarantor of each of the Documents to which each of them is a party (i) will not violate any existing law, governmental rule or regulation of the State and (ii) do not require any license, permit, authorization, consent or other approval of, any exemption by, or any registration, recording or filing with any court, administrative agency or other Governmental Authority of the State.

          3. Assuming that the Security Agreement and the Pledge Agreement were governed by the law of the State for the purpose of rendering the opinion set forth in this paragraph, each of the Security Agreement and the Pledge Agreement is in proper form under the applicable laws of the State to (i) be enforceable against the grantors or pledgors named therein in accordance with its terms and
(ii) create and constitute a valid security interest in, lien on or pledge of the Collateral.

          4. The Mortgage is in proper form under applicable laws of the State
(a)(i) to be accepted for recording by the Recorder of [ ] County and (ii) to be enforceable against the Borrower and each Guarantor, as applicable, in accordance with its terms, and (b)(i) to create and constitute valid, legal, binding and enforceable mortgage lien[s] on the real property described therein (the "Real Property"), (ii) to create and constitute valid, legal, binding and enforceable perfected security interests in such of the Mortgaged Property (the "UCC Property") as is subject to the provisions of Article 9 of the UCC, and
(iii) to create and constitute valid, legal, binding and enforceable perfected common law liens on or pledges of such of the Mortgaged Property as is not UCC Property or Real Property (such property, together with the UCC Property, the "Personal Property").

          [5. The UCC-3 Financing Statements are in proper form under the applicable laws of the State (a) (i) for filing and (ii) to be enforceable against the Secured Party named therein (the "Releasing Secured Party") in accordance with their terms, (b) to release and discharge any right, title or interest of the Releasing Secured Party in the property described therein and
(c) are required to be filed with the Office of the Secretary of State of the State and with the Recorder of [ ] County.]

          6. The UCC-1 Financing Statements relating to the Mortgage (a) are in proper form under the applicable laws of the State for filing, (b) adequately identify the collateral described therein to provide sufficient notice to third parties of the security interest referenced therein and (c) are required to be filed with the Office of the Secretary of State of the State and with the Recorder of [ ] County. The UCC-1 Financing Statements relating to the Security Agreement (a) are in proper form under the applicable laws of the State for filing, (b) adequately identify the collateral described therein to provide sufficient notice to third parties of the security interest referenced therein and (c) are required to be filed with the Office of the Secretary of State of the State and with the Recorder of [ ] County. Upon the filing of the UCC-l Financing Statements, the Collateral Agent for the benefit of the Creditors will have a valid and duly perfected security interest in and lien on the Personal Property and Collateral (including after-acquired property) described in the Mortgage and the Security Agreement, respectively.

          7. The recording of the Mortgage and the filing of the UCC-1 Financing Statements with the recorders and in the offices described above are the only actions, recordings or filings necessary to publish notice and protect the validity of and to establish of record the rights of the parties under the Mortgage and Security Agreement, except (i) that continuation statements under the UCC are required to be filed within six months prior to the expiration of five years from the date of filing of the UCC-1 Financing Statements, and (ii) that a security interest in or pledge of money or instruments, other than money or instruments constituting chattel paper, cannot be perfected by filing UCC-1 Financing Statements or recording a Mortgage, but must be perfected by taking physical possession thereof.

          8. Subject to appropriate continuation or perfection under the UCC as set forth the preceding paragraph, the priority of the security interest in, lien on or pledge of the Collateral created by the Security Agreement and the Pledge Agreement with respect to any extension of credit (each, a "Further Advance") made or deemed to have been made by the Creditors after the date (the "Perfection Date") on which the security interest in, lien on or pledge of the Collateral shall have been perfected will be the same as the priority of the security interest, lien on or pledge of the Collateral with respect to all extensions of credit made or deemed to have been made by the Creditors on or before the Perfection Date, and such priority will not be affected by the rights in and to the Collateral of any third party whose interest in the Collateral attached thereto after the Perfection Date but prior to the date of such Further Advance.

          9. The Collateral Agent has the power without naming all the Creditors in any applicable legal proceeding to exercise remedies under the Security Documents for the realization of any of the Mortgaged Property or the Collateral in its own name, as collateral agent.

          10. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to the State or to any jurisdiction therein on account of the execution or delivery or recording or filing of the Mortgage or any of the other Documents or the creation of the indebtedness evidenced or secured by any of the Documents, as applicable, except for nominal filing or recording fees.

          [In the event that an intangible tax would be required to be paid in connection with any of the transactions described in the preceding paragraph, please describe with specificity in the context of this transaction, and the collateral to be secured in your State, (a) the nature of the tax, (b) how and when it is paid, (c) how it is calculated, (d) what forms or other documentation would be required, and (e) any other information that would be necessary or useful in order for the Borrower or any Guarantor to comply with the payment of such tax. In the event that an intangible tax would not be required to be paid, please specify that the intangible tax is inapplicable and the basis for such conclusion.]

          11. The transfer of all or any portion of the Mortgaged Property in connection with the exercise of any remedy under the Mortgage, including, without limitation, by way of judicial foreclosure, will not restrict, affect or impair the liability of the Borrower and the other Loan Parties with respect to the indebtedness secured thereby or the mortgagee's rights or remedies relating thereto, including the foreclosure or enforcement of any other security interest or liens securing such indebtedness, and the laws of the State do not require a lienholder to elect to pursue its remedies either against mortgaged real property or personal property where such lienholder holds security interests and liens on both real and personal property of a debtor.

          12. A State court or a federal court applying the choice of laws principles prevailing under the laws of the State to which the question is presented will give effect to the provisions in the Documents selecting the laws of the State of New York as the governing law thereof (except as therein provided) and will apply such laws, rather than the laws of the State, to the construction and application thereof.

          13. Assuming that the Documents were governed by the law of the State for the purpose of rendering the opinion set forth in this paragraph, (a) none of the provisions of the Documents will violate any law, statute or regulation of the State relating to usury and (b) the use of counterpart copies of any of the Documents does not affect the enforceability of any of the Documents.

          We are admitted to practice in the State. We express no opinion as to matters under or involving the laws of any jurisdiction other than laws of the United States and the State and its political subdivisions.

          This opinion may be relied upon by each of you, by any successors and assigns of the Administrative Agent, the Collateral Agent or the Issuing Bank, and any participant, assignee or successor to the interests of the Lenders under the Loan Documents.

                                            Very truly yours,

                                   Schedule A
                                   -----------

                                  SUBSIDIARIES

                                    Exhibit A
                                   ----------

                           UCC-1 FINANCING STATEMENTS

                                   [Exhibit B
                                   ----------

                           UCC-3 FINANCING STATEMENTS]